Filed Pursuant to Rule 424(b)(5)
Registration No. 333-130036

Prospectus Supplement to Prospectus dated December 1, 2005.
29,800,000 Units

XL Capital Ltd
7.00% Equity Security Units

—————————

     This is an offering of 7.00% Equity Security Units of XL Capital Ltd, which we refer to as the “units.” Each equity security unit has a stated amount of $25 and will initially consist of (a) a contract pursuant to which you agree to purchase, for $25, Class A Ordinary Shares of XL Capital Ltd, which we refer to as our “ordinary shares,” on February 15, 2009 and (b) a 1/40, or 2.5%, ownership interest in a senior note of XL Capital Ltd due February 15, 2011 with a principal amount of $1,000. The ownership interest in the senior note will initially be held as a component of your equity security unit and will be pledged to secure your obligation to purchase our ordinary shares under the related purchase contract.

     Concurrently with this offering, XL Capital Ltd is offering 33,846,000 ordinary shares in a separate offering. The consummation of this offering and the consummation of the offering of ordinary shares are not conditioned upon each other.

     We will make quarterly contract adjustment payments to you under the purchase contract at the annual rate of 1.75% of the stated amount of $25 per purchase contract. In addition, we will make quarterly interest payments on the senior notes at the initial annual rate of 5.25%. We have the right to defer the contract adjustment payments on the purchase contracts, but not the interest payments on the senior notes. If the senior notes are successfully remarketed on or before the third business day prior to February 15, 2009, the interest rate on the senior notes will be reset. The senior notes are unsecured and rank equally with all of our other unsecured and unsubordinated debt. The units will be sold initially by the underwriters in a minimum number of 40 units.

     All of the equity security units will be issued as normal units (as defined below). Unless you separate your senior notes from your purchase contracts by substituting U.S. treasury securities for your senior notes as described in this prospectus supplement, your equity security units will remain normal units. If a special event redemption described in this prospectus supplement occurs before February 15, 2009, the senior notes represented by the normal units may be replaced by the treasury portfolio described in this prospectus supplement. If an accounting event occurs and is continuing prior to the stock purchase date, we may, at our option, fix the settlement rate according to a formula based on the Black-Scholes option pricing model as described in this prospectus supplement.

     Our ordinary shares are listed on the New York Stock Exchange under the symbol “XL”. The last reported sale price of our ordinary shares on December 6, 2005 was $65.65 per ordinary share. We have applied to list the normal units on the New York Stock Exchange. Prior to this offering, there has been no public market for the equity security units.

See “Risk Factors” beginning on page S-17 to read about certain factors you should consider before buying units.

—————————

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Unit	Total

Initial price to public	$25.00	$745,000,000
Underwriting discount	$0.75	$22,350,000
Proceeds, before expenses, to XL Capital Ltd	$24.25	$722,650,000

     The initial public offering price set forth above does not include accumulated contract adjustment payments and accrued interest, if any. Contract adjustment payments on the purchase contracts and interest on the senior notes will accrue from the date of initial issuance of the units, expected to be December 9, 2005.

—————————

     The underwriters expect to deliver the equity security units in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about December 9, 2005.

—————————

Joint Book-Running Managers
Goldman, Sachs & Co.		Citigroup
———————––––––––––——
Joint Lead Managers
JPMorgan	Merrill Lynch & Co.	Wachovia Securities
———————––––––––––——
Senior Co-Managers
ABN AMRO Rothschild LLC	Banc of America Securities LLC	Barclays Capital
Deutsche Bank Securities	HSBC	KeyBanc Capital Markets
Lazard Capital Markets	Lehman Brothers	UBS Investment Bank
———————––––––––––——
Prospectus Supplement dated December 6, 2005.

—————————————————————

     You should read this prospectus supplement along with the accompanying prospectus carefully before you invest. Both documents contain important information you should consider when making your investment decision. This prospectus supplement contains specific details regarding this offering and the accompanying prospectus contains information about our securities generally, some of which does not apply to this offering. This prospectus supplement may add, update or change information in the accompanying prospectus. To the extent that there is a conflict between the information contained or incorporated by reference in this prospectus supplement, on the one hand, and the information contained or incorporated by reference in the accompanying prospectus, on the other hand, you should rely on the information contained or incorporated by reference in this prospectus supplement.

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the ordinary shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

     The distribution of this prospectus supplement and the accompanying prospectus and the offering and sale of the equity security units in certain jurisdictions may be restricted by law. XL Capital Ltd and the underwriters require persons into whose possession this prospectus supplement and the accompanying prospectus come to inform themselves about and to observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any of the equity security units in any jurisdiction in which such offer or invitation would be unlawful.

     XL Capital Ltd is prohibited from making any invitation to the public of the Cayman Islands to purchase the equity security units. Non-resident or exempted companies or other non-resident or exempted entities established in the Cayman Islands, however, may purchase the equity security units.

     Unless the context otherwise requires, references in this prospectus supplement to our “ordinary shares” are to our Class A Ordinary Shares, par value $0.01 per share.

     In this prospectus supplement and the accompanying prospectus, references to “dollar” and “$” are to United States currency, and the terms “United States” and “U.S.” mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our equity security units. You should read carefully this entire prospectus supplement, including the “Risk Factors” section, the accompanying prospectus and the information incorporated by reference, herein and therein. In this prospectus supplement, “XL Capital”, “we”, “our”, “ours” and “us” refer to XL Capital Ltd unless the context otherwise requires.

XL Capital Ltd

     We, together with our subsidiaries, are a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

     Our principal executive offices are located at XL House, One Bermudiana Road, Hamilton, Bermuda HM 11. Our telephone number is (441) 292-8515. Our website address is www.xlcapital.com. The information contained on our website is not incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus.

     You can also obtain additional information about us in the reports and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Incorporation of Documents by Reference” in this prospectus supplement and “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in the accompanying prospectus.

Recent Developments

Winterthur International

     On December 5, 2005 the previously announced draft report of the independent actuary appointed in connection with our acquisition of certain Winterthur International operations from Winterthur Swiss Insurance Company (“WSIC”) in 2001 became final and we expect to record the previously announced charge of approximately $830 million relating to the actuarial process in the fourth quarter of 2005. An aggregate of approximately $575 million (including interest) will be due to us from WSIC by December 12, 2005.

Hurricanes Wilma, Katrina and Rita

     On December 1, 2005, we announced that, based on current loss reports and estimates, we expect that pre-tax net losses arising from Hurricane Wilma will be approximately $225 million. These losses are expected to be $90 million and $135 million from our insurance and reinsurance segments, respectively. After taking into account net reinstatement premiums and tax effects, we estimate net losses due to this catastrophe will be approximately $210 million and will adversely affect our fourth quarter and full year results.

     In addition, based on current loss reports and estimates, we also reaffirmed our overall loss estimates previously established for Hurricanes Katrina and Rita.

     Our loss estimates for Hurricanes Katrina, Rita and Wilma are based upon a review of contracts we believe are exposed to these events, loss reports received from brokers and cedants, industry loss models and management’s best judgment. In particular, we expect that the loss adjustment processes for Hurricanes Katrina and Rita will be protracted due to the complexity and scale of these events. Our loss estimates for these three hurricanes involve the exercise of considerable judgment and are accordingly subject to revision. Actual losses may differ materially from these estimates.

Planned Dividend Reduction

     On December 1, 2005, we announced that in January 2006, management intends to recommend to our Board of Directors a reduction in the quarterly dividend payable on our Class A Ordinary Shares to $0.38 per ordinary share.

Recent Ratings Downgrades

     On November 28, 2005, Standard & Poor’s Ratings Services lowered our property and casualty core operating companies’ financial strength ratings to “A+” from “AA-” and affirmed them with a stable outlook. At the same time, Standard & Poor’s lowered our counterparty credit ratings and the counterparty credit ratings of our core group holding companies, X.L. America, Inc. and NAC Re Corporation, to “A-” from “A” and removed us and them from CreditWatch negative. The outlook on all these companies is stable.

     On November 22, 2005, Moody’s Investors Service, Inc. downgraded our senior debt rating to “A3” from “A2” and downgraded the insurance financial strength ratings of our leading insurance operating subsidiaries, including XL Insurance (Bermuda) Ltd, to “Aa3” from “Aa2.” In addition, the insurance financial strength ratings of our leading reinsurance operating subsidiaries, including XL Re Ltd, were confirmed at “Aa3”.

THE OFFERING

What are the equity security units?

     Each equity security unit, which we refer to as a “unit,” will initially consist of and represent:

(1)	a purchase contract pursuant to which:

you will agree to purchase, and we will agree to sell, for $25, a number of our ordinary shares on February 15, 2009 (the “stock purchase date”) to be determined based on the average trading price of our ordinary shares for a period preceding that date, calculated in the manner described below or, if we have previously fixed the settlement rate as a result of an accounting event (as defined below), the fixed number of shares to be determined as described below; and

we will pay you contract adjustment payments on a quarterly basis at the annual rate of 1.75% of the stated amount of $25, subject to our right to defer such payments, as specified below; and

(2)	a 1/40, or 2.5%, ownership interest in a senior note due February 15, 2011 of XL Capital with a principal amount of $1,000, on which we will pay interest at the initial annual rate of 5.25% until a successful remarketing of the senior notes and at the reset rate (as described below) thereafter. Interest will be payable quarterly in arrears through and including the stock purchase date and, thereafter, semi-annually in arrears.

     The ownership interests in the senior notes that are a component of your units will be owned by you, but will initially be pledged to the collateral agent for our benefit to secure your obligations under the related purchase contracts. We refer in this prospectus supplement to the purchase contracts, together with the pledged ownership interest in the senior notes (or, after a special event redemption described below, the pledged treasury securities), as “normal units.”

     Each holder of normal units may elect at any time on or before the thirteenth business day prior to the stock purchase date (subject to certain exceptions) to withdraw from the pledge, the pledged ownership interest in the senior notes (or, after a special event redemption, the pledged treasury securities) underlying the normal units, thereby creating “stripped units.” To create stripped units, the holder must substitute, as pledged securities, specifically identified treasury securities that will pay $25 (the amount due under the purchase contract) per unit on the stock purchase date, and the pledged ownership interest in the senior notes or treasury securities will be released from the pledge and delivered to the holder. Holders of stripped units may recreate normal units by re-substituting the senior notes (or, after a special event redemption, the applicable treasury securities) for the treasury securities underlying the stripped units on or before the thirteenth business day prior to the stock purchase date.

     If a special event redemption occurs, in each case as described in this prospectus supplement, the applicable ownership interest in the treasury securities will replace the ownership interest in a senior note as a component of each unit and will be pledged to the collateral agent for our benefit to secure your obligations under the purchase contract.

What are the purchase contracts?

     The purchase contract underlying a unit obligates you to purchase, and us to sell, for $25, on the stock purchase date, a number of our newly issued ordinary shares equal to the settlement rate described below. The settlement rate will be based on the average trading price of our ordinary shares for a period preceding that date, calculated in the manner described below or, if we have previously fixed the settlement rate as a result of an accounting event (as defined below), the fixed number of shares to be determined as described below.

     You will not have any voting or other rights with respect to our ordinary shares until you pay the $25 purchase price and acquire the ordinary shares upon settlement of the purchase contracts.

What payments will we make to holders of the units and the senior notes?

If you hold normal units, we will pay you (a) quarterly contract adjustment payments on the underlying purchase contracts at the annual rate of 1.75% of the $25 stated amount through but excluding the stock purchase date and (b) quarterly interest payments on the ownership interests in senior notes that are pledged in respect of your normal units at the initial annual rate of 5.25% through but excluding the stock purchase date.

     If you hold stripped units, you will receive only the quarterly contract adjustment payments at the annual rate of 1.75% of the $25 stated amount. There will be no distributions in respect of the treasury securities that are a component of the stripped units and you will not be entitled to receive quarterly interest payments on the senior notes unless, separately, you continue to hold the senior notes that were released to you when you created the stripped units. If you hold the senior notes separately from the units and do not separately hold stripped units, you will receive only the interest payable on the senior notes.

     The contract adjustment payments on normal and stripped units are subject to our deferral right as described below. We are not entitled to defer interest payments on any senior notes, whether held as part of, or separately from, the units.

     The senior notes, whether held separately from, or as part of, the units, will initially pay interest at the annual rate of 5.25%. If the senior notes are successfully remarketed, however, the rate of interest payable from the settlement date of the successful remarketing, which we anticipate to be on or before February 15, 2009, until their maturity on February 15, 2011 will be the reset rate, which will be a rate established by the remarketing agent in accordance with the procedures and the requirements described in this prospectus supplement. If the remarketing agent cannot establish a reset rate during the remarketing period, the remarketing agent will not reset the interest rate on the senior notes and the interest rate will continue to be the initial annual rate of 5.25%.

     We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. Our ability to pay our obligations under the purchase contracts and senior notes depends on our ability to obtain cash dividends or other cash payments or obtain loans from our subsidiaries, which are separate and distinct legal entities that will have no obligations to pay any dividends or to lend or advance us funds and which may be restricted from doing so by contract, including other financing arrangements, charter provisions or applicable legal or regulatory requirements and may also depend on the financial condition of our subsidiaries. For instance, the ability of our subsidiaries to pay such dividends is limited by the applicable laws and regulations of the various countries that they operate in, including the Cayman Islands, Bermuda, the United States and the U.K., and those of the Society of Lloyd’s. As a result, our obligations under the purchase contracts and the senior notes will be effectively subordinated to all of the obligations of our subsidiaries. For further discussion of certain regulatory restrictions on the payments of dividends by our subsidiaries, see Note 24 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, our obligations to make contract adjustment payments to you will be contractually subordinated to our senior indebtedness as described below under “Description of the Equity Security Units—Current Payments.”

What are the payment dates?

     Subject to our deferral right in respect of the contract adjustment payments described below, we will make contract adjustment payments quarterly in arrears on each February 15, May 15, August 15 and November 15, commencing on February 15, 2006 and ending on the stock purchase date. We will initially make interest payments on the senior notes quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2006, and, following the stock purchase date, semi-annually in arrears on February 15 and August 15 of each year until maturity on February 15, 2011.

Can we defer payments?

     We can defer payment of all or part of the contract adjustment payments on the purchase contracts until the stock purchase date. Additional contract adjustment payments will accrue on any deferred installments of contract adjustment payments at a rate of 7.00% per year until paid, compounded quarterly, to but excluding the stock purchase date, unless your purchase contract has been settled early or terminated. We are not entitled to defer interest payments on the senior notes.

What is the reset rate?

     To facilitate the remarketing of the senior notes at the remarketing price described below, the remarketing agent will reset the rate of interest on the senior notes, effective from the settlement date of a successful remar-keting until their maturity on February 15, 2011. The reset rate will be the rate sufficient to cause the then-current market value of each outstanding senior note to be equal to 100.25% of the remarketing value described below.

     The reset rate will be determined by the remarketing agent during the seven business day (as defined below) period beginning on the ninth business day prior to the stock purchase date and ending on the third business day prior to the stock purchase date. If the remarketing agent fails to remarket the senior notes that form part of the normal units by the end of the third business day immediately preceding the stock purchase date, we will be entitled to exercise our rights as a secured party with respect to such senior notes and, subject to applicable law, may retain the pledged senior notes or treasury securities, as the case may be, or sell them in one or more public or private sales to satisfy in full such holder’s obligation to purchase ordinary shares under the related purchase contracts.

     The reset of the interest rate on the senior notes in connection with a successful remarketing will not change the amount of the cash payment due to holders of normal units in respect of the senior notes held by holders of normal units on the stock purchase date, which will be at the initial annual rate of 5.25%.

     “Business day” means, with respect to the senior notes, any day other than a Saturday, Sunday or other day in the City of New York, New York, in Bermuda or in any place of payment on which banking institutions are authorized by law or regulation to close.

The reset rate may not exceed the maximum rate, if any, permitted by applicable law.

What is the remarketing?

     The remarketing agent will attempt to remarket the senior notes of holders of normal units and will use the proceeds to settle directly the purchase contracts on the stock purchase date. Holders of normal units may elect not to participate in any remarketing by following the procedures set forth in the Remarketing Notice described below. This will be one way for holders of normal units to satisfy their obligations to purchase ordinary shares under the related purchase contracts.

     As described below, a holder of a senior note in which interests are not held as part of normal units may elect to have the separately held senior note remarketed along with the senior notes in which interests are held as part of the normal units.

     We will enter into a remarketing agreement with a nationally recognized investment banking firm that will act as remarketing agent. The remarketing agent will agree to use reasonable best efforts to remarket the senior notes that are included in the normal units (as well as separately held senior notes) that are participating in the remarketing, at a price per senior note that will result in net cash proceeds equal to 100.25% of the remarketing value. The “remarketing value” of a senior note will be equal to the principal amount of the senior note. We anticipate that the settlement date of any successful remarketing will be on or before February 15, 2009.

     The remarketing agent will deduct out of the proceeds in excess of the remarketing value as a remarketing fee an amount not to exceed 25 basis points (0.25%) of the total proceeds from such remarketing.

     The proceeds of the remarketing, less the remarketing fee, will be paid directly to us in settlement of the obligations of the holders of normal units to purchase our ordinary shares. The remarketing agent will remit the remaining portion of the proceeds, if any, for payment to the holders of the normal units or senior notes participating in the remarketing.

     A holder of normal units may elect not to participate in any remarketing and instead retain the ownership interests in senior notes underlying those normal units by delivering to the collateral agent, in respect of each senior note to be retained, cash in the amount and on the date specified in the Remarketing Notice to satisfy its obligations under the related purchase contracts. Whether or not a holder of normal units participates in the remarketing, the interest rate on the senior notes in which interests are included in those units will nevertheless be reset if the remarketing is successful.

     Prior to any remarketing, we plan to file and obtain effectiveness of a registration statement if so required under the U.S. federal securities laws at the time.

What happens if the remarketing agent does not successfully remarket the senior notes on the remar-keting date?

     If the remarketing agent cannot establish a reset rate meeting the requirements described above on the ninth business day prior to the stock purchase date and therefore cannot remarket the senior notes participating in the remarketing at a price per senior note that will result in net cash proceeds equal to 100.25% of the remar-keting value, the remarketing agent will attempt to establish a reset rate meeting these requirements on each of the six business days immediately following the initial proposed remarketing date. We refer to this period as the “remarketing period.” If the remarketing agent fails to remarket the senior notes underlying the normal units at that price by the end of the remarketing period, holders of normal units will be deemed to have directed us to retain the securities pledged as collateral in satisfaction of the holders’ obligations under the related purchase contracts and we will exercise our rights as a secured party and may, subject to applicable law, retain or dispose of such securities to satisfy in full such holders’ obligation to purchase our ordinary shares under the related purchase contracts on the stock purchase date. In no event will a holder of a purchase contract be liable for any deficiency between the amount of such proceeds and the purchase price for the ordinary shares under the purchase contract. In addition, holders of senior notes that remain outstanding on the stock purchase date following a failed remarketing will have the right to put their senior notes to us on the date set forth in the Remarketing Notice for an amount equal to the principal amount of the senior notes, plus accrued and unpaid interest, by notifying the indenture trustee in accordance with the procedures set forth in the Remarketing Notice.

If I am not a party to a purchase contract, may I still participate in a remarketing of my senior notes?

     Holders of senior notes in which interests are not included as part of normal units may elect to have their senior notes included in the remarketing in the manner described in “Description of the Equity Security Units—Optional Remarketing.” The remarketing agent will use reasonable best efforts to remarket the separately held senior notes included in the remarketing at a price per senior note that will result in net cash proceeds equal to 100.25% of the remarketing value, determined on the same basis as for the other senior notes being remarketed. After deducting as a remarketing fee an amount not to exceed 25 basis points (0.25%) of the total proceeds from such remarketing, the remaining portion of the proceeds will be remitted for payment to the holders whose separate senior notes were remarketed in the remarketing. If a holder of senior notes elects to have its senior notes remarketed during the remarketing period but the remarketing agent fails to remarket the senior notes during such remarketing period, the senior notes will be promptly returned to the custodial agent for release to the holder at the end of that period.

What is the settlement rate?

     The settlement rate is the number of newly issued ordinary shares that we are obligated to sell and you are obligated to purchase upon settlement of a purchase contract on the stock purchase date.

     The settlement rate for each purchase contract, subject to any then applicable anti-dilution adjustments, will be as follows:

  if the applicable market value, determined as described below, of our ordinary shares is equal to or greater than $80.60, the settlement rate will be 0.3102 ordinary shares per purchase contract;
  if the applicable market value of our ordinary shares is less than $80.60 but greater than $65.00, the settlement rate will be equal to $25 divided by the applicable market value of our ordinary shares per purchase contract; or
  if the applicable market value of our ordinary shares is less than or equal to $65.00, the settlement rate will be 0.3846 ordinary shares per purchase contract.

     “Applicable market value” means the average of the closing price per ordinary share on each of the 20 consecutive trading days ending on the third trading day immediately preceding the stock purchase date.

     If an accounting event occurs and is continuing prior to the earlier of the date of any successful remarket-ing of the senior notes and the stock purchase date, we may, at our option, fix the settlement rate according to a formula based on the Black-Scholes option pricing model, which is a function of several variables, including the market price of our ordinary shares, our dividend yield, the remaining maturity of the purchase contract, the “risk-free rate” and the volatility of our ordinary shares.

     “Accounting event” means the receipt, at any time prior to the earlier of the date of any successful remarketing of the senior notes and the stock purchase date, by the audit committee of our Board of Directors of a written report in accordance with Statement on Auditing Standards No. 97, “Amendment to Statement on Auditing Standards No. 50, Reports on the Application of Accounting Principles,” from our independent auditors, provided at the request of management, to the effect that, as a result of any change in accounting rules or interpretations thereof after the date of this prospectus supplement, we must either (a) account for the purchase contracts as derivatives under Statement of Financial Accounting Standards (“FAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities” (or any successor accounting standard), or (b) account for the units using the if-converted method under FAS No. 128, “Earnings per Share” (or any successor accounting standard), and that such accounting treatment will cease to apply upon fixing the settlement rate on the purchase contracts.

     At the option of each holder, a purchase contract may be settled early by the early delivery of cash to the purchase contract agent, as described below, in which case the settlement rate will be 0.3102 ordinary shares per purchase contract or, if we have previously fixed the settlement rate as a result of an accounting event, a number of ordinary shares equal to the fixed accounting event settlement rate, in each case subject to any then applicable anti-dilution adjustments; provided that at the time of such early settlement, we have an effective shelf registration statement covering the sale of such ordinary shares (and, subject to our right to customary black-out periods for up to 90 days in any 360-day period), unless we have been advised by counsel that no prospectus is required to be delivered in connection with the sale of such ordinary shares.

     For a series of diagrams that explain some of the key features of the equity security units, including the settlement rate and the reference price, see “The Offering—Explanatory Diagrams” below.

Besides participating in a remarketing, how else can I satisfy my obligations under the purchase contract?

Besides participating in the remarketing, your obligations under the purchase contract may also be satisfied:

  if you have created stripped units, by delivering and pledging specified U.S. treasury securities in substitution for your senior notes and applying the cash payments received upon maturity of those pledged treasury securities;
  through the early delivery of cash to the purchase contract agent on or prior to the thirteenth busi- ness day prior to the stock purchase date in the manner described in “Description of the Equity Security Units—Early Settlement”;
  by delivering a notice to settle for cash along with the requisite amount of cash on the thirteenth business day prior to the stock purchase date for settlement of the purchase contracts in the manner described in “Description of the Equity Security Units—Notice to Settle with Cash”; or
  if we are involved in a merger, acquisition or consolidation other than with one of our subsidiaries prior to the stock purchase date in which at least 30% of the consideration for our ordinary shares consists of cash or cash equivalents, through an early settlement of the purchase contract as described in “Description of the Equity Security Units—Early Settlement upon Cash Merger.”

     In addition, the purchase contracts, our related rights and obligations and those of the holders of the units, including their rights to receive accumulated contract adjustment payments or deferred contract adjustment payments, as the case may be, and obligations to purchase our ordinary shares, will automatically terminate upon our bankruptcy, insolvency or reorganization. Upon such a termination of the purchase contracts, the pledged senior notes or treasury securities will be released and distributed to you. If we become the subject of a case under the U.S. federal bankruptcy code, a delay may occur as a result of the imposition of an automatic stay, if applicable, under the bankruptcy code or other stay and continue until the automatic stay has been lifted. No stay will be lifted unless and until such time as the bankruptcy judge agrees to lift it and allows your collateral to be returned to you.

     If the purchase contract is settled early or is terminated as the result of certain bankruptcy, insolvency or reorganization events with respect to us, a holder will have no further right to receive any contract adjustment payments or deferred contract adjustment payments and, except in the case of a merger early settlement, you will not receive any accrued and unpaid contract adjustment payments.

Under what circumstances may we redeem the senior notes before they mature?

     If we are required to pay additional amounts with respect to the senior notes, or if the accounting rules change in a way that adversely affects our accounting treatment of the purchase contracts or the units, then we may elect to redeem the senior notes at the redemption price described under “Description of Senior Notes—Special Event Redemption.” If the senior notes are redeemed before a successful remarketing, the money received from the redemption will be used by the collateral agent to purchase a portfolio of zero-coupon U.S. treasury securities that mature on or prior to each payment date of the senior notes through the stock purchase date, in an aggregate amount equal to the principal amount of the senior notes included in normal units and the interest that would have been due on such payment date on the senior notes included in normal units. For a holder of normal units, these treasury securities will replace the senior notes as the collateral securing such holder’s obligations to purchase ordinary shares under the purchase contracts. If your senior notes are not components of normal units, you, rather than the collateral agent, will receive the related redemption payment. If the senior notes are redeemed, then each normal unit will consist of a purchase contract for ordinary shares and an ownership interest in the portfolio of treasury securities.

What is the maturity of the senior notes?

The senior notes will mature on February 15, 2011.

What are the rights and privileges of the ordinary shares?

     The ordinary shares that you will be obligated to purchase under the purchase contracts have one vote per share, subject to the provisions of our Articles of Association that restrict the voting power of any shareholder to less than 10% of total voting power. For more information, please see the discussion of our ordinary shares in the accompanying prospectus under the heading “Description of XL Capital Ordinary Shares.”

What are the U.S. federal income tax consequences related to the units?

     If you purchase units in the offering, you will be treated for U.S. federal income tax purposes as having acquired purchase contracts and ownership interests in the senior notes constituting those units and, by purchasing the units, you agree to treat the purchase contracts and ownership interests in the senior notes in that manner for all tax purposes. You must allocate the purchase price of the units between purchase contracts and ownership interests in the senior notes in proportion to their respective fair market values, which will establish your initial tax basis in each component of the units. We expect to report the fair market value of each purchase contract as $0 and the fair market value of each senior note as $1,000 (or $25 for each 1/40, or 2.5%, ownership interest in a senior note included in a normal unit).

     For U.S. federal income tax purposes, we intend to treat the senior notes as indebtedness of XL Capital. Interest on the senior notes generally will be taxable to you as ordinary interest income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

     If you own stripped units, you will be required to include in gross income your allocable share of any original issue discount or acquisition discount on the treasury securities that accrues in such year.

     We intend to report the contract adjustment payments as income to you. You may want to consult your tax advisor concerning alternate characterizations.

     There is only one published revenue ruling that addresses the treatment of instruments similar to the units. No other statutory, judicial or administrative authority directly addresses the treatment of the units or instruments similar to units for U.S. federal income tax purposes. You are urged to consult your own tax advisor concerning the tax consequences of an investment in units. For additional information, see “Certain Tax Considerations—Taxation of Shareholders—United States.”

What are the ERISA considerations?

     Plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), may invest in the units subject to the considerations set forth in “Certain ERISA Considerations.”

Will the equity security units be listed on a stock exchange?

     We have applied to list the normal units on the New York Stock Exchange. We have no obligation and do not currently intend to apply for any separate listing of either the stripped units or the senior notes on any stock exchange; however, in the event that either of these securities is separately traded to a sufficient extent that applicable exchange listing requirements are met, we will attempt to cause those securities to be listed on the exchange on which the normal units are then listed.

What are the expected uses of proceeds from the offerings?

We estimate our net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses, to be approximately $721.2 million.

     We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent offering of ordinary shares (which we estimate to be approximately $2.13 billion, assuming no exercise of the underwriters’ option to purchase additional ordinary shares granted in such offering or approximately $2.45 billion if that option is exercised in full), for general corporate purposes, including, without limitation, the replenishment of the capital base of certain of our subsidiaries following our third quarter 2005 catastrophe losses, estimated losses relating to Hurricane Wilma and the recent adverse determination by the independent actuary in connection with our post-closing reserve seasoning process with Winterthur Swiss Insurance Company. The consummation of this offering and the offering of ordinary shares are not conditioned upon each other.

THE OFFERING—EXPLANATORY DIAGRAMS

     The following diagrams demonstrate some of the key features of the purchase contracts, normal units, stripped units and senior notes, and the transformation of normal units into stripped units and senior notes. The following diagrams assume that the senior notes are successfully remarketed, the interest rate on the senior notes is reset, there is no early settlement, the settlement rate has not been fixed as a result of an accounting event and the payment of contract adjustment payments is not deferred.

Purchase Contracts

  Normal units and stripped units both include a purchase contract under which you agree to purchase ordinary shares on the stock purchase date.
  The number of ordinary shares to be purchased under each purchase contract will depend on the “applicable market value.” The “applicable market value” means the average of the closing price per ordinary share on each of the 20 consecutive trading days ending on the third trading day immediately preceding the stock purchase date.
  The following charts are intended to illustrate (1) the value of the ordinary shares to be delivered upon settlement of the purchase contracts on the stock purchase date in relation to the market price of the ordi- nary shares and (2) the number of ordinary shares that a holder of units will receive on the stock purchase date, expressed as a percentage of the maximum number of ordinary shares deliverable upon settlement of the purchase contracts.

(1)	The “reference price” is $65.00. The closing price of our ordinary shares on December 6, 2005 was $65.65.

(2)	The “threshold appreciation price” is $80.60, which is 124% of the reference price.

(3)	For each of the percentage categories shown, the percentage of ordinary shares to be delivered on the stock purchase date to a holder of normal units or stripped units is determined by dividing:

the related number of ordinary shares to be delivered, calculated in the manner indicated in the footnote for each such category, by an amount equal to $25, the stated amount of the unit, divided by the reference price.

(4)	If the applicable market value of our ordinary shares is less than or equal to the reference price, the number of ordinary shares to be deliv ered will be calculated by dividing the stated amount of $25 by the reference price.

(5)	If the applicable market value of our ordinary shares is between the reference price and the threshold appreciation price, the number of ordinary shares to be delivered will be calculated by dividing the stated amount of $25 by the applicable market value.

(6)	If the applicable market value of our ordinary shares is greater than or equal to the threshold appreciation price, the number of ordinary shares to be delivered will be calculated by dividing the stated amount of $25 by the threshold appreciation price.

Normal Units

  A normal unit will consist of two components as illustrated below:

Ownership Interest in
Purchase Contract		Senior Note

(Owed to Holder)		(Owed to Holder)
Ordinary Shares		Interest on a 1/40, or 2.5%,
+		ownership interest in
contract adjustment payments		$1,000 principal amount
at 1.75% per year payable quarterly,		at 5.25% per year payable quarterly
subject to deferral	+	until Stock Purchase Date and
semi-annually thereafter
(reset in connection with remarketing)

(Owed to XL Capital)		(Owed to Holder)
$25 at Stock Purchase Date		$25 at Maturity
(February 15, 2009)		(as a 1/40, or 2.5%, ownership interest
in $1,000 principal amount)
(February 15, 2011)

    After a special event redemption, the normal units will include specified treasury securities in lieu of the senior notes.
    If you hold a normal unit, you will hold an ownership interest in a senior note and, after a special event redemption, an ownership interest in specified treasury securities, but will pledge that interest to the collateral agent for our benefit to secure your obligations under the purchase contract.
    If you hold a normal unit, you may also substitute the requisite amount of cash for your ownership interest in a senior note if you decide not to participate in the remarketing.

  Stripped Units

  A stripped unit consists of two components as illustrated below:

Zero-Coupon
Purchase Contract	Treasury Security

(Owed to Holder)
Ordinary Shares
+
contract adjustment payments
at 1.75% per year payable quarterly,
subject to deferral

(Owed to Holder)
(Owed to XL Capital)	$25 at Maturity
$25 at Stock Purchase Date	(as a 1/40, or 2.5%, ownership interest
(February 15, 2009)	in $1,000 principal amount)
(February 15, 2009)

    If you hold a stripped unit, you own a 1/40, or 2.5%, interest in the treasury security but will pledge it to the collateral agent for our benefit to secure your obligations under the purchase contract. The treasury security is a zero-coupon U.S. treasury security (CUSIP No. 912820JW8) that matures on February 15, 2009.

  Senior Notes

       Senior notes will have the terms illustrated below:

  (Owed to Holder)

  Interest on $1,000 principal amount
  at 5.25% per year
  payable quarterly until Stock Purchase
  Date and semi-annually thereafter
  (reset in connection with remarketing)

       (Owed to Holder)
  $1,000 principal amount at Maturity
  (February 15, 2011)

If you hold an ownership interest in a senior note that is a component of a normal unit, you have the option to either:

allow the ownership interest in the senior note to be included in the remarketing process, the proceeds of which will be applied to settle the purchase contract; or

elect not to participate in the remarketing by delivering the requisite amount of cash to be applied to settle the related purchase contract.

If you hold a senior note that is not a component of a normal unit, you have the option to either:

continue to hold the senior note, the interest rate on which will be reset effective from the set- tlement date of a successful remarketing of the senior notes; or

deliver the senior note to the remarketing agent to be included in the remarketing.

  Transforming Normal Units into Stripped Units and Senior Notes

    To create stripped units, you must substitute for the pledged ownership interest in the senior note (or, after a special event redemption, the pledged treasury securities) the specified zero-coupon U.S. treasury security that matures on February 15, 2009.
    Upon such substitution, the pledged senior note or, after a special event redemption, the pledged treasury securities will be released from the pledge and delivered to you.
    The zero-coupon U.S. treasury security, together with the purchase contract, would then constitute a stripped unit. The senior note (or, after a special event redemption, treasury securities), which was previ- ously a component of normal units, is tradable as a separate security.
    The transformation of normal units into stripped units and senior notes and the transformation of stripped units and senior notes into normal units may generally be effected only in integral multiples of 40 units.
    If, however, the senior notes constituting a part of the normal units have been replaced with treasury secu- rities due to a special event redemption, the transformation of normal units into stripped units and the recreation of normal units from stripped units may be effected only in integral multiples of units such that both the treasury securities to be deposited and the treasury securities to be released are in integral multi- ples of $1,000.

       The following illustration depicts the transformation of 40 normal units into 40 stripped units and one $1,000 principal amount senior note.

40 Normal Units			40 Stripped Units		Separately Traded

Senior Note

40		Ownership	40	Zero-Coupon
Purchase		Interest in	Purchase	Treasury	Separately
Contracts		Senior Note	Contracts	Security	Traded Note

(Owed to Holder)		(Owed to Holder)			(Owed to Holder)
Ordinary Shares		5.25% per	(Owed to Holder)		5.25% per
+		year payable	Ordinary Shares		year payable
Contract		quarterly until	+		quarterly until
adjustment		Stock Purchase	Contract		Stock Purchase
payments at		Date and	adjustment		Date and
1.75% per	+	semi-annually	payments at		semi-annually
year payable		thereafter	1.75% per		thereafter
quarterly,		(reset in	year payable		(reset in
subject to		connection with	quarterly,		connection with
deferral		remarketing)	subject to		remarketing)
deferral

(Owed to		(Owed to Holder)
		$1,000		(Owed to Holder)	(Owed to Holder)
XL Capital)		principal amount	(Owed to	$1,000	$1,000
$1,000 at Stock		at Maturity	XL Capital)	principal amount	principal amount
Purchase Date		(February 15, 2011)	$1,000 at Stock	at Maturity	at Maturity
(February 15, 2009)			Purchase Date	(February 15, 2009)	(February 15, 2011)
(February 15, 2009)

    After a special event redemption, the normal units will include ownership interests in specified U.S. treas- ury securities in lieu of an ownership interest in senior notes.
    You can also transform stripped units and senior notes (or, after a special event redemption, treasury securities) into normal units. Following that transformation, the specified zero-coupon U.S. treasury security, which was previously a component of the stripped units, is tradable as a separate security.

  Concurrent Offering

       Concurrently with this offering, XL Capital Ltd is offering 33,846,000 in ordinary shares, plus up to an additional 5,076,900 ordinary shares to the extent that the underwriters’ option to purchase additional ordinary shares in that offering is exercised, pursuant to a separate prospectus supplement. The consummation of this offering and the consummation of the offering of the ordinary shares are not conditioned upon each other.

  Risk Factors

       An investment in our units involves certain risks that you should carefully evaluate prior to making an investment in our units. In particular, you should evaluate the specific risk factors under “Risk Factors” beginning on page S-17 of this prospectus supplement and the disclosure contained in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain risks involved with an investment in our units.

  RISK FACTORS

       Investing in the units involves risk. In deciding whether to invest in the units, you should carefully consider the following risk factors, any of which could have a significant or material adverse effect on our business, financial condition and results of operations, in addition to the other information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein. Additional risks not presently known to us or that we currently deem immaterial may also impair our business, financial condition and results of operations.

  Risks Related to Our Company

  A downgrade in our credit ratings by one or more rating agencies could materially and negatively impact our business, financial condition and results of operations.

      Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”) recently lowered XL Capital’s core property and casualty operating companies’ financial strength ratings to “A+” from “AA-” and affirmed them with a stable outlook. Moody’s Investors Service, Inc. (“Moody’s”) recently lowered the insurance financial strength ratings of XL Capital’s leading insurance operating subsidiaries to “Aa3” from “Aa2” and confirmed the insurance financial strength ratings of XL Capital’s leading reinsurance operating subsidiaries at “Aa3”. A.M. Best Company, Inc. (“A.M. Best”) placed XL Capital’s financial strength rating of “A+” under review with negative implications in September 2005. In October 2005, Fitch Ratings Inc. (“Fitch”) lowered the insurance financial strength ratings of XL Capital’s lead insurance and reinsurance operating subsidiaries to “AA-” from “AA”. As our ability to underwrite business is dependent upon the quality of our claims paying and financial strength ratings as evaluated by these independent rating agencies, a further downgrade by S&P or Moody's of our financial strength rating or a downgrade by one or more of the other independent rating agencies by more than one ratings level could cause our competitive position in the insurance and reinsurance industry to suffer and make it more difficult for us to market our products. A downgrade could also result in a substantial loss of business for us as ceding companies and brokers that place such business may move to other insurers and reinsurers with higher ratings. We cannot give any assurance regarding whether or to what extent any rating agency may downgrade our ratings. Similarly, we can give no assurance that the successful completion of this offering and the concurrent offering of equity units will prevent or reduce any such downgrade. Our ratings may be downgraded by one or more of the rating agencies for a variety of reasons, including any increase in our estimates of third and fourth quarter 2005 natural catastrophes losses.

       A downgrade of the A.M. Best financial strength rating of XL Capital Ltd, XL Insurance (Bermuda) Ltd or XL Re Ltd below “A-”, which is two notches below our current A.M. Best rating of “A+”, would constitute an event of default under our letter of credit and revolving credit facilities. A similar downgrade by A.M. Best or S&P would trigger cancellation provisions in the majority of our assumed reinsurance contracts. See “—Risks Related to Our Company—A decline in our ratings may allow many of our clients to terminate their contracts with us,” below. Either of these events could reduce our financial flexibility and materially adversely affect our business, financial condition and results of operations. For further discussion, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 13 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

       S&P, Moody’s and Fitch have assessed “triple-A” (outlook stable) financial strength ratings to our financial guaranty companies, XL Capital Assurance Inc. (“XLCA”) and XL Financial Assurance Ltd. (“XLFA”). A downgrade, rating watch or outlook change of the financial strength ratings of XLCA or XLFA by one or more rating agencies would have an adverse effect on the competitive position of XLCA and XLFA and reduce their future business opportunities. Such a downgrade would reduce the value of the reinsurance offered by XLFA, as financial guaranty primary insurers usually must obtain triple-A-rated reinsurance to qualify for a 100% reinsurance credit on the rating agencies’ capital adequacy models. Also, certain of XLFA’s reinsurance agreements contain provisions that allow the ceding primary insurer to terminate the agreement in the event of a downgrade in XLFA’s credit ratings or other event that would result in the reinsurance credit provided by XLFA to the ceding primary insurer being diminished. To address rating agency requirements regarding the differential between the triple-A ratings of our financial guaranty companies and their affiliated companies in the XL group, we are currently exploring a number of strategies that would strengthen our financial guaranty companies and provide greater stability to XLCA’s and XLFA’s ratings. Examples of actions identified by the rating agencies include, among other things, the addition of additional independent directors to the boards of directors of our financial guaranty companies; adding some level of outside high-quality ownership with voting and/or veto rights; and securing a resolution from each of the boards of directors of our financial guaranty companies that clarifies our expectations regarding cash payments from the financial guaranty companies. S&P has stated that one or more of these actions will need to be taken by mid-year 2006.

  A decline in our ratings may allow many of our clients to terminate their contracts with us.

       The majority of our assumed reinsurance contracts contain provisions that would allow our clients to cancel the contract in the event of a downgrade in our ratings below specified levels by one or more rating agencies. Based on premium value, approximately 70% of our reinsurance contracts that incepted at January 1, 2005 contained provisions allowing clients additional rights upon a decline in our ratings. Typically, the cancellation provisions in our assumed reinsurance contracts would be triggered if S&P or A.M. Best were to downgrade our financial strength ratings below “A-”, which is two levels below our current S&P rating of “A+” and two levels below our current A.M. Best rating of “A+”. Whether a client would exercise its cancellation rights after such a downgrade would depend, among other things, on the reasons for the downgrade, the extent of the downgrade, the prevailing market conditions, the degree of unexpired coverage, and the pricing and availability of replacement reinsurance coverage. We cannot predict whether or how many of our clients would actually exercise such cancellation rights or the extent to which such cancellations would have a material adverse effect on our financial condition or future prospects.

  Losses related to Hurricanes Katrina, Rita and Wilma and other natural catastrophes will adversely affect our fiscal year 2005 results and uncertainty regarding estimated losses may further impact our financial condition and results of operations.

       Based on current loss reports and estimates, we have estimated pre-tax net losses arising from Hurricanes Katrina and Rita and the combined impact of other previously announced natural catastrophes in the third quarter of 2005 to be approximately $1.16 billion, $263.6 million and $89.7 million, respectively. After taking into account net reinstatement premiums and tax effects, we estimate net losses due to these third quarter catastrophes will be approximately $1.47 billion. In addition, we have recently announced an estimated pre-tax loss arising from Hurricane Wilma of approximately $225 million. However, these estimates involve the exercise of considerable judgment and are accordingly subject to revision. These losses will materially adversely affect our fiscal year 2005 results.

       Our loss estimates are based upon a review of contracts that we believe are exposed to these catastrophes, loss reports received from brokers and cedants, industry loss models and management’s best judgment. We expect that the loss adjustment processes for Hurricanes Katrina and Rita will be protracted due to the unprecedented complexity and scale of the events.

       Actual losses may vary materially from our estimates. Such variances may be caused by a number of factors, including receipt of additional information from insureds or brokers, the attribution of losses to coverages that had not previously been considered as exposed and inflation in repair costs due to additional demand for labor and materials. In addition, such loss estimates include a high level of uncertainty related to, among other things, complex coverage issues, limited claims data received to date and potential legal developments that may result in ultimate losses not being known for a considerable period of time, as well as industry modeling challenges. Therefore, losses may ultimately be materially greater than currently estimated. If our actual losses exceed our estimates, our financial condition and results of operations could be further materially adversely affected.

  We have exhausted certain of our reinsurance and retrocessional coverage with respect to losses related to Hurricanes Katrina, Rita and Wilma leaving us exposed to further losses.

       Based on our current estimates of losses related to Hurricanes Katrina, Rita and, to a lesser degree, Wilma, we believe that we have exhausted certain of our reinsurance and retrocessional coverage with respect to such losses, meaning that, in such instances, we will have no further reinsurance or retrocessional coverage available should our losses related to Hurricanes Katrina, Rita and Wilma prove to be greater than current estimates. If losses related to Hurricanes Katrina, Rita and Wilma prove to be greater than current estimates, to the extent that such adverse development affects lines of business with respect to which we have exhausted our reinsurance or retrocessional coverage, such adverse development could have a further material adverse effect on our financial condition and results of operations. We can not assure you that reinsurance or retrocessional coverage with respect to the lines of business affected by the Hurricanes Katrina, Rita and Wilma will be available to us on acceptable terms, or at all, in the future.

  Elimination of all or portions of our reinsurance or retrocessional coverage could subject us to increased, and possibly material, exposure or could cause us to underwrite less business.

  Amounts due to us from Winterthur Swiss Insurance Company (“WSIC”) may prove to be uncollectible and/or we may be unable to make full recovery of the reinsurance recoverables related to the Winterthur Business, either from third parties or from WSIC.

       On December 5, 2005, the previously announced draft report of the independent actuary appointed in connection with our acquisition of certain Winterthur International insurance operations (the “Winterthur Business”) from WSIC in 2001 became final. Under the terms of the Sale and Purchase Agreement, as amended, between XL Insurance (Bermuda) Ltd and WSIC (the “SPA”), the amounts due to us as described above are payable within five business days of the independent actuary’s draft actuarial report becoming final. Accordingly, an aggregate of approximately $575 million (including interest receivable) will be due to us from WSIC by December 12, 2005.

       In addition, WSIC provides us with protection with respect to third party reinsurance receivables and recoverables related to the Winterthur Business, which were approximately $1.6 billion, in the aggregate, as of September 30, 2005. There are two levels of protection from WSIC for these balances:

    At the time of the acquisition of the Winterthur Business, WSIC provided to us a liquidity facility. Repayment of the facility is due at the time of the payment of the net reserve seasoned amount as described above and we will have the right to repay up to the balances outstanding on this facility, by cash or by assignment, to WSIC of an equal amount of reinsurance receivables selected by us. The payable balance related to this facility is included within other liabilities on our balance sheet at September 30, 2005 and amounted to approximately $268 million at that date.
    Under two retrocession agreements, we have reinsurance protection on the remaining portion of reinsurance recoverables with respect to incurred losses seasoned as of September 30, 2004 to the extent that we do not receive payment of such amounts from applicable reinsurers, with one agreement providing a limit of $1.3 bil- lion for insurance written in the period prior to June 30, 2001 and the other agreement providing a limit of $1.3 billion for insurance written prior to December 31, 2000.

       Certain reinsurers responsible for some portions of the reinsurance of the Winterthur Business have raised issues as to whether amounts claimed are due and the resolution of those discussions is also currently ongoing.

       We may record a loss in future periods if any or some of the following occur and any such loss could have a material adverse effect on our financial condition and results of operations:

    there is deterioration of the net reserves and premium balances relating to the Winterthur Business from what was reported in our December 31, 2004 financial statements;
    any amount (including the amount due by December 12, 2005) due from WSIC proves to be uncollectible from WSIC for any reason; and/or we are unable to make full recovery of the reinsurance recoverables related to the Winterthur Business, either from third parties or from WSIC under the additional protections described above.

  Our financial condition could be adversely affected by the occurrence of disasters.

       We have substantial exposure to losses resulting from natural and man-made disasters and other catastrophic events. Catastrophes can be caused by various events, including hurricanes, earthquakes, hailstorms, explosions, severe winter weather, fires, war, acts of terrorism, political instability and other natural or man-made disasters. The incidence and severity of catastrophes are inherently unpredictable and our losses from catastrophes could be substantial.

       The occurrence of claims from catastrophic events is likely to result in substantial volatility in our financial condition and results of operations for the fiscal quarter or year in which a catastrophic event occurs, as well as subsequent fiscal periods, and could have a material adverse effect on our financial condition and results of operations and our ability to write new business. This risk is exacerbated due to accounting principles and rules that do not permit reinsurers to reserve for such catastrophic events until they occur. We expect that increases in the values and concentrations of insured property will increase the severity of catastrophic events in the future. In addition, if recent levels of hurricane activity continue, we expect that the frequency of catastrophic events could continue to increase in the future. Although we attempt to manage our exposure to catastrophic events, a single catastrophic event could affect multiple geographic zones and lines of business and the frequency or severity of catastrophic events could exceed our estimates, in each case potentially having a material adverse effect on our financial condition and results of operations. In addition, while we may, depending on market conditions, purchase catastrophe reinsurance and retrocessional protection, the occurrence of one or more major catastrophes in any given period could result in losses that exceed such reinsurance and retrocessional protection and have a material adverse effect on our financial condition and results of operations and result in substantial liquidation of investments and outflows of cash as losses are paid.

  The failure of any of the risk management strategies that we employ could have a material adverse effect on our financial condition and results of operations.

       We seek to limit our loss exposure by, among other things, writing a number of our reinsurance contracts on an excess of loss basis, adhering to maximum limitations on reinsurance written in defined geographical zones, limiting program size for each client and prudently underwriting each program written. In addition, in the case of proportional treaties, we use per occurrence limitations or loss ratio caps to limit the impact of losses from any one event. We cannot be sure that any of these loss limitation methods will be effective. For instance, although we also seek to limit our loss exposure by geographic diversification, geographic zone limitations involve significant underwriting judgments, including as to the determination of the area of the zones and the inclusion of a particular policy within a particular zone’s limits. Underwriting involves the exercise of considerable judgment and the making of important assumptions about matters that are inherently unpredictable and beyond our control, and for which historical experience and probability analysis may not provide sufficient guidance. The failure of any of the risk management strategies that we employ could have a material adverse effect on our financial condition and results of operations. Also, we cannot assure you that various provisions of our policies, such as limitations or exclusions from coverage or choice of forum, will be enforceable in the manner that we intend and disputes relating to coverage and choice of legal forum may arise, which could materially adversely affect our financial condition and results of operations.

  The failure of our initiative to reduce our net catastrophe exposed risks could have a material adverse effect on our financial condition and results of operations.

       Certain of our insurance accounts have the potential for significant volatility under worsening catastrophe event scenarios. In connection with our initiative to reduce our net catastrophe exposed risks, we intend to reduce exposure from such accounts, reduce catastrophe sub-limits and eliminate insurance accounts that no longer meet our increased pricing needs. In addition, we plan to reduce our reinsurance catastrophe exposure within the property risk portfolio and restructure the way in which our marine excess of loss programs are written. If we are unable to carry out our initiative to reduce our net catastrophe exposed risks, we may not be able to meet rating agencies’ additional capital requirements and our financial condition and results of operations could be materially adversely affected.

  If actual claims exceed our loss reserves, our financial results could be adversely affected.

       Our results of operations and financial condition depend upon our ability to assess accurately the potential losses associated with the risks that we insure and reinsure. We establish reserves for unpaid losses and loss adjustment expense (“LAE”) liabilities, which are estimates of future payments of reported and unreported claims for losses and related expenses with respect to insured events that have occurred. The process of establishing reserves for property and casualty claims can be complex and is subject to considerable variability as it requires the use of informed estimates and judgments. Actuarial estimates of unpaid loss and LAE liabilities are subject to potential errors of estimation, which could be significant, due to the fact that the ultimate disposition of claims incurred prior to the date of such estimation, whether reported or not, is subject to the outcome of events that have not yet occurred. Examples of these events include jury decisions, court interpretations, legislative changes, changes in the medical condition of claimants, public attitudes, and economic conditions such as inflation. Any estimate of future costs is subject to the inherent limitation on the ability to predict the aggregate course of future events. It should therefore be expected that the actual emergence of loss and LAE liabilities will vary, perhaps materially, from any estimate.

       We have an actuarial staff in each of our operating segments that regularly evaluates the levels of loss reserves, taking into consideration factors that may impact the ultimate losses incurred. Any such evaluation could result in future changes in estimates of losses or reinsurance recoverable and would be reflected in our results of operations in the period in which the estimates are changed. Losses and loss expenses, to the extent that they exceed the applicable reserves, are charged to income as incurred. The reserve for unpaid losses and loss expenses represents the estimated ultimate losses and loss expenses less paid losses and loss expenses, and comprises case reserves and incurred but not reported loss reserves (“IBNR”). During the loss settlement period, which can span many years in duration for casualty business, additional facts regarding individual claims and trends often will become known and case reserves may be adjusted by allocation from IBNR without any change in the overall reserve. In addition, application of statistical and actuarial methods may require the adjustment of the overall reserves upward or downward from time to time. Accordingly, the ultimate settlement of losses may be significantly greater than or less than reported loss and loss expense reserves.

  Operational risks, including human or systems failures, are inherent in our business.

       Operational risk and losses can result from, among other things, fraud, errors by employees, failure to document transactions properly or to obtain proper internal authorization, failure to comply with regulatory requirements, information technology failures, or external events.

       We believe that our modeling, underwriting and information technology and application systems are critical to our business. Moreover, our information technology and application systems have been an important part of our underwriting process and our ability to compete successfully. We have also licensed certain systems and data from third parties. We cannot be certain that we will have access to these, or comparable, service providers, or that our information technology or application systems will continue to operate as intended. A major defect or failure in our internal controls or information technology and application systems could result in management distraction, harm to our reputation or increased expense. We believe appropriate controls and mitigation procedures are in place to prevent significant risk of defect in our internal controls, information technology and application systems, but internal controls provide only reasonable, not absolute, assurance as to the absence of errors or irregularities and any ineffectiveness of such controls and procedures could have a material adverse effect on our business.

  The effects of emerging claim and coverage issues on our business are uncertain.

       As industry practices and legal, judicial, social and other environmental conditions change, unexpected issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued the insurance or reinsurance contracts that are affected by the changes. For example, our actual losses in connection with the third quarter 2005 catastrophes and Hurricane Wilma may vary materially from our current estimate based on a number of factors, including receipt of additional information from insureds or brokers, the attribution of losses to coverages that had not previously been considered as exposed and inflation in repair costs due to additional demand for labor and materials. As a result, the full extent of liability under an insurance or reinsurance contract may not be known for many years after such contract is issued.

  We may require additional capital in the future, which may not be available to us on satisfactory terms, or at all.

       Our future capital requirements depend on many factors, including our ability to write new business successfully and to establish premium rates and reserves at levels sufficient to cover our losses. To the extent that the funds generated by our ongoing operations are insufficient to fund future operating requirements and cover claim payments, we may need to raise additional funds through financings or curtail our growth and reduce our assets. Any future equity or debt financing may not be available on terms that are favorable to us, if at all. Any future equity financings could be dilutive to our existing shareholders or could result in the issuance of securities that have rights, preferences and privileges that are senior to those of our other securities. Our inability to obtain adequate capital could have a material adverse effect on our business, financial condition and results of operations.

  We may be unable to purchase reinsurance and, even if we are able to successfully purchase reinsurance, we are subject to the possibility of uncollectability.

       We purchase reinsurance for our own account in order to mitigate the volatility that losses impose on our financial condition. Our clients purchase reinsurance from us to cover part of the risk originally written by them. Retrocessional reinsurance involves a reinsurer ceding to another reinsurer, the retrocessionaire, all or part of the reinsurance that the first reinsurer has assumed. Reinsurance, including retrocessional reinsurance, does not legally discharge the ceding company from its liability with respect to its obligations to its insureds or reinsureds. A reinsurer’s or retrocessionaire’s insolvency, inability or refusal to make timely payments under the terms of its agreements with us, therefore, could have a material adverse effect on us because we remain liable to our insureds and reinsureds. At September 30, 2005, we had approximately $7.6 billion of reinsurance recoverables, net of reserves for uncollectible recoverables. For further information regarding our reinsurance exposure, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

       From time to time, market conditions have limited or, in some cases, prevented insurers and reinsurers from obtaining the types and amounts of reinsurance that they consider adequate for their business needs. Accordingly, we may not be able to obtain reinsurance or retrocessional reinsurance from entities with satisfactory creditworthiness in amounts that we deem desirable or on terms that we deem appropriate or acceptable.

  Since we depend on a few brokers for a large portion of our revenues, loss of business provided by any one of them could adversely affect us.

       We market our insurance and reinsurance products worldwide primarily through insurance and reinsurance brokers. Marsh & McLennan Companies and AON Corporation and their respective subsidiaries provided approximately 22% and 17%, respectively, of our gross written premiums from general operations for the year ended December 31, 2004. We believe that these brokers also have, or may in the future acquire, ownership interests in insurance and reinsurance companies that may compete with us, and these brokers may favor such insurers and reinsurers over other companies. Loss of all or a substantial portion of the business provided by one or more of these brokers could have a material adverse effect on our business.

  Our reliance on brokers subjects us to their credit risk.

       In certain jurisdictions, when an insured or ceding insurer pays premiums for policies of insurance or contracts of reinsurance to brokers for further payment to us, such premiums might be considered to have been paid and the insured or ceding insurer will no longer be liable to us for such amounts, whether or not we have actually received the premiums from the broker. In addition, in accordance with industry practice, we generally pay amounts owed on claims under our reinsurance contracts to brokers, and these brokers, in turn, pay these amounts over to the clients that have purchased reinsurance from us. Although the law is unsettled and depends upon the facts and circumstances of the particular case, in some jurisdictions, if a broker fails to make such a claims payment to the insured or ceding insurer, we might remain liable to the insured or ceding insurer for that nonpayment. Consequently, we assume a degree of credit risk associated with the brokers with whom we transact business. Due to the unsettled and fact-specific nature of the law governing these types of scenarios, we are unable to quantify our exposure to this risk. To date, we have not experienced any material losses related to such credit risks.

  Our investment performance may adversely affect our financial results and ability to conduct business.

       Our funds are invested by a number of professional investment advisory management firms under the direction of our management team in accordance with detailed investment guidelines set by us. Although our investment policies stress diversification of risks, conservation of principal and liquidity, our investments are subject to market-wide risks and fluctuations, as well as to risks inherent in particular securities. Investment losses could significantly decrease our asset base, thereby adversely affecting our ability to conduct business and pay claims.

  We may be adversely affected by interest rate changes.

       Our operating results are affected, in part, by the performance of our investment portfolio. Our investment portfolio contains interest rate-sensitive instruments, such as fixed income securities, which may be adversely affected by changes in interest rates. Changes in interest rates could also have an adverse effect on our investment income and results of operations. For example, if interest rates decline, funds reinvested will earn less than expected.

       Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Although we take measures to manage the economic risks of investing in a changing interest rate environment, we may not be able to mitigate the interest rate risk of our assets relative to our liabilities. Our mitigation efforts with respect to interest rate risk are primarily focused towards maintaining a general investment portfolio with diversified maturities that has a weighted average duration that is approximately equal to the duration of estimated future paid liabilities. However, our estimate of future paid liabilities may be inaccurate and we may be forced to liquidate investments prior to maturity at a loss in order to cover liabilities. In addition, even if the duration of our fixed income portfolio perfectly matched future paid liabilities, a sharp rise in interest rates would cause the market value of our fixed income portfolio to decline and could have a material adverse effect on our book value.

       For further information regarding our exposure to interest rate risk, see “Quantitative and Qualitative Disclosures About Market Risk” in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

  Our operating results may be adversely affected by currency fluctuations.

       Our functional currency is the U.S. dollar and exchange rate fluctuations relative to the U.S. dollar may materially impact our financial position and results of operations. Many of our non-U.S. subsidiaries maintain both assets and liabilities in local currencies, which exposes us to changes in currency exchange rates to the extent that we need to convert U.S. dollars into such local currencies or vice versa. In addition, locally-required capital levels are invested in home currencies in order to satisfy regulatory requirements and to support local insurance operations regardless of currency fluctuations. Foreign exchange rate risk is reviewed as part of our risk management process. The principal currencies creating foreign exchange risk for us are the British pound sterling, the euro and the Swiss franc.

       While we utilize derivative instruments such as futures, options and foreign currency forward contracts to, among other things, manage our foreign currency exposure, it is possible that these instruments will not effectively mitigate all or a substantial portion of our foreign exchange rate risk.

  Current legal and regulatory activities relating to insurance brokers and agents, contingent commissions and certain finite-risk insurance products could adversely affect our business, financial condition and results of operations.

       Contingent commission arrangements and finite-risk reinsurance have become the focus of investigations by the U.S. Securities and Exchange Commission (the “SEC”) and numerous U.S. Attorney’s Offices and state Attorneys General. Finite-risk reinsurance has been defined as a form of reinsurance in which, among other things, the time value of money is considered in the product’s design and pricing, and there is less risk transfer to the insurer or reinsurer in return for less premium being paid.

       In May and June of 2005, we received a subpoena from the SEC and a grand jury subpoena from the U.S. Attorney’s Office for the Southern District of New York, respectively, in each case for documents and information relating to certain finite risk and loss mitigation insurance products. We are fully cooperating with, and responding to, these requests.

       On August 1, 2005, plaintiffs in a proposed class action multi-district lawsuit (the “MDL”) filed a consolidated amended complaint, which named as new defendants in the pending action approximately 30 entities, including XL Capital Ltd and its subsidiaries Greenwich Insurance Company and Indian Harbor Insurance Company. In the MDL, 19 named plaintiffs have asserted various claims, purportedly on behalf of a class of commercial insureds, against approximately 113 insurance companies and insurance brokers through which the named plaintiffs allegedly purchased insurance. The amended complaint alleges that the defendant insurance companies and insurance brokers conspired to manipulate bidding practices for insurance policies in certain insurance lines and failed to disclose certain commission arrangements. The named plaintiffs have asserted statutory claims under the Sherman Act, various state antitrust laws and the Racketeer Influenced and Corrupt Organizations Act, as well as common law claims alleging breach of fiduciary duty, aiding and abetting a breach of fiduciary duty and unjust enrichment.

       From time to time, we have also received and responded to additional requests from state Attorneys General and insurance regulators for information relating to our contingent commission arrangements, including with respect to brokers and agents, and our insurance and reinsurance practices in connection with certain finite risk and loss mitigation insurance products. Similarly, our affiliates outside the United States have, from time to time, received and responded to requests from regulators relating to our insurance and reinsurance practices. We are fully cooperating with these regulators in these matters.

       At this time, we are unable to predict the potential effects, if any, that these investigations may have upon us, the insurance and reinsurance markets in general or industry business practices or what, if any, changes may be made to laws and regulations regarding the industry and financial reporting. Any of the foregoing could adversely affect our business, financial condition and results of operations.

  The loss of one or more key executives or the inability to attract and retain qualified personnel could adversely affect our ability to conduct business.

       Our success depends on our ability to retain the services of our existing key executives and to attract and retain additional qualified personnel in the future. The loss of the services of any of our key executives or the inability to hire and retain other highly qualified personnel in the future could adversely affect our ability to conduct our business. In addition, we do not maintain key man life insurance policies with respect to our employees.

       Many of our senior executives working in Bermuda are not Bermudian and our success may depend in part on the continued services of key employees in Bermuda. Under Bermuda law, non-Bermudians (other than spouses of Bermudians and holders of permanent resident certificates) may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. A work permit may be granted or renewed by the Bermuda government for a specific period of time, upon showing that, after proper public advertisement, no Bermudian (or spouse of a Bermudian or holder of a permanent resident certificate) is available who meets the minimum standards reasonably required by an employer with respect to a certain position. The government of Bermuda places a six-year term limit on individuals with work permits, subject to certain exemptions for key employees. No assurances can be given that any work permit will be issued or, if issued, renewed upon the expiration of the relevant term.

  Risks Related to Our Industry

  The insurance and reinsurance industries are historically cyclical and we may experience periods with excess underwriting capacity and unfavorable premium rates.

       The insurance and reinsurance industries have historically been cyclical, characterized by periods of intense price competition due to excess underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels. An increase in premium levels is often offset by an increasing supply of insurance and reinsurance capacity, either by capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers, which may cause prices to decrease. Either of these factors could lead to a significant reduction in premium rates, less favorable policy terms and conditions and fewer submissions for our underwriting services. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance and reinsurance industries significantly.

  Competition in the insurance and reinsurance industries could reduce our operating margins.

       The insurance and reinsurance industries are highly competitive. We compete on an international and regional basis with major U.S., Bermudian, European and other international insurers and reinsurers and with underwriting syndicates, some of which have greater financial and management resources than we do. We also compete with new companies that continue to be formed to enter the insurance and reinsurance markets. In addition, capital market participants have recently created alternative products that are intended to compete with reinsurance products. Increased competition could result in fewer submissions, lower premium rates and less favorable policy terms and conditions, which could reduce our margins.

  Uncertainty surrounding the future of the Terrorism Risk Insurance Act of 2002 and other political, regulatory and industry initiatives could adversely affect our business.

       Following the September 11th terrorist attacks, the Terrorism Risk Insurance Act of 2002 (the “TRIA”) was enacted to ensure the availability of insurance coverage for “certified” acts of terrorism in the U.S. Pursuant to the TRIA, if a “certified” act of terrorism results in an industry-wide loss over $5 million, the U.S. government becomes liable to pay a portion of such loss. Under the TRIA, each eligible insurance company is first required to absorb a deductible equal to 15% of its prior year reported commercial lines gross written premium before the government becomes liable for payment of losses of such company. For losses above this deductible, the payment by the government in effect provides reinsurance protection on a 90/10 quota share basis (with the government absorbing 90% of the loss and the applicable insurance company absorbing the remaining 10%). While insurance companies are allowed to purchase commercial reinsurance for their deductible amounts and quota share exposure, to date there has not been a viable market for such reinsurance coverage in terms of capacity, price or coverage terms and there remains an uncertainty regarding the future of terrorism coverage should the U.S. government not extend the TRIA after its expiration on December 31, 2005.

       Government intervention and the possibility of future government intervention have created uncertainty in the insurance and reinsurance markets about the definition of terrorist acts and the extent to which future coverages will extend to terrorist acts. Government regulators are generally concerned with the protection of policyholders to the exclusion of other constituencies, including shareholders of insurers and reinsurers. While we cannot predict the exact nature, timing or scope of possible governmental initiatives, such proposals could adversely affect our business by, among other things:

    Providing insurance and reinsurance capacity in markets and to consumers that we target;
    Requiring our participation in industry pools and guaranty associations;
    Expanding the scope of coverage under existing policies, e.g., following large disasters such as Hurricanes Katrina and Rita;
    Regulating the terms of insurance and reinsurance policies; or
    Disproportionately benefiting the companies of one country over those of another.

       For instance, if the TRIA expires without replacement, we believe that the products that would most expose us to acts of terrorism are our property and workers’ compensation products. With respect to property products, we believe that (i) underwriters will no longer be required to “make available” terrorism coverage and, accordingly, will be able to exclude or sub-limit such coverage, (ii) given current state law, underwriters will not be able to exclude terrorism in New York, Florida or Georgia but may limit their exposure by offering lower limits, or not writing business, in those states and (iii) in a minority of other states, underwriters will be permitted to exclude terrorism, but may not exclude fire following a terrorist attack. The foregoing limitations do not apply to coverage that a customer may purchase from underwriters outside the U.S. and, while some domestic U.S. companies will struggle with such limitations, other companies that are foreign legal entities or have established underwriting and distribution networks outside the U.S. will be free to negotiate terms and conditions with U.S. customers who are willing to purchase coverage from markets outside the U.S.

       With respect to workers’ compensation products, we believe that (i) unlike property policies, which offer a specific limit of coverage, workers’ compensation coverage is defined by statute and limited only by the number of workers covered, although workers’ compensation benefit levels can vary significantly from state to state and (ii) since underwriters by law cannot exclude war risk or terrorism risk on workers’ compensation policies, underwriters seeking to write workers’ compensation risks will be required to write the risk including terrorism.

       The insurance industry is also affected by political, judicial and legal developments that may create new and expanded theories of liability, which may result in delays or cancellations of products and services by insurers and reinsurers and could adversely affect our business.

  Risks Related to Regulation

  The regulatory regimes under which we operate, and potential changes thereto, could have a material adverse effect on our business.

       Our insurance and reinsurance subsidiaries operate in 29 countries around the world as well as in all 50 U.S. states. Our operations in each of these jurisdictions are subject to varying degrees of regulation and supervision. The laws and regulations of the jurisdictions in which our insurance and reinsurance subsidiaries are domiciled require, among other things, that these subsidiaries maintain minimum levels of statutory capital, surplus and liquidity, meet solvency standards, submit to periodic examinations of their financial condition and restrict payments of dividends and reductions of capital. Statutes, regulations and policies that our insurance and reinsurance subsidiaries are subject to may also restrict the ability of these subsidiaries to write insurance and reinsurance policies, make certain investments and distribute funds.

       In recent years, the U.S. insurance regulatory framework has come under increased federal scrutiny. In addition, some state legislatures have considered or enacted laws that may alter or increase state regulation of insurance and reinsurance companies and holding companies. Moreover, the National Association of Insurance Commissioners, which is the organization of insurance regulators from the 50 U.S. states, the District of Columbia and the four U.S. territories, as well as state insurance regulators regularly reexamine existing laws and regulations.

       We may not be able to comply fully with, or obtain desired exemptions from, revised statutes, regulations and policies that govern the conduct of our business. Failure to comply with, or to obtain desired authorizations and/or exemptions under, any applicable laws could result in restrictions on our ability to do business or undertake activities that are regulated in one or more of the jurisdictions in which we operate and could subject us to fines and other sanctions. In addition, changes in the laws or regulations to which our insurance and reinsurance subsidiaries are subject could have a material adverse effect on our business.

  If our Bermuda operating subsidiaries become subject to insurance statutes and regulations in jurisdictions other than Bermuda or if there is a change in Bermuda law or regulations or the application of Bermuda law or regulations, there could be a significant and negative impact on our business.

       XL Insurance (Bermuda) Ltd and XL Re Ltd, two of our wholly-owned operating subsidiaries, are registered Bermuda Class 4 insurers. As such, they are subject to regulation and supervision in Bermuda. Bermuda insurance statutes and the regulations and policies of the Bermuda Monetary Authority require XL Insurance (Bermuda) Ltd and XL Re Ltd to, among other things:

maintain a minimum level of capital and surplus;

maintain solvency margins and liquidity ratios;

restrict dividends and distributions;

obtain prior approval regarding the ownership and transfer of shares;

    maintain a principal office and appoint and maintain a principal representative in Bermuda;
    file an annual statutory financial return; and
    allow for the performance of certain periodic examinations of XL Insurance (Bermuda) Ltd and XL Re Ltd and their respective financial conditions.

       These statutes and regulations may restrict our ability to write insurance and reinsurance policies, distribute funds and pursue our investment strategy.

       We do not presently intend for XL Insurance (Bermuda) Ltd and XL Re Ltd to be admitted to do business in the United States, the United Kingdom or any jurisdiction other than Bermuda. However, we cannot assure you that insurance regulators in the United States, the United Kingdom or elsewhere will not review the activities of XL Insurance (Bermuda) Ltd or XL Re Ltd, their respective subsidiaries or their agents and claim that XL Insurance (Bermuda) Ltd or XL Re Ltd is subject to such jurisdiction’s licensing requirements. If any such claim is successful and XL Insurance (Bermuda) Ltd or XL Re Ltd must obtain licenses in a jurisdiction other than Bermuda, we may be subject to taxation in such jurisdiction.

       In addition, XL Insurance (Bermuda) Ltd and XL Re Ltd are subject to indirect regulatory requirements imposed by jurisdictions that may limit their ability to provide insurance or reinsurance to that jurisdiction’s domestic insurers or reinsurers. For example, the ability of XL Insurance (Bermuda) Ltd and XL Re Ltd to write insurance or reinsurance may be subject, in certain cases, to a country’s limits on how much reinsurance can be purchased from non-domestic reinsurers or requirements that such non-domestic reinsurers collateralize their payment obligations to domestic ceding companies. If we are unable to collateralize or provide other credit support for these reinsurance clients on commercially reasonable terms, we could be limited in our ability to write business for some of our clients. Proposed legislation and regulations may have the effect of imposing additional requirements upon, or restricting the market for, non-domestic insurers or reinsurers with whom domestic companies place business.

       Generally, Bermuda insurance statutes and regulations applicable to XL Insurance (Bermuda) Ltd and XL Re Ltd are less restrictive than those that would be applicable if they were governed by the laws of any state in the United States. If in the future we become subject to any insurance laws of the United States or any state thereof or of any other jurisdiction, we cannot assure you that we would be in compliance with such laws or that complying with such laws would not have a significant and negative effect on our business.

       The process of obtaining licenses is very time consuming and costly and XL Insurance (Bermuda) Ltd and XL Re Ltd may not be able to become licensed in jurisdictions other than Bermuda should we choose to do so. The modification of the conduct of our business that would result if we were required or chose to become licensed in certain jurisdictions could significantly and negatively affect our financial condition and results of operations. In addition, our inability to comply with insurance statutes and regulations could significantly and adversely affect our financial condition and results of operations by limiting our ability to conduct business as well as subjecting us to penalties and fines.

       Because XL Insurance (Bermuda) Ltd and XL Re Ltd are Bermuda companies, they are subject to changes in Bermuda law and regulation that may have an adverse impact on our operations, including through the imposition of tax liability or increased regulatory supervision. In addition, XL Insurance (Bermuda) Ltd and XL Re Ltd will be exposed to any changes in the political environment in Bermuda, including, without limitation, as a result of the independence issues currently being discussed in Bermuda. The Bermuda insurance and reinsurance regulatory framework recently has become subject to increased scrutiny in many jurisdictions, including the United Kingdom. We cannot predict the future impact on our operations of changes in the laws and regulation to which we are or may become subject.

  Risks Related to Taxation

  We and our Bermuda insurance subsidiaries may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on our results of operations and your investment.

       We, and our Bermuda insurance subsidiaries, have received from the Ministry of Finance in Bermuda exemptions from any Bermuda taxes that might be imposed on profits, income or any capital asset, gain or appreciation until

  March 28, 2016. The exemptions are subject to the proviso that they are not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (we and our Bermuda insurance subsidiaries are not so currently designated) and to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 or otherwise payable in relation to the land leased to us and our Bermuda insurance subsidiaries. We, as a permit company under The Companies Act 1981 of Bermuda, have received similar exemptions, which are effective until March 28, 2016. We and our Bermuda insurance subsidiaries are required to pay certain annual Bermuda government fees and certain business fees as an insurer under The Insurance Act 1978 of Bermuda. Currently there is no Bermuda withholding tax on dividends paid by our Bermuda insurance subsidiaries to us. Given the limited duration of the Ministry of Finance’s assurance, we cannot be certain that we, or our Bermuda insurance subsidiaries, will not be subject to any Bermuda tax after March 28, 2016.

  We may become subject to taxes in the Cayman Islands after June 2, 2018, which may have a material adverse effect on our results of operations and your investment.

       Under current Cayman Islands law, we are not obligated to pay any taxes in the Cayman Islands on our income or gains. We have received an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended, that until June 2, 2018, (i) no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to us and (ii) no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any of our ordinary shares, debentures or other obligations. Under current law, no tax will be payable on the transfer or other disposition of our ordinary shares. The Cayman Islands currently impose stamp duties on certain categories of documents; however, our current operations do not involve the payment of stamp duties in any material amount. The Cayman Islands also currently impose an annual corporate fee upon all exempted companies incorporated in the Cayman Islands. Given the limited duration of the undertaking from the Governor-in-Council of the Cayman Islands, we cannot be certain that we will not be subject to any Cayman Islands tax after June 2, 2018.

  We and our Bermuda insurance subsidiaries may become subject to U.S. tax, which may have a material adverse effect on our results of operations and your investment.

       We take the position that neither we nor any of our Bermuda insurance subsidiaries is engaged in a U.S. trade or business through a U.S. permanent establishment. Accordingly, we take the position that none of our Bermuda insurance subsidiaries should be subject to U.S. tax (other than U.S. excise tax on insurance and reinsurance premium income attributable to insuring or reinsuring U.S. risks and U.S. withholding tax on some types of U.S. source investment income). However, because there is considerable uncertainty as to the activities that constitute being engaged in a trade or business within the United States, we cannot be certain that the U.S. Internal Revenue Service (the “IRS”) will not contend successfully that we or any of our Bermuda insurance subsidiaries are engaged in a trade or business in the United States. If we or any of our Bermuda insurance subsidiaries were considered to be engaged in a trade or business in the United States, any such entity could be subject to U.S. corporate income and additional branch profits taxes on the portion of its earnings effectively connected to such U.S. business, in which case our results of operations and your investment could be materially adversely affected. See “Certain Tax Considerations—Taxation of XL Capital and XL—United States.”

  If you acquire 10% or more of our ordinary shares, you may be subject to taxation under the “controlled foreign corporation” (the “CFC”) rules.

       Under certain circumstances, a “United States shareholder” (as defined in “Certain Tax Considerations—Taxation of Shareholders—United States—Taxation of U.S. Holders of Ordinary Shares—Ownership and Dispositions of Ordinary Shares—Classification as a Controlled Foreign Corporation”) of a foreign corporation that is a “CFC” (as defined in “Certain Tax Considerations—Taxation of Shareholders—United States—Taxation of U.S. Holders of Ordinary Shares—Ownership and Dispositions of Ordinary Shares—Classification as a Controlled Foreign Corporation”) for an uninterrupted period of 30 days or more during a taxable year must include in gross income for U.S. federal income tax purposes such United States shareholder’s pro rata share of the CFC’s “subpart F income”, even if the subpart F income is not distributed to such United States shareholder if such United States shareholder owns (directly or indirectly through foreign entities) any of our ordinary shares on the last day of our taxable year. “Subpart F income” of a foreign insurance corporation typically includes foreign personal holding company income (such as inter-

  est, dividends and other types of passive income), as well as insurance and reinsurance income (including underwriting and investment income) attributable to the insurance of risks situated outside the CFC’s country of incorporation.

       We believe that because of the dispersion of our ordinary share ownership, provisions in our organizational documents that limit voting power of our ordinary shares and other factors, no “U.S. holder” (as defined in “Certain Tax Considerations—Taxation of Shareholders—United States”) who acquires our ordinary shares directly or indirectly through one or more foreign entities should be required to include our subpart F income in income under the CFC rules of the Internal Revenue Code of 1986, as amended (the “Code”). See “Description of XL Capital Ordinary Shares” in the accompanying prospectus for a description of these provisions. It is possible, however, that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge, in which case your investment could be materially adversely affected.

  U.S. tax-exempt organizations that own our ordinary shares may recognize unrelated business taxable income.

       A U.S. tax-exempt organization that owns any of our ordinary shares will be required to treat certain subpart F insurance income, including RPII (as defined below), as unrelated business taxable income. Although we do not believe that any U.S. holders, including any U.S. tax-exempt organization, should be allocated any subpart F insurance income, we cannot be certain that this will be the case. Potential U.S. tax-exempt investors are advised to consult their tax advisors.

  U.S. holders who hold our ordinary shares may be subject to U.S. federal income taxation at ordinary income rates on their proportionate share of our “related person insurance income” (“RPII”).

       RPII is defined as any “insurance income” (as defined in the Code) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “United States shareholder” or a “related person” to such a shareholder. If the RPII of any of our non-U.S. insurance subsidiaries (each a “Non-U.S. Insurance Subsidiary”) were to equal or exceed 20% of such subsidiary’s gross insurance income in any taxable year and direct or indirect insureds (and persons related to those insureds) are treated as owning 20% or more of the voting power or value of the stock of XL Capital Ltd and any of its Non-U.S. Insurance Subsidiaries, then a U.S. holder who owns any of our ordinary shares (directly or indirectly through foreign entities) on the last day of the taxable year would be required to include in its income for U.S. federal income tax purposes such person’s pro rata share of the RPII for the entire taxable year, determined as if all such RPII were distributed proportionately only to U.S. holders at that date regardless of whether such income is distributed. In addition, any RPII that is includible in the income of a U.S. tax-exempt organization may be treated as unrelated business taxable income. We believe that the gross RPII of each Non-U.S. Insurance Subsidiary did not in prior years of operation and is not expected in the foreseeable future to equal or exceed 20% of each such subsidiary’s gross insurance income, and we do not expect the direct or indirect insureds of each Non-U.S. Insurance Subsidiary (and persons related to such insureds) to directly or indirectly own 20% or more of either the voting power or value of our shares, but we cannot be certain that this will be the case because some of the factors that determine the extent of RPII may be beyond our control. If these thresholds are met or exceeded, and if you are an affected U.S. holder, your investment could be materially adversely affected. See “Certain Tax Considerations—Taxation of Shareholders—United States—Taxation of U.S. Holders of Ordinary Shares—Ownership and Dispositions of Ordinary Shares—Related Person Insurance Income.”

  U.S. holders who hold our ordinary shares will be subject to adverse tax consequences if we are considered to be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes.

       If we are considered to be a PFIC for U.S. federal income tax purposes, a U.S. holder who owns any of our ordinary shares will be subject to adverse tax consequences, including a greater tax liability than might otherwise apply and tax on amounts in advance of when tax would otherwise be imposed, in which case an investment in our ordinary shares could be materially adversely affected. In addition, if we were considered a PFIC, upon the death of any U.S. individual owning our ordinary shares, such individual’s heirs or estate would not be entitled to a “step-up” in the basis of such ordinary shares, which might otherwise be available under U.S. federal income tax laws. We believe that we are not and have not been, and currently do not expect to become, a PFIC for U.S. federal income tax purposes. We cannot assure you, however, that we will not be deemed a PFIC by the IRS. If we were considered a PFIC, it could have material adverse tax consequences for an investor that is subject to U.S. federal income taxation. There are cur-

  rently no regulations regarding the application of the PFIC provisions to an insurance company. New regulations or pronouncements interpreting or clarifying such provisions may be forthcoming. We cannot predict what impact, if any, such guidance would have on an investor that is subject to U.S. federal income taxation. See “Certain Tax Considerations—Taxation of Shareholders—United States—Taxation of U.S. Holders of Ordinary Shares—Ownership and Dispositions of Ordinary Shares—Passive Foreign Investment Companies.”

  Changes in U.S. federal income tax law could materially adversely affect an investment in our ordinary shares.

       Legislation is periodically introduced in the U.S. Congress intended to eliminate some perceived tax advantages of companies (including insurance companies) that have legal domiciles outside the United States but have certain U.S. connections. Other legislation would provide additional limits on the deductibility of interest by foreign-owned U.S. corporations. It is possible that legislative proposals could emerge in the future that could have an adverse impact on us or our shareholders.

       Additionally, the U.S. federal income tax laws and interpretations regarding whether a company is engaged in a trade or business within the United States or is a PFIC, or whether U.S. holders would be required to include in their gross income “subpart F income” or the RPII of a CFC, are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the PFIC rules to insurance companies and the regulations regarding RPII are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be forthcoming. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such guidance will have a retroactive effect.

  The Organisation for Economic Co-operation and Development is considering measures that might change the manner in which we are taxed.

       On June 27, 2005 the Organisation for Economic Co-operation and Development (“OECD”) issued a discussion draft, “Attribution of Profits to a Permanent Establishment—Release of Discussion Draft of Part IV (Insurance)” (the “Draft”), which constitutes the fourth and final part of the report on OECD’s project to establish a broad consensus regarding the interpretation and practical application of Article 7 (“Article 7”) of the OECD Model Tax Convention on Income and on Capital. Article 7 sets forth international tax principles for attributing profits to a permanent establishment and forms the basis of an extensive network of bilateral income tax treaties between OECD member countries and between many OECD member and non-member countries. Once finalized, the conclusions of Parts I-IV of the report will be implemented through revision of the Commentary on Article 7 and/or Article 7 itself. Section C of the Draft discusses the application of the 1995 OECD Transfer Pricing Guidelines to insurance business conducted between associated enterprises and, if adopted in its current form, might change the manner in which we are taxed and could therefore impact our future after-tax profitability. We cannot predict the effect of any such changes.

  Risks Related to our Ordinary Shares

  The price and trading volume of our ordinary shares, the general level of interest rates and our credit quality will directly affect the trading price for the units.

       The trading price of the units will be directly affected by, among other things, the price and trading volume of our ordinary shares, interest rates generally and our credit quality.

  The price and trading volume of our ordinary shares may fluctuate in response to a number of events and factors, including:

    catastrophes or other events that may impact or be perceived by investors as impacting the insurance and reinsurance industries;

    quarterly variations in our operating results;
    changes in the market’s expectations about our future operating results;

    changes in financial estimates and recommendations by securities analysts concerning us or the insurance and reinsurance industries generally;
    changes in the credit ratings assigned to our claims-paying ability by S&P, A.M. Best or other independent rat- ing agencies;
    operating and stock price performance of other companies that investors may deem comparable to us;
    news reports relating to our business and trends in the markets in which we operate;
    changes in the laws and regulations affecting our business;
    acquisitions and financings by us or others in our industry; and
    sales or acquisitions of a substantial number of our ordinary shares by our directors and executive officers or significant shareholders, or the perception that such sales could occur.

       In addition, in recent years stock markets around the world have experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. These broad market fluctuations may materially adversely affect the price of our ordinary shares, regardless of our operating results.

       Also, fluctuations in interest rates may give rise to arbitrage opportunities based upon changes in the relative value of the ordinary shares underlying the purchase contracts and of the other components of the units. The arbitrage could, in turn, negatively affect the trading prices of the units and our ordinary shares.

  Provisions in our Articles of Association may reduce the voting rights of our ordinary shares.

       Our Articles of Association generally provide that shareholders have one vote for each ordinary share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. However, the voting rights exercisable by a shareholder may be limited so that certain persons or groups are not deemed to hold 10% or more of the voting power conferred by our ordinary shares. Under these limitations, some shareholders may have less than one vote for each ordinary share held by them. Moreover, these limitations could have the effect of reducing the voting power of some shareholders who would not otherwise be subject to such limitations by virtue of their direct share ownership. See “Description of XL Capital Ordinary Shares” in the accompanying prospectus.

  Provisions in our Articles of Association may restrict the ownership and transfer of our ordinary shares.

       Our Articles of Association provide that our Board of Directors shall decline to register a transfer of shares if it appears to our Board of Directors, whether before or after such transfer, that the effect of such transfer would be to increase the number of shares owned or controlled by any person to 10% or more of any class of voting shares, the total issued shares of XL Capital Ltd or the voting power of XL Capital Ltd. In addition, our Articles of Association also provide that if, and for so long as, the votes conferred on any person by the ownership or control of our shares (including any preference ordinary shares) constitute 10% or more of the votes conferred by our issued shares, each such share held by such person shall confer only a fraction of the vote that would otherwise be conferred, as determined by the formula described in our Articles of Association, and such voting rights will continue to be readjusted until no shareholder’s voting rights exceed this limitation as a result of such reduction. Notwithstanding the foregoing, our Board of Directors may make such final adjustments to the aggregate number of votes conferred on any person by the ownership or control of shares that they consider fair and reasonable, in the light of all applicable circumstances, to ensure that such votes represent less than 10% of the aggregate voting power of the votes conferred by all our issued shares. See “Description of XL Capital Ordinary Shares” in the accompanying prospectus. For these purposes, references to ownership or control of our shares mean ownership within the meaning of Section 958 of the Code and Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

  Certain provisions in our charter documents and Rights Agreement could, among other things, impede an attempt to replace our directors or to effect a change of control, which could diminish the value of our ordinary shares.

       Our articles of association contain provisions that may make it more difficult for shareholders to replace directors and could delay or prevent a change of control that a shareholder might consider favorable. These provisions include a staggered board of directors, limitations on the ability of shareholders to remove directors, limitations on voting rights and certain transfer restrictions on our ordinary shares. In addition, certain provisions in our Rights Agreement could delay or prevent a change of control that a shareholder might consider favorable. These provisions may prevent a shareholder from receiving the benefit of any premium over the market price of our ordinary shares offered by a bidder in connection with a potential takeover.

       Even in the absence of a takeover attempt or an attempt to effect a change in management, these provisions may adversely affect the prevailing market price of our ordinary shares if they are viewed as discouraging takeover attempts in the future. See “Description of XL Capital Ordinary Shares” in the accompanying prospectus and “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

       In addition, insurance regulations in certain jurisdictions may also delay or prevent a change of control or limit the ability of a shareholder to acquire in excess of specified amounts of our ordinary shares.

  It may be difficult for you to enforce judgments against XL Capital Ltd or its directors and executive officers.

       XL Capital Ltd is incorporated pursuant to the laws of the Cayman Islands and our principal executive offices are in Bermuda. In addition, certain of our directors and officers reside outside the United States and a substantial portion of our assets and the assets of such directors and officers are located outside the United States. As such, it may be difficult or impossible to effect service of process within the United States upon those persons or to recover on judgments of U.S. courts against us or them, including judgments predicated upon civil liability provisions of U.S. federal securities laws.

       XL Capital Ltd has been advised by Appleby Spurling Hunter, its Cayman Islands counsel, that there is doubt as to whether the courts of the Cayman Islands would enforce:

    judgments of U.S. courts based upon the civil liability provisions of U.S. federal securities laws obtained in actions against XL Capital Ltd or its directors and officers, as well as experts named in this prospectus supplement or the accompanying prospectus, who reside outside the United States; or
    original actions brought in the Cayman Islands against these persons or XL Capital Ltd predicated solely upon U.S. federal securities laws.

       XL Capital Ltd has also been advised by Appleby Spurling Hunter that there is no treaty in effect between the United States and the Cayman Islands providing for such enforcement and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under U.S. federal securities laws, would not be allowed in Cayman Islands courts as contrary to public policy.

  U.S. persons who own our ordinary shares may have more difficulty protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

       The law applicable to companies established in the Cayman Islands, under which we are governed, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. These differences include the manner in which directors must disclose transactions in which they have an interest and their ability to vote notwithstanding a conflict of interest, the rights of shareholders to bring class action and derivative lawsuits and the scope of indemnification available to directors and officers.

  Risks Related to the Units

  You will bear the entire risk of a decline in the price of our ordinary shares.

       You will have an obligation to buy our ordinary shares pursuant to the purchase contract at a fixed price. The market value of the ordinary shares you will purchase on the stock purchase date may be materially lower than the price per share that the purchase contract requires you to pay. If the average of the closing price per ordinary share over the 20 trading-day period ending on the third trading day immediately preceding the stock purchase date is less than $65.00 per share, on the stock purchase date, you will be required to purchase ordinary shares at a price per share of $65.00. Accordingly, a holder of units assumes the entire risk that the market value of our ordinary shares may decline and that the decline could be substantial.

  You will receive only a portion of any appreciation in our ordinary share price.

       Assuming we have not previously fixed the settlement rate as set forth under “Description of the Equity Security Units—Fixed Settlement Rate Option Upon an Accounting Event,” the aggregate market value of the ordinary shares you will receive upon settlement of a purchase contract generally will exceed the stated amount of $25 only if the average of the closing price per ordinary share over the 20 trading-day period ending on the third trading day immediately preceding the stock purchase date equals or exceeds $80.60, which we refer to as the “threshold appreciation price.” The threshold appreciation price represents an appreciation of 24% over $65.00. If the applicable average closing price exceeds $65.00, which we refer to as the “reference price,” but falls below the threshold appreciation price, You will realize no equity appreciation on the ordinary shares for the period during which you own a unit.

       Furthermore, if the applicable average closing price exceeds the threshold appreciation price, the value of our ordinary shares that you will receive under the purchase contract will be approximately 81% of the value of the ordinary shares that you could have purchased with $25 at the time of the offering. During the period prior to settlement, an investment in the units affords less opportunity for equity appreciation than a direct investment in our ordinary shares.

  You may suffer dilution of the ordinary shares issuable upon settlement of your purchase contract.

       The number of ordinary shares issuable upon settlement of your purchase contract is subject to adjustment only for stock splits and combinations, stock dividends and specified other transactions that significantly modify our capital structure. The number of ordinary shares issuable upon settlement of each purchase contract is not subject to adjustment for other events, including employee stock option grants, ordinary dividends other than in excess of a threshold amount, offerings of ordinary shares for cash or in connection with acquisitions, or other transactions that may adversely affect the price of our ordinary shares. The terms of the units do not restrict our ability to offer ordinary shares in the future or to engage in other transactions that could dilute the ordinary shares. We have no obligation to consider the interests of the holders of the units in engaging in any such offering or transaction. If we issue additional ordinary shares, such issuance may materially and adversely affect the price of our ordinary shares and, because of the relationship of the number of ordinary shares holders are to receive on the stock purchase date to the price of our ordinary shares, such other events may adversely affect the trading price of the units.

  You will have no rights as holders of our ordinary shares but will be subject to all changes with respect to our ordinary shares.

       Until you acquire ordinary shares upon settlement of your purchase contract, you will have no rights with respect to our ordinary shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on our ordinary shares. The declaration and payment of future dividends by us will be at the discretion of our board of directors and will depend upon many factors, including our earnings, financial condition, business needs, capital and surplus requirements of our operating subsidiaries and contractual and regulatory restrictions. Only holders of our ordinary shares, not holders of units, will receive such dividends. Upon settlement of your purchase contract, you will be entitled to exercise the rights of a holder of our ordinary shares only as to actions for which the record date occurs after the settlement date. For example, in the event that an amendment is proposed to our memorandum and articles of association requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of the ordinary shares, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our ordinary shares.

  We have the right to fix the settlement rate prior to the stock purchase date if an accounting event occurs and is continuing.

       If an accounting event occurs and is continuing at any time prior to the earlier of a successful remarketing of the senior notes or the stock purchase date, we may elect to fix the settlement rate according to a formula based on the

  Black-Scholes option pricing model, which is a function of several variables, including the market price of our ordinary shares, our dividend yield, the remaining maturity of the purchase contract, the “risk-free rate” and the volatility of our ordinary shares. Once we have fixed the settlement rate, the number of shares that you are required to purchase upon settlement of the purchase contract no longer will depend on the price of our ordinary shares. Accordingly, even if the price of our ordinary shares subsequently declines, you will be required to purchase a number of ordinary shares equal to the fixed accounting event settlement rate. In no event will the fixed accounting event settlement rate be greater than 0.3846 shares, subject to adjustment as described in “Description of the Equity Security Units—Antidilution Adjustments.”

  We may issue additional ordinary shares and thereby materially and adversely affect the price of our ordinary shares.

       The number of ordinary shares that you are entitled to receive on the stock purchase date or as a result of early settlement of your purchase contract is subject to adjustment for certain events arising from stock splits and combinations, stock dividends and certain other actions by us that modify our capital structure. We will not adjust the number of ordinary shares that you are to receive on the stock purchase date, or as a result of early settlement of your purchase contract, for other events, including offerings of ordinary shares for cash by us or in connection with acquisitions. We are not restricted from issuing ordinary shares during the term of the purchase contracts and have no obligation to consider your interests for any reason. If we issue additional ordinary shares, it may materially and adversely affect the price of our ordinary shares and, because of the relationship of the number of shares to be received on the stock purchase date to the price of the ordinary shares, such other events may adversely affect the trading price of the normal units or stripped units.

  Your pledged securities will be encumbered.

       Although holders of units will hold beneficial ownership interests in the underlying pledged senior notes or treasury securities, such holders will pledge those securities with the collateral agent to secure their obligations under the related purchase contracts. Therefore, for so long as the purchase contracts remain in effect, holders will not be allowed to withdraw their ownership interest in the pledged senior notes or treasury securities from this pledge arrangement, except upon substitution of other securities as described in this prospectus supplement.

  The purchase contract agreement will not be qualified under the Trust Indenture Act. The obligations of the purchase contract agent will be limited.

       The purchase contract agreement relating to the units will not be qualified under the Trust Indenture Act. The purchase contract agent under the purchase contract agreement, who will act as the agent and the attorney-in-fact for the holders of the units, will not be qualified as a trustee under the Trust Indenture Act. Accordingly, holders of the units will not have the benefits of the protections of the Trust Indenture Act other than to the extent applicable to a senior note included in a unit (which includes those protections identified below) or as specified in the purchase contract agreement. Under the terms of the purchase contract agreement, the purchase contract agent will have only limited obligations to the holders of the units.

       If a security is issued under an indenture, you as a holder would generally have the following additional protections: (1) provisions that obligate an indenture trustee, within 90 days of ascertaining that it has a “conflicting interest,” to either eliminate the conflicting interest or resign; (2) provisions that prevent an indenture trustee that is also a creditor of the issuer from improving its own credit position at the expense of you as the security holder immediately before or after an indenture default; and (3) the requirement that the indenture trustee deliver reports at least once a year with respect to the indenture trustee and the securities issued under the indenture.

  The secondary market for the units may be illiquid.

       We are unable to predict how the units will trade in the secondary market or whether that market will be liquid or illiquid. There is currently no secondary market for the units. Although we have applied to list the normal units on the New York Stock Exchange, we have no obligation or current intention to apply for any separate listing of the stripped units or the senior notes on any stock exchange; however, in the event that either of these securities is separately traded to a sufficient extent that applicable exchange listing requirements are met, we will attempt to cause those securities to be listed on the exchange on which the normal units are then listed. We can give you no assurance as to the liquidity of any market that may develop for the normal units, the stripped units or the senior notes, your ability to sell such securities or whether a trading market, if it develops, will continue. In addition, in the event that sufficient numbers of normal units are converted to stripped units, the liquidity of normal units could decrease. It is possible that the normal units, and the stripped units or senior notes if they are ever listed, could be delisted from the New York Stock Exchange or that trading in the normal units, stripped units or senior notes could be suspended as a result of elections to create stripped units or recreate normal units through the substitution of collateral that causes the number of these securities to fall below the applicable requirements for listed securities on the New York Stock Exchange.

  Holders of senior notes have only limited rights of acceleration.

       Holders of senior notes may accelerate payment of the principal and accrued and unpaid interest on the senior notes only upon the occurrence and continuation of an event of default. An event of default is generally limited to payment defaults, breaches of specific covenants and specific events of bankruptcy, certain cross-acceleration with respect to our other indebtedness, insolvency and reorganization relating to us.

  Delivery of securities is subject to potential delay if we become subject to a bankruptcy proceeding.

       Notwithstanding the automatic termination of the purchase contracts, if we become the subject of a case under the U.S. Bankruptcy Code, the imposition of an automatic stay under Section 362 of the Bankruptcy Code, if applicable, or any court ordered stay, may delay the delivery to you of your securities being held as collateral under the pledge arrangement and such delay may continue until the automatic stay or other stay has been lifted. The automatic stay or other stay will not be lifted until such time as the relevant bankruptcy judge agrees to lift it and return the collateral to you.

  We may redeem the senior notes upon the occurrence of a special event.

       We have the option to redeem the senior notes on not less than 30 days’ or more than 60 days’ prior written notice, in whole but not in part, at any time that a special event has occurred and is continuing under the circumstances described in this prospectus supplement. See “Description of the Senior Notes — Special Event Redemption.” If we exercise this option to redeem, the senior notes will be redeemed at the redemption price described later in this prospectus supplement. If the senior notes are redeemed, we will pay the redemption price in cash to the holders of ownership interests in the senior notes. If the special event redemption occurs prior to the stock purchase date, the redemption price payable to you as a holder of the normal units will be distributed to the collateral agent, who in turn will apply an amount equal to the redemption price to purchase a portfolio of zero-coupon U.S. treasury securities on your behalf and will remit the remainder of the redemption price, if any, to you, and these treasury securities will be substituted for the senior notes as collateral to secure your obligations under the purchase contracts related to the normal units held by you. If your senior notes are not components of normal units, you, rather than the collateral agent, will receive the related redemption payments. We can give you no assurance as to the effect on the market prices for the normal units if we substitute the treasury securities as collateral in place of any senior notes so redeemed. A special event redemption will be a taxable event to the holders of the senior notes.

  Because we are a holding company and substantially all of our obligations are conducted by our subsidiaries, our obligations under the senior notes and the purchase contracts are effectively subordinated to the obligations of our subsidiaries.

       We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. Our ability to pay our obligations under the purchase contracts and senior notes (and our ability to pay dividends on our ordinary shares) depends on our ability to obtain cash dividends or other cash payments or obtain loans from our subsidiaries, which are separate and distinct legal entities that will have no obligation to pay any dividends or to lend or advance us funds and which may be restricted from doing so by contract, including other financing arrangements, charter provisions or applicable legal or regulatory requirements and may also depend on the financial condition of our subsidiaries. For instance, the ability of our subsidiaries to pay such dividends is limited by the applicable laws and regulations of the various countries that they operate in, including the Cayman Islands, Bermuda, the United States and the U.K., and those of the Society of Lloyd’s. For further discussion of certain regulatory restrictions on the payments of dividends by our subsidiaries, see Note 24 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

       In addition, because we are a holding company, except to the extent that we have priority or equal claims against our subsidiaries as a creditor, our obligations under the senior notes and the purchase contracts will be effectively subordinated to the obligations of our subsidiaries.

       Our obligations with respect to the contract adjustment payments will be subordinate and junior in right of payment to our obligations under our senior indebtedness as described under “Description of the Equity Security Units—Current Payments.”

       As of September 30, 2005, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $2.7 billion. All such outstanding indebtedness is unsecured and unsubordinated. As of September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries (other than XL Capital Finance (Europe) plc) that would effectively rank senior to the senior debt issued under the senior debt indenture was approximately $355.0 million. The senior notes would also be structurally subordinated to losses and loss expenses and other obligations of our subsidiaries.

       Any deterioration in our financial condition could make it more difficult to remarket the senior notes successfully. Unless the purchase contracts are terminated because of our bankruptcy, insolvency or reorganization, on the stock purchase date we will issue the required number of ordinary shares notwithstanding any decline in value of the senior notes included in the normal units. Nevertheless, any deterioration in our financial condition would have an adverse impact on the value of separate notes.

  We may defer contract adjustment payments.

       We have the option to defer the payment of all or part of the contract adjustment payments on the purchase contracts forming a part of the units until no later than the stock purchase date. However, deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 7.00% per year (compounded quarterly) until paid. If the purchase contracts are terminated due to our bankruptcy, insolvency or reorganization or are settled early, the right to receive contract adjustment payments and deferred contract adjustment payments, if any, will also terminate and, except in the case of a merger early settlement, you will not receive any accrued and unpaid contract adjustment payments.

  The U.S. federal income tax consequences of the purchase, ownership and disposition of the units are unclear.

       There is only one published revenue ruling addressing the treatment of instruments similar to the units. No other statutory, judicial or administrative authority directly addresses the treatment of the units or instruments similar to the units for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the units are unclear. You are urged to consult your tax advisor concerning the tax consequences of an investment in the units.

  You may have to pay U.S. federal income taxes with respect to deemed distributions that you do not receive.

       As discussed in “Price Range of Ordinary Shares and Dividends,” the payment of future dividends on our ordinary shares is subject to the discretion of our board of directors. If we pay dividends with respect to our ordinary shares in an aggregate amount in excess of $0.38 per share in any quarter, we will adjust the settlement rate with respect to your purchase contract to account for such dividends; provided that no adjustment will be made as a result of the $0.50 per ordinary share cash dividend payable in the fourth quarter of 2005. Upon such an adjustment, you may be required to include an amount in income for federal income tax purposes, notwithstanding that you do not receive any cash or other property with respect to such dividends. For further details, see “Certain Tax Considerations.”

  The trading price of the senior notes may not fully reflect the value of their accrued but unpaid interest.

       The senior notes may trade at a price that does not fully reflect the value of their accrued but unpaid interest. If you dispose of your senior notes between record dates for interest payments, you will be required to include in gross income for U.S. federal income tax purposes accrued interest through the date of disposition as ordinary income.

  CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

       The Private Securities Litigation Reform Act of 1995, or the “PSLRA,” provides a “safe harbor” for forward-looking statements. Any prospectus, prospectus supplement, our Annual Report to ordinary shareholders, any proxy statement, any Form 10-K, Form 10-Q or Form 8-K of ours or any other written or oral statements made by or on behalf of us may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general, and to the insurance, reinsurance and financial products and services sectors in particular (both as to underwriting and investment matters). Statements that include the words “expect”, “intend”, “plan”, “believe”, “project”, “anticipate”, “will”, and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.

       All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements.

  We believe that these factors include, but are not limited to, the following:

    the adequacy of rates and in terms and conditions may not be as sustainable as we are currently projecting;
    changes to the size of our claims relating to Hurricanes Katrina, Rita, Wilma and other natural catastrophes;
    our ability to realize the expected benefits of the quota share reinsurance treaty that we recently entered into with respect to specified portions of our property catastrophe and retrocessional lines of business;
    the timely and full recoverability of reinsurance placed by us with third parties, or other amounts due to us, including, without limitation, amounts due to us from the WSIC (a) in connection with the independent actuarial process or (b) under other contractual arrangements;
    the projected amount of ceded reinsurance recoverables and the ratings and creditworthiness of reinsurers may change;
    the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than antici- pated by us;
    ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions;
    increased competition on the basis of pricing, capacity, coverage terms or other factors;
    greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting models, reserving or investment practices anticipate based on historical experience or industry data;
    developments in the world’s financial and capital markets that adversely affect the performance of our invest- ments and our access to such markets;
    the potential impact on us from government-mandated insurance coverage for acts of terrorism;
    the potential impact of variable interest entities or other off-balance sheet arrangements on us;
    developments in bankruptcy proceedings or other developments related to bankruptcies of companies insofar as they affect property and casualty insurance and reinsurance coverages or claims that we may have as a counter- party;
    availability of borrowings and letters of credit under our credit facilities;
    changes in regulation or tax laws applicable to us or our subsidiaries, brokers or customers;
    acceptance of our products and services, including new products and services;
    changes in the availability, cost or quality of reinsurance;

    changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;
    loss of key personnel;
    the effects of mergers, acquisitions and divestitures;
    changes in rating agency policies or practices;
    changes in accounting policies or practices or the application thereof;
    legislative or regulatory developments;
    changes in general economic conditions, including inflation, foreign currency exchange rates and other factors;
    the effects of business disruption or economic contraction due to war, terrorism or other hostilities; and
    the other factors set forth in our other documents on file with the SEC.

       The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere. We undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

  USE OF PROCEEDS

       We estimate our net proceeds from our sale of 29,800,000 units in this offering, after deducting underwriting discounts and commissions and estimated offering expenses, to be approximately $721.2 million.

       We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent offering of ordinary shares (which we estimate to be approximately $2.13 billion, assuming no exercise of the underwriters’ option to purchase additional ordinary shares granted in such offering or approximately $2.45 billion if that option is exercised in full), for general corporate purposes, including, without limitation, the replenishment of the capital base of certain of our subsidiaries following our third quarter 2005 catastrophe losses, estimated losses relating to Hurricane Wilma and the recent determination by the independent actuary in connection with our post-closing reserve seasoning process with Winterthur Swiss Insurance Company. The consummation of this offering and the offering of ordinary shares are not conditional upon each other.

       RATIO OF EARNINGS TO FIXED CHARGES
  AND RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERENCE DIVIDENDS

       Our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preference dividends for each of the periods indicated is as follows:

	(Unaudited)			Fiscal Year Ended December 31,
	Nine Months Ended
	September 30, 2005(1)	2004	(2)	2003	(2)	2002	(2)	2001	(1)(2)	2000	(2)

Ratio of Earnings to Fixed Charges	—	4.8	x	2.8	x	3.0	x	—		5.6	x
Ratio of Earnings to Combined
Fixed Charges and Preference

Dividends	—	4.2	x	2.4	x	2.9	x	—		5.6	x

(1)	For the nine months ended September 30, 2005 and the year ended December 31, 2001, earnings were insufficient to cover fixed charges by $520.2 million and $832.4 million, respectively, and insufficient to cover combined fixed charges and preference dividends by $550.4 million and $832.4 million, respectively.

(2)	The ratios for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 reflect the restatement of fixed charges based on the re-presentation of certain line items in the consolidated statements of income of XL Capital. This re-presentation had no impact on net income.

       We have computed the foregoing ratios by dividing (1) income from continuing operations before income taxes, minority interest and income or loss from equity investees plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investees, less minority interest, by (2) the sum of fixed charges and, where indicated, preference dividends. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), the portion of operating lease rental expense that is representative of the interest factor (deemed to be 30% of operating lease rentals) and accretion of deposit liability transactions. Because we had no outstanding preference ordinary shares during any of the years ended December 31, 2001 and 2000, the ratio of earnings to fixed charges is identical to the ratio of earnings to combined fixed charges and preference dividends for each of these periods.

  PRICE RANGE OF ORDINARY SHARES AND DIVIDENDS

       Our ordinary shares are listed and traded on the New York Stock Exchange under the symbol “XL”. The following table sets forth, for the periods indicated, the high and low closing sales prices per ordinary share of our ordinary shares as reported on the New York Stock Exchange and the quarterly cash dividends declared per ordinary share.

	High	Low	Dividend

2002
First Quarter	$97.11	$86.05	$0.47
Second Quarter	$97.38	$82.70	$0.47
Third Quarter	$83.03	$61.00	$0.47
Fourth Quarter	$83.23	$70.88	$0.47
2003
First Quarter	$83.55	$64.57	$0.48
Second Quarter	$88.00	$72.58	$0.48
Third Quarter	$83.92	$72.83	$0.48
Fourth Quarter	$79.83	$68.11	$0.48
2004
First Quarter	$81.54	$72.44	$0.49
Second Quarter	$79.55	$73.92	$0.49
Third Quarter	$75.99	$68.87	$0.49
Fourth Quarter	$79.56	$67.62	$0.49
2005
First Quarter	$79.16	$70.93	$0.50
Second Quarter	$75.66	$67.70	$0.50
Third Quarter	$74.90	$66.63	$0.50
Fourth Quarter (through December 6, 2005)	$73.89	$60.26	$0.50

       On December 6, 2005, the last reported sale price for our ordinary shares was $65.65 per ordinary share. As of November 29, 2005, there were 935 holders of record of our Class A Ordinary Shares.

       On December 1, 2005, we announced that in January 2006, management intends to recommend to our Board of Directors a reduction in the quarterly dividend payable on our Class A Ordinary Shares to $0.38 per ordinary share.

       The declaration and payment of future dividends by us will be at the discretion of our board of directors and will depend upon many factors, including our earnings, financial condition, business needs, capital and surplus requirements of our operating subsidiaries and regulatory and contractual restrictions. As a holding company, our principal source of income is dividends or other statutorily permissible payments from our subsidiaries. The ability to pay such dividends is limited by the applicable laws and regulations of the various countries that we operate in, including Bermuda, the United States and the U.K., and those of the Society of Lloyd’s, and certain contractual provisions. See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Item 8, Note 24 to the Consolidated Financial Statements, in each case, in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus supplement on the accompanying prospectus.

  CAPITALIZATION

       The following table sets forth the consolidated capitalization of XL Capital as of September 30, 2005, on an actual basis and as adjusted to give effect to the issuance of (i) the units in this offering and (ii) 33,846,000 Class A Ordinary Shares in the concurrent offering of ordinary shares assuming no exercise of the underwriters’ option to purchase additional ordinary shares granted in such offering.

       You should read the following information in conjunction with our consolidated financial statements and the notes to those financial statements and the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q for the quarterly period ended September 30, 2005, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

		(Unaudited)
		As of September 30, 2005

		As Adjusted	As Adjusted
	Actual	for This Offering	for Both Offerings

	(U.S. dollars in thousands, except share
	and per share amounts)
Debt:
Five-year and three-year credit facilities (1)(2)	$—	$—	$—
Five-year revolver (1)(2)	—	—	—
7.15% Senior Notes due 2005 (3)	100,000	100,000	100,000
6.58% Guaranteed Senior Notes due 2011	255,000	255,000	255,000
6.50% Guaranteed Senior Notes due 2012	597,998	597,998	597,998
2.53% Senior Notes due 2009 (4)	825,000	825,000	825,000
5.25% Senior Notes due 2014	594,164	594,164	594,164
6.375% Senior Notes due 2024.	350,000	350,000	350,000
5.25% Senior Notes due 2011 (5)	—	745,000	745,000

Total debt	$2,722,162	$3,467,162	$ 3,467,162

Shareholders’ Equity:
Series A Preference Ordinary Shares; $0.01 par
value per share, 9,200,000 shares issued and
outstanding (actual and as adjusted for this
offering and for both offerings)	$92	$92	$92
Series B Preference Ordinary Shares; $0.01 par value
per share, 11,500,000 shares issued and outstanding
(actual and as adjusted for this offering and for
both offerings)	115	115	115
Series C Preference Ordinary Shares; $0.01 par
value per share, no shares issued and outstanding
(actual and as adjusted for this offering and for
both offerings	—	—	—
Class A Ordinary Shares; $0.01 par value per
share, 140,525,466 shares issued and outstanding
(actual); 174,371,466 shares issued and outstanding
(as adjusted for this offering and for both offerings) (6)	1,405	1,405	1,744
Additional paid in capital	4,067,479	4,009,490 (7)	6,142,892	(7)
Accumulated other comprehensive income	358,673	358,673	358,673
Deferred compensation.	(104,385)	(104,385)	(104,385)
Retained earnings	2,715,921	2,715,921	2,715,921	(8)

Total shareholders’ equity	$7,039,300	$6,981,311	$9,115,052	(8)

Total capitalization	$9,761,462	$10,448,473	$12,582,214	(8)

(1)	In June of 2004, we entered into a three-year $2.0 billion credit and letter of credit facility that expires on June 22, 2007 and provides letter of credit capacity of up to $2.0 billion and revolving credit of up to $1.0 billion. In June of 2005, we replaced our 364-day revolver that expired on June 22, 2005 with a new five-year $2.35 billion credit and letter of credit facility that expires on June 22, 2010 and provides letter of credit capacity of up to $2.25 billion and revolving credit of up to $1.0 billion. The revolving credit sublimits of the five-year and three-year facilities are shared such that we can have no more than $1.0 billion in aggregate in revolving credit outstanding under the five-year and three-year facilities. In addition, the five-year facility includes a revolving-credit-only sub-limit of $100.0 million, which means that no more than $2.25 billion of the total five-year facility of $2.35 billion is available in the form of letters of credit. On August 3, 2005, we entered into a $100.0 million five-year bilateral revolving credit facility that expires on August 3, 2010.

(2)	Does not include letters of credit outstanding as of September 30, 2005 in the amount of approximately $2.7 billion. The three-year credit and letter of credit facility and five-year bilateral revolving credit facility were unutilized as of September 30, 2005, and approximately $1.8 billion of the five-year credit and letter of credit facility was utilized to provide letters of credit as of September 30, 2005.

(3)	On November 15, 2005, all outstanding 7.15% Senior Notes due 2005 (the “2005 Notes”) became due and payable and we irrevocably deposited with the trustee under the indenture governing the 2005 Notes funds sufficient to pay at maturity all outstanding 2005 Notes, including interest thereon.

(4)	The 2.53% Senior Notes due 2009 (the “2009 Notes”) are a component of our 6.50% Equity Security Units (the “2007 Units”) issued in March 2004. In addition to the coupon on the 2009 Notes of 2.53%, contract adjustment payments of 3.97% per annum are paid on forward purchase contracts for our ordinary shares contained in the 2007 units for a total distribution per annum on the 2007 Units of 6.50%. The forward purchase contracts contained in the 2007 units will be settled on May 15, 2007 and the 2009 Notes will mature on May 15, 2009.

(5)	The 5.25% Senior Notes due 2011 are a component of the 7.00% Equity Security Units offered hereby.

(6)	No adjustment is made for ordinary shares issuable upon settlement of the purchase contracts that are components of the units offered hereby.

(7)	Includes an adjustment of $36.9 million, which represents the present value of the contract adjustment payments payable in connection with the forward purchase contracts contained in the units issued in this offering.

(8)	As adjusted for both offerings Retained Earnings, Total Shareholders’ Equity and Total Capitalization as of September 30, 2005 further adjusted for the estimated after tax impacts of Hurricane Wilma and the expected loss of approximately $830 million related to the determination by the independent actuary in connection with our post-closing reserve seasoning process with Winterthur Swiss Insurance Company would be $1.68 billion, $8.08 billion and $11.54 billion, respectively.

  SELECTED CONSOLIDATED FINANCIAL DATA

       Our selected consolidated financial, operating and supplemental data presented below as at and for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 are derived from our audited consolidated financial statements after giving effect to Note 7 below, which have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. Our audited consolidated balance sheets as at December 31, 2004 and 2003 and our audited consolidated statements of income and comprehensive income, consolidated statements of shareholders’ equity and consolidated statements of cash flows for the years ended December 31, 2004, 2003 and 2002 are incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary consolidated financial and operating data presented below for the nine month periods ended September 30, 2005 and September 30, 2004 have been derived from our unaudited consolidated financial data as presented in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005, which is incorporated by reference in this prospectus supplement and the accompanying prospectus and reflect all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of our financial position and results of operations as at the end of and for the periods presented. The results of operations for the first nine months of 2005 are not necessarily indicative of the results that may be expected for the full year.

       You should read the following selected consolidated financial, operating and supplemental data in conjunction with our consolidated financial statements and the notes to those financial statements and the information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 and the information set forth in the Current Reports on Form 8-K filed on October 5, October 26, November 28, December 1 and December 6, 2005 which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Certain reclassifications to prior period information have been made to conform to current year presentation.

	(Unaudited)
	Nine Month
	Period Ended
	September 30,		Year Ended December 31,

	2005 (1)	2004 (1)(7)	2004 (1)(7)	2003 (1)(7)	2002 (1)(7)	2001 (1)(7)	2000 (7)

		(U.S. dollars in thousands, except share and per share amounts and ratios)
Income Statement Data:
Net premiums earned—
general operations	$5,149,159	$5,282,209	$6,987,940	$6,089,578	$4,896,648	$2,706,541	$1,994,284
Net premiums earned—financial
operations	160,448	175,101	228,898	195,344	162,357	73,386	72,804
Life premiums earned—life and
annuity operations	2,102,650	1,171,849	1,365,176	708,994	990,736	695,595	—
Net investment income	1,042,298	747,538	1,035,012	815,487	758,358	624,914	588,658
Net realized gains (losses) on
investments	203,949	181,115	246,547	120,195	(214,160)	(93,237)	45,090
Net realized and unrealized
gains (losses) on derivative
instruments	15,219	34,814	73,493	6,073	(41,546)	13,041	(10,443)
Net income from investment
affiliates (2)(7)	116,473	76,680	124,008	119,199	54,143	75,590	55,289
Fee income and other	15,733	25,870	35,317	41,745	54,963	18,247	(1,131)
Net losses and loss expenses
—general operations	4,940,061	3,615,957	4,796,855	4,595,992	3,358,955	2,885,339	1,422,114
Net losses and loss expenses
—financial operations	55,676	98,079	114,633	100,435	69,477	33,559	10,445
Claims and policy benefits—
life and annuity operations	2,289,248	1,253,411	1,480,535	791,454	1,031,704	698,675	—
Acquisition costs, operating
expenses and exchange gains
and losses	1,665,209	1,707,909	2,277,321	1,926,393	1,549,440	1,073,903	743,067
Interest expense	275,800	192,418	292,234	233,929	190,442	125,298	76,590
Amortization of intangible assets	8,504	9,770	15,827	4,637	6,187	58,569	58,597
(Loss) income before minority
interest in net income of subsidiary,
income tax benefits and charges
and net income from operating
affiliates	(428,569)	817,632	1,118,986	443,775	459,032	(756,276)	446,766
Preference share dividends	30,240	30,240	40,321	40,321	9,620	—	—
Net (loss) income available to
ordinary shareholders	$(470,361)	$838,244	$1,126,292	$371,658	$395,951	$(576,135)	$506,352

	(Unaudited)
	Nine Month
	Period Ended
	September 30,		Year Ended December 31,

	2005 (1)	2004 (1)(7)	2004 (1)(7)	2003 (1)(7)	2002 (1)(7)	2001 1)(7)	2000 (7)

		(U.S. dollars in thousands, except share and per share amounts and ratios)
Per Share Data:
Net income (loss) per ordinary
share—basic (3)	$(3.39)	$6.08	$8.17	$2.71	$2.92	$(4.55)	$4.07
Net income (loss) per ordinary
share—diluted (3)	$(3.39)	$6.05	$8.13	$2.69	$2.88	$(4.55)	$4.03
Weighted average ordinary shares
outstanding—diluted (3)	138,823	138,511	138,582	138,187	137,388	126,676	125,697
Cash dividends per ordinary share	$1.50	$1.47	$1.96	$1.92	$1.88	$1.84	$1.80

Balance Sheet Data:
Total investments available for sale	$32,429,517	$25,707,023	$27,823,828	$20,775,256	$16,059,733	$12,429,845	$9,501,548
Cash and cash equivalents	2,150,609	2,560,765	2,304,303	2,829,627	3,670,460	2,239,419	995,496
Investments in affiliates	2,078,582	1,987,544	1,936,852	1,903,341	1,750,005	1,037,344	792,723
Unpaid losses and loss expenses
recoverable	7,604,187	6,343,969	6,971,356	6,045,025	5,223,966	4,803,248	1,460,529
Premiums receivable	4,015,995	4,141,499	3,838,228	3,487,322	3,592,713	2,182,348	1,119,723
Total assets	54,860,110	47,389,300	49,245,469	41,455,745	35,971,325	28,508,129	17,127,741
Unpaid losses and loss expenses	22,664,845	18,457,134	19,837,669	16,763,124	13,202,736	11,806,745	5,667,833
Unearned premiums	5,869,857	5,644,257	5,191,368	4,729,989	4,028,299	2,636,428	1,741,393
Notes payable and debt	2,722,162	2,730,990	2,721,431	1,905,483	1,877,957	1,604,877	450,032
Shareholders’ equity	7,039,300	7,371,719	7,738,695	6,936,915	6,569,589	5,437,184	5,573,668
Operating Ratios:
Loss and loss expense ratio (4)	95.9%	68.5%	68.6%	75.5%	68.6%	106.6%	71.3%
Underwriting expense ratio (5)	26.3%	27.4%	27.3%	27.3%	28.9%	33.8%	35.2%
Combined ratio (6)	122.2%	95.9%	95.9%	102.7%	97.5%	140.4%	106.5%

(1)	Results for all periods subsequent to July 1, 2001 include the results of Winterthur International, which was acquired with effect from this date. The results also include the consolidation of XL Re Europe, which has been accounted for as a subsidiary with effect from January 1, 2002. In the years ended December 31, 2001 and 2000, our share of net income of Le Mans Ré (now known as XL Re Europe) was included in equity in net income of operating affiliates. Our net income for the years ended December 31, 2003, 2002 and 2001 was impacted by the September 11 event. The effect of all of these items should be considered when making period to period comparisons of our results of operations and financial condition and liquidity. See Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2004 for further discussion and analysis.

(2)	Net income from investment affiliates in 2003 includes income on the alternative investment portfolio for eleven months ended November 30, 2003 as compared to twelve months in prior and subsequent years. The fair market values of certain of these alternative investments often take longer to obtain as compared to the other of our investments and therefore are unavailable at the time of the close of the quarter.

(3)	Net income per ordinary share is based on the basic and diluted weighted average number of Class A ordinary shares and share equivalents outstanding for each period. Net loss per ordinary share is based on the basic weighted average number of ordinary shares outstanding.

(4)	The loss and loss expense ratio is calculated by dividing the losses and loss expenses incurred by the net premiums earned for general insurance and reinsurance operations.

(5)	The underwriting expense ratio is the sum of acquisition expenses and operating expenses for general insurance and reinsurance operations divided by net premiums earned for general insurance and reinsurance operations. See Item 8, Note 3 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2004 for further information.

(6)	The combined ratio is the sum of the loss and loss expense ratio and the underwriting expense ratio. A combined ratio under 100% represents an underwriting profit and over 100% represents an underwriting loss.

(7)	Certain reclassifications to prior period information have been made to conform to current year presentation.

  DESCRIPTION OF THE EQUITY SECURITY UNITS

       We summarize below the principal terms of the equity security units, which we refer to as the “units,” and the purchase contracts and senior notes that comprise the units. The following description is not complete, and we refer you to the agreements that will govern your rights as a holder of units. See “Where You Can Find More Information” in the accompanying prospectus. The units are a series of ordinary share purchase units, and this summary supplements the description of ordinary share purchase units in the accompanying prospectus and, to the extent inconsistent, replaces the description in the accompanying prospectus.

  Overview

       Each unit will have a stated amount of $25. Each unit will initially consist of and represent:

(1)	a purchase contract pursuant to which:

you will agree to purchase, and we will agree to sell, for $25, our ordinary shares on the stock purchase date, the number of which will be determined by the settlement rate described below, based on the average trading price of the ordinary shares for a period preceding the stock purchase date, calculated in the manner described below or, if we have previously fixed the settlement rate as a result of an accounting event, the fixed number of shares to be determined as described below; and

we will pay you contract adjustment payments on a quarterly basis at the annual rate of 1.75% of the stated amount of $25, subject to our right to defer such payments as specified below; and

(2)	a 1/40, or 2.5%, ownership interest in a senior note due February 15, 2011 of XL Capital, with a principal amount of $1,000, on which we will pay interest at the initial annual rate of 5.25% until the settlement date of a successful remarketing of the senior notes and at the reset rate (as described below) thereafter. Interest will be payable quarterly in arrears on and prior to the stock purchase date and semi-annually in arrears thereafter.

       You will own the ownership interests in senior notes that are a component of your units, but initially you will pledge them to the collateral agent for our benefit to secure your obligations under the related purchase contracts. Each holder of normal units may elect at any time on or before the thirteenth business day prior to the stock purchase date to withdraw from the pledge the pledged senior notes or, after a special event redemption described below, the pledged treasury securities underlying the normal units by substituting, as pledged securities, specifically identified treasury securities that will pay at maturity an amount equal to the aggregate principal amount of the senior notes or treasury securities, as the case may be, for which substitution is being made. Upon such substitution, the pledged senior notes or pledged treasury securities, as the case may be, will be released from the pledge and delivered to the holder. The normal units would then become “stripped units.” Holders of stripped units may recreate normal units by re-substituting senior notes or, after a special event redemption, the applicable specified treasury securities, for the treasury securities underlying the stripped units.

       We will enter into:

    a purchase contract agreement with The Bank of New York, as purchase contract agent, governing the appointment of the purchase contract agent as the agent and attorney-in-fact for the holders of the units, the purchase contracts, the transfer, exchange or replacement of certificates representing the units and certain other matters relating to the units; and
    a pledge agreement with The Bank of New York, as collateral agent, custodial agent and securities intermediary, creating a pledge and security interest for our benefit to secure the obligations of holders of units under the purchase contracts.

  As a beneficial owner of the units, you will be deemed to have:

    irrevocably agreed to be bound by the terms of the purchase contract agreement, the pledge agreement and your purchase contract for so long as you remain a beneficial owner of such units; and

    appointed the purchase contract agent under the purchase contract agreement as your agent and attorney-in-fact to enter into and perform the purchase contract and pledge agreement on your behalf and in your name, including the making of the representations of the holders and the agreement to be bound by the covenants therein (it being understood that the purchase contract agent shall not be liable for any representation or covenant made by or on behalf of any holder of the units).

       In addition, as a beneficial owner of the units, you will be deemed by your acceptance of the units to have agreed, for all tax purposes, to treat yourself as the owner of the related interests in the senior notes or the treasury securities, as the case may be, and to treat your interest in the senior notes as our indebtedness.

       We will allocate $25 of the purchase price of each unit to the ownership interest in the related senior note and $0 to the related purchase contract on our consolidated financial statements.

  Creating Stripped Units and Recreating Normal Units

       Holders of normal units will have the ability to “strip” those units and take delivery of the pledged senior notes or, after a special event redemption, the pledged treasury securities, creating “stripped units,” and holders of stripped units will have the ability to recreate normal units from their stripped units by depositing senior notes or, after a special event redemption, the applicable treasury securities as described in more detail below. Holders who elect to create stripped units or recreate normal units will be responsible for any related fees or expenses.

  Creating Stripped Units

       Each holder of normal units may create stripped units and withdraw the pledged senior notes or, after a special event redemption, the pledged treasury securities underlying the normal units by substituting, as pledged securities, the treasury securities described below in a total principal amount at maturity equal to the aggregate principal amount of the senior notes or treasury securities, as the case may be, for which substitution is being made. Holders of normal units may create stripped units at any time on or before the thirteenth business day prior to the stock purchase date.

       Because treasury securities are issued in integral multiples of $1,000, holders of normal units may make the substitution only in integral multiples of 40 normal units. However, after the occurrence of a special event redemption, the holders may make the substitution only in integral multiples of normal units such that both the treasury securities to be deposited and the treasury securities to be released are in integral multiples of $1,000. In order to create 40 stripped units, a normal unit holder must substitute, as pledged securities, zero-coupon U.S. treasury securities (CUSIP No. 912820JW8) which mature on February 15, 2009 and will pay $1,000 at maturity. Upon creation of the stripped units, the treasury securities will be pledged with the collateral agent to secure your obligation to purchase the ordinary shares under your purchase contract, and the pledged senior notes or, after a special event redemption, the pledged treasury securities underlying the normal units will be released to the unit holder.

  To create stripped units, you must:

    deposit with the collateral agent the treasury securities described above, which will be substituted for the pledged senior notes or, after a special event redemption, the pledged treasury securities underlying your normal units and pledged to the collateral agent to secure your obligation to purchase our ordinary shares under your purchase contract;
    transfer the normal units to the purchase contract agent; and
    deliver a notice to the purchase contract agent stating that you have deposited the specified treasury securities with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the pledged senior notes or, after a special event redemption, the pledged treasury securities underlying the normal units.

       Upon the deposit and the receipt of an instruction from the purchase contract agent, the collateral agent will effect the release to the purchase contract agent of the underlying pledged senior notes or, after a special event redemption, the pledged treasury securities from the pledge under the pledge agreement free and clear of our security interest. The purchase contract agent will:

    cancel the related normal units;
    transfer to you the underlying pledged senior notes or, after a special event redemption, the pledged treasury securities; and
    deliver to you the stripped units.

       Any senior notes or treasury securities, as the case may be, released to you will be tradable separately from the resulting stripped units. Interest on the senior notes will continue to be payable in accordance with their terms.

  Recreating Normal Units

       Each holder of stripped units may recreate normal units by substituting, as pledged securities, senior notes or, after a special event redemption, the applicable treasury securities then constituting a part of the normal units for the treasury securities underlying the stripped units. Holders may recreate normal units at any time on or before the thirteenth business day prior to the stock purchase date.

       Upon recreation of normal units, the senior notes or, after a special event redemption, the applicable treasury securities will be pledged with the collateral agent to secure the holder’s obligation to purchase ordinary shares under the purchase contract, and the treasury securities underlying the stripped units will be released to the unit holder. Because treasury securities are issued in integral multiples of $1,000, holders of stripped units may make the substitution only in integral multiples of 40 stripped units. If, however, treasury securities have replaced the senior notes as a component of the normal units as the result of a special event redemption, holders of the stripped units may make this substitution using the applicable treasury securities instead of senior notes and only in integral multiples of stripped units such that both the treasury securities to be deposited and the treasury securities to be released are in integral multiples of $1,000.

  To recreate normal units from stripped units, you must:

deposit with the collateral agent:

if the substitution occurs prior to the occurrence of a special event redemption, senior notes having an aggregate principal amount equal to the aggregate stated amount of your stripped units; or

if the substitution occurs after the occurrence of a special event redemption, the applicable treasury securities then constituting a part of the normal units;

transfer the stripped units to the purchase contract agent; and

deliver a notice to the purchase contract agent stating that you have deposited the senior notes or, after a special event redemption, the applicable treasury securities with the collateral agent and are requesting that the purchase contract agent instruct the collateral agent to release to you the pledged treasury securities underlying those stripped units.

       The senior notes or, after a special event redemption, the applicable treasury securities will be substituted for the pledged treasury securities underlying your stripped units and will be pledged with the collateral agent to secure your obligation to purchase ordinary shares under your purchase contract.

       Upon the deposit and receipt of an instruction from the purchase contract agent, the collateral agent will effect the release to the purchase contract agent of the underlying pledged treasury securities from the pledge under the pledge agreement free and clear of our security interest. The purchase contract agent will:

    cancel the related stripped units;
    transfer the underlying treasury securities to you; and
    deliver the normal units to you.

  Current Payments

        If you hold normal units, you will receive payments consisting of:

    quarterly contract adjustment payments on the purchase contracts at the annual rate of 1.75% of the $25 stated amount through but excluding the stock purchase date; and
    quarterly interest payments on the senior notes pledged in respect of your normal units at the annual rate of 5.25% of the principal amount through but excluding the stock purchase date.

       If you hold stripped units and do not separately hold senior notes, you will receive only quarterly contract adjustment payments on the purchase contracts at the annual rate of 1.75% of the $25 stated amount through but excluding the stock purchase date. However, you will be required for U.S. federal income tax purposes to recognize original issue discount on a constant yield basis or acquisition discount on the treasury securities when it is paid or accrues generally in accordance with your regular method of tax accounting.

       We may defer the contract adjustment payments until no later than the stock purchase date as described below. If we defer any of these payments, we will accrue additional payments on the deferred amounts at the annual rate of 7.00% until paid. We are not entitled to defer interest payments on the senior notes.

       We currently conduct substantially all of our operations through our subsidiaries, and our subsidiaries generate substantially all of our operating income and cash flow. Our ability to pay our obligations under the purchase contracts and senior notes depends on our ability to obtain cash dividends or other cash payments or obtain loans from our subsidiaries, which are separate and distinct legal entities that will have no obligations to pay any dividends or to lend or advance us funds and which may be restricted from doing so by contract, including other financing arrangements, charter provisions or applicable legal or regulatory requirements and may also depend on the financial condition of our subsidiaries. As a result, our obligations under the purchase contracts and the senior notes will be effectively subordinated to all of the obligations of our subsidiaries. For a description of certain regulatory restrictions on the payments of dividends by our subsidiaries, see Note 24 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

       In addition, because we are a holding company, except to the extent that we have priority or equal claims against our subsidiaries as a creditor, our obligations under the senior notes and the purchase contracts will be effectively subordinated to the obligations of our subsidiaries because, as a shareholder of our subsidiaries, we will be subject to the prior claims of their creditors.

       If you hold senior notes separately from the units and do not separately hold stripped units, you will receive only the interest payable on the senior notes. The senior notes, whether held separately from or as part of the units, will pay interest at the initial annual rate of 5.25% of the principal amount of $1,000 per senior note until the settlement date of a successful remarketing or, if no remarketing occurs, until maturity. If there is a successful remarketing of the senior notes, the rate of interest payable from the settlement date of the successful remarketing until their maturity on February 15, 2011 will be the reset rate, which will be a rate established by the remarketing agent that meets the requirements described under “—Remarketing.” However, if a reset rate meeting the requirements described in this prospectus supplement cannot be established during the remarketing period, the interest rate will not be reset on such date and will continue to be the initial annual rate of 5.25% until maturity of the senior notes.

       Contract adjustment payments and interest payments on the senior notes payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year consisting of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. Contract adjustment payments and interest on the senior notes will accrue from the date of original issuance and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on February 15, 2006; provided, however, that following the stock purchase date, interest on the senior notes shall be payable semi-annually in arrears on February 15 and August 15 of each year. Contract adjustment payments shall cease accruing on the stock purchase date. However, if the purchase contracts are settled early, at your option, or terminated (upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments will also terminate and, except in the case of a merger early settlement, you will not receive any accrued and unpaid contract adjustment payments.

       Our obligations with respect to the senior notes will be unsecured and will rank equally with all of our other unsecured and unsubordinated debt. See “Description of the Senior Notes” below. Our obligations with respect to contract adjustment payments will be subordinate and junior in right of payment to our obligations under our senior indebtedness. Senior indebtedness means any of our indebtedness of any kind unless the instrument under which it is incurred expressly provides that it is in parity or subordinate in right of payment to the contract adjustment payments. We will not be permitted to make any contract adjustment payments if a payment default shall have occurred and be continuing with respect to any of our senior indebtedness or the maturity of any of our senior indebtedness shall have been accelerated because of a default.

       Contract adjustment payments and, in the case of holders of normal units, interest payments on the senior notes will be payable to the holders of units as they are registered on the books and records of the purchase contract agent on the relevant record dates. The relevant record dates will be the 15th calendar day prior to the relevant payment dates. Contract adjustment payments will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts that are a part of such units. Subject to any applicable laws and regulations, each interest payment on the senior notes will be made as described under “—Book-Entry System” below. If any date on which these payments and distributions are to be made is not a business day, then amounts payable on that date will be made on the next day that is a business day (and so long as the payment is made on the next business day, without any interest or other payment on account of any such delay). However, if such business day is in the next calendar year, payment will be made on the prior business day, in each case with the same force and effect as if made on the payment date.

  Option to Defer Contract Adjustment Payments

       We may, at our option and upon prior written notice to the holders of the units and the purchase contract agent, defer payment of all or part of the contract adjustment payments on the related purchase contracts forming a part of normal units and stripped units until no later than the stock purchase date. However, deferred contract adjustment payments will accrue additional contract adjustment payments at the rate of 7.00% per year (compounding on each succeeding payment date) until paid. If you elect to settle your purchase contracts early, or the purchase contracts are terminated upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us, your right to receive contract adjustment payments and deferred contract adjustment payments will also terminate and, except in the case of a merger early settlement, you will not receive any accrued and unpaid contract adjustment payments.

       In the event that we elect to defer the payment of contract adjustment payments on the purchase contracts until the stock purchase date, each holder of normal units and stripped units will receive on the stock purchase date in respect of the deferred contract adjustment payments, a cash payment equal to the aggregate amount of deferred contract adjustment payments payable to the holder.

       In the event we exercise our option to defer the payment of contract adjustment payments, then until the deferred contract adjustment payments have been paid, we will not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, our ordinary shares other than:

    repurchases, redemptions or acquisitions of our ordinary shares in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or agents or a share purchase or dividend reinvestment plan, or our satisfaction of our obligations pursuant to any contract or security outstanding on the date of such event;
    as a result of a reclassification of capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock;

    the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged;
    dividends or distributions in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of our capital stock in connection with the issuance or exchange of our capital stock (or securities convertible into or exchangeable for shares of our capital stock); or
    redemptions, exchanges or repurchases of any rights outstanding under a shareholder rights plan on the date of such event or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future, or the redemption or repurchase of any rights pursuant thereto.

       Our subsidiaries will not be restricted from making any similar payments on their capital stock if we exercise our option to defer payments of any contract adjustment payments.

  Description of the Purchase Contracts

       Each purchase contract underlying a unit, unless earlier terminated, or earlier settled at your option or upon a cash merger and other transactions described below, will obligate you to purchase, and us to sell, for $25, on the stock purchase date a number of newly issued ordinary shares of XL Capital Ltd equal to the settlement rate.

       The settlement rate, subject to adjustment under certain circumstances as described under “—Anti-dilution Adjustments” below, will be as follows:

    If the “applicable market value” of the ordinary shares (which is the average of the closing price per ordinary share on each of the 20 consecutive trading days ending on the third trading day immediately preceding the stock purchase date) is equal to or greater than the threshold appreciation price of $80.60 (which is 24% above the reference price of $65.00), then the settlement rate (which is equal to $25 divided by $80.60) will be 0.3102 ordinary shares per purchase contract (the “minimum settlement rate”). Accordingly, if the market price for the ordinary shares increases to an amount that is greater than $80.60 on the settlement date, the aggregate market value of the ordinary shares issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of the ordinary shares, will be greater than $25, and if the market price equals $80.60, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of the ordinary shares, will equal $25.
    If the applicable market value of the ordinary shares is less than $80.60 but greater than $65.00, the settlement rate will be equal to $25 divided by the applicable market value of the ordinary shares per purchase contract. Accordingly, if the market price for the ordinary shares increases but that market price is less than $80.60 on the settlement date, the aggregate market value of the ordinary shares issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of the ordinary shares, will equal $25.
    If the applicable market value of the ordinary shares is less than or equal to $65.00, the settlement rate (which is equal to $25 divided by $65.00) will be 0.3846 ordinary shares per purchase contract (the “maximum settlement rate”). Accordingly, if the market price for the ordinary shares decreases to an amount that is less than $65.00 on the settlement date, the aggregate market value of the ordinary shares issued upon settlement of each purchase contract, assuming that this market value is the same as the applicable market value of the ordinary shares, will be less than $25, and if the market price equals $65.00, the aggregate market value of those shares, assuming that this market value is the same as the applicable market value of the ordinary shares, will equal $25.

       We refer to the minimum settlement rate and the maximum settlement rate as the “fixed settlement rates.”

       If an accounting event occurs and is continuing prior to the earlier of a successful remarketing of the senior notes and the stock purchase date, we may, at our option, fix the settlement rate according to a formula based on the Black-Scholes option pricing model, which is a function of several variables, including the market price of our ordinary shares, our dividend yield, the remaining maturity of the purchase contract, the “risk-free rate,” and the volatility of our ordinary shares. See “—Fixed Settlement Rate Option Upon Accounting Event.”

       For purposes of determining the applicable market value of the ordinary shares, the closing price of the ordinary shares on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the ordinary shares on the New York Stock Exchange on that date. If the ordinary shares are not listed for trading on the New York Stock Exchange on any date, the closing price of the ordinary shares on any date of determination means the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which the ordinary shares are listed or, if the ordinary shares are not so listed on a U.S. securities exchange, as reported by the Nasdaq stock market or, if the ordinary shares are not so reported, the last quoted bid price for the ordinary shares in the over-the-counter market as reported by the National Quotation Bureau or similar organization or, if that bid price is not available, the market value of the ordinary shares on that date as determined by a nationally recognized independent investment banking firm we retain for this purpose.

       A trading day is a day on which the ordinary shares (1) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the ordinary shares by the close of business on such day.

  Fixed Settlement Rate Option Upon Accounting Event

       If an accounting event occurs and is continuing, we may, at our option, elect to fix the purchase contract settlement rate. If we elect to fix the purchase contract settlement rate, we must provide written notice to the purchase contract agent setting forth our intention to modify the purchase contract settlement rate to be an obligation for you to buy, and us to sell, a fixed number of shares, equal to the purchase contract value divided by the stock price. The purchase contract value will be:

•	the value of 0.3846 shares;
•	less the value of 0.3846 call options with an exercise price of $65.00 each;
•	plus the value of 0.3102 call options with an exercise price of $80.60 each.

       The value of the call options will be determined using the Black-Scholes option pricing formula for European call options. The formula for the purchase contract value is subject to anti-dilution adjustments. In no event will the fixed accounting event settlement rate (the purchase contract value divided by the stock price) be greater than shares, subject to any then applicable anti-dilution adjustments.

       “Accounting event” means the receipt, at any time prior to the earlier of the date of any successful remarketing of the senior notes and the stock purchase date, by the audit committee of our Board of Directors of a written report in accordance with Statement on Auditing Standards No. 97, “Amendment to Statement of Auditing Standards No. 50, Reports on the Application of Accounting Principles,” from our independent auditors, provided at the request of management, to the effect that, as a result of any change in accounting rules or interpretations thereof after the date of this prospectus supplement, we must either (a) account for the purchase contracts as derivatives under Statement of Financial Accounting Standards (“FAS”) No. 133, “Accounting for Derivative Instruments and Hedging Activities.” (or any successor accounting standard), or (b) account for the units using the if-converted method under FAS No. 128, “Earnings per Share” (or any successor accounting standard), and that such accounting treatment will cease to apply upon the fixing of the settlement rate on the purchase contracts.

        This Black-Scholes option pricing formula is a function of:

—	our stock price, which will be calculated as the average closing price per share of our ordinary shares during the 20 consecutive trading day period commencing the third trading day following the date of our notice to the purchase contract agent;

—	the “risk-free rate,” defined as the yield to maturity on the treasury security maturing on February 15, 2009 (CUSIP No. 912820JW8), as of 12 noon on the date of our notice;

—	the volatility of our stock;

—	time, calculated as the time from our notice to February 15, 2009; and

—	our dividend yield, calculated as the dividend threshold amount ($0.38) adjusted as described below under “—Anti-dilution Adjustments”, multiplied by four, divided by the stock price.

       The volatility of our ordinary shares for the first call option will be calculated as the annualized standard deviation of the logarithmic daily returns on our ordinary shares over the 260 consecutive trading day period ending on the day of our notice. The volatility of the second call option will be calculated as the volatility of the first call option minus two.

  Settlement

        Settlement of the purchase contracts will occur on the stock purchase date, unless:

    you have settled the related purchase contract prior to the stock purchase date through the delivery of cash to the purchase contract agent in the manner described in “—Early Settlement”;
    we are involved in a merger, acquisition or consolidation prior to the stock purchase date in which at least 30% of the consideration for the ordinary shares consists of cash or cash equivalents, and you have settled the related purchase contract through an early settlement as described in “—Early Settlement upon Cash Merger”; or
    an event described under “—Termination of Purchase Contracts” below has occurred.

        The settlement of the purchase contracts on the stock purchase date will occur as follows:

    in the case of normal units where there has been a successful remarketing, a portion of proceeds from the remarketing equal to the principal amount of the senior notes remarketed will automatically be applied to satisfy in full the holders’ obligation to purchase ordinary shares under the related purchase contracts;
    for the stripped units or normal units that include pledged treasury securities, the cash payments on the treasury securities will automatically be applied to satisfy in full your obligation to purchase our ordinary shares under the related purchase contracts;
    for normal units, subject to certain provisions set forth below in “—Notice to Settle with Cash,” you may deliver cash on the thirteenth business day prior to the stock purchase date; and
    for the normal units in which the related senior notes remain a part of the normal units because of a failed remarketing, we will exercise our rights as a secured party to dispose of the senior notes in accordance with applicable law in order to satisfy in full your obligation to purchase our ordinary shares under the purchase contracts.

       In any such event, the ordinary shares will then be issued and delivered to you or your designee, upon payment of the applicable consideration, presentation and surrender of the certificate evidencing the units, if the units are held in certificated form, and payment by you of any transfer or similar taxes payable in connection with the issuance of the ordinary shares to any person other than you.

       Prior to the date on which the ordinary shares are issued in settlement of the purchase contracts, the ordinary shares underlying the related purchase contracts will not be deemed to be outstanding for any purpose and you will have no rights with respect to the ordinary shares, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the ordinary shares, by virtue of holding the purchase contracts.

       No fractional ordinary shares will be issued by us pursuant to the purchase contracts. In lieu of fractional shares otherwise issuable, you will be entitled to receive an amount in cash equal to the fraction of an ordinary share, calculated on an aggregate basis in respect of the purchase contracts you are settling, multiplied by the applicable market value.

  Remarketing

       The senior notes held by each holder of normal units will be remarketed in a remarketing, unless the holder elects not to participate in the remarketing. In the event of a successful remarketing, the proceeds of such remarketing will be used to settle directly the purchase contracts on the stock purchase date.

       Unless a holder of normal units delivers the requisite amount of cash and does not otherwise elect not to participate in the remarketing, as described below, the senior notes that are included in the normal units will be remarketed on the remarketing date. The remarketing period will be the seven business day period beginning on the ninth business day prior to the stock purchase date and ending on the third business day prior to the stock purchase date. We anticipate that the settlement date of any successful remarketing will be on or before February 15, 2009.

       We will enter into a remarketing agreement with a nationally recognized investment banking firm, pursuant to which that firm will agree, as remarketing agent, to use reasonable best efforts to remarket the senior notes that are included in normal units (or separately held senior notes) that are participating in the remarketing, at a price per senior note that will result in net cash proceeds equal to 100.25% of the remarketing value.

       Prior to any remarketing, we plan to file and obtain effectiveness of a registration statement with respect to the remarketing if so required under the U.S. federal securities laws at the time.

       The “remarketing value” of a senior note will be equal to the principal amount of the senior note.

       The remarketing agent will deduct as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing. Such proceeds, less the remarketing fee, will be paid in direct settlement of the obligations of the holders of normal units to purchase our ordinary shares. The remarketing agent will remit the remaining portion of the proceeds, if any, for payment to the holders of the normal units participating in the remarketing.

       Alternatively, a holder of normal units may elect not to participate in the remarketing and, instead, retain the senior notes underlying those normal units by delivering, in respect of each senior note to be retained, cash in the amount of $25 for each purchase contract, to the purchase contract agent on or prior to the thirteenth business day prior to the stock purchase date and such cash will be used in settlement of the obligations of such non-participating holder under the related purchase contracts. If a holder of senior notes does not participate in the remarketing, the interest rate on such senior notes will nevertheless be reset if the remarketing is successful.

       The purchase contract agent will give holders of normal units and separate notes notice of the remarketing, the “Remarketing Notice,” including the amount of cash that must be delivered by holders that elect not to participate in the remarketing, on or prior to the sixteenth business day prior to the stock purchase date. A holder electing not to participate in the remarketing must notify the purchase contract agent of such election and deliver such cash to the purchase contract agent in accordance with the procedures set forth in the Remarketing Notice. A holder that notifies the purchase contract agent of such election but does not so deliver the requisite amount of cash or a holder that does not notify the purchase contract agent of its intention to make a cash settlement as described in “—Notice to Settle with Cash” below and, in either case, does not otherwise elect not to participate in the remarketing will be deemed to have elected to participate in the remarketing.

       In order to facilitate the remarketing of the senior notes at the remarketing value described above, the remarketing agent will reset the rate of interest on the senior notes, effective from the settlement date of a successful remarketing until their maturity on February 15, 2011. The reset rate will be the rate sufficient to cause the then current market value of each senior note to be equal to 100.25% of the remarketing value. If the remarketing agent cannot establish a reset rate meeting such requirements on the ninth business day preceding the stock purchase date and therefore cannot remarket the senior notes participating in the remarketing at a price per senior note equal to 100.25% of the remarketing value, the remarketing agent will attempt to establish a reset rate meeting these requirements on each of the six immediately following business days. Any such remarketing will be at a price per senior note equal to 100.25% of the remarketing value on the subsequent remarketing date. If the remarketing agent fails to remarket the senior notes at that price by the end of the third business day immediately preceding the stock purchase date, any holder of normal units that has not otherwise settled its purchase contracts in cash will be deemed to have directed us to retain the securities pledged as collateral in satisfaction of such holder’s obligations under the related purchase contract, and we will exercise our rights as a secured party with respect to such securities and may, subject to applicable law, retain the securities or sell them in one or more public or private sales to satisfy in full such holder’s obligation to purchase the ordinary shares under the related purchase contracts on the stock purchase date. In addition, holders of separate senior notes that remain outstanding will have the right to put their senior notes to us on the date set forth in the Remarketing Notice for $25 per senior note, plus accrued and unpaid interest, by notifying the indenture trustee in accordance with the procedures set forth in the Remarketing Notice.

       The obligation of a holder of purchase contracts to pay the purchase price for the ordinary shares under the underlying purchase contracts on the stock purchase date is a non-recourse obligation payable solely out of the proceeds of the senior notes or treasury securities pledged as collateral to secure the purchase obligation. A holder of a stripped unit who receives any payments of principal on account of any pledged treasury securities will be obligated to deliver such payments to us for application to its obligation under the related purchase contracts. In no event will a holder of a purchase contract be liable for any deficiency between such proceeds and the purchase price for the ordinary shares under the purchase contract.

       In the event of a failed remarketing, we will cause a notice of failed remarketing to be published by 9:00 a.m. on the day following such failed remarketing. We will also release this information by means of Bloomberg and Reuters (or successor or equivalent) newswire.

  Optional Remarketing

       On or prior to the fourth business day immediately preceding the first day of the remarketing period, but no earlier than the sixteenth business day prior to the stock purchase date, holders of senior notes that are not included as part of normal units may elect to have their senior notes included in the remarketing by delivering their senior notes along with a notice of this election to the collateral agent. The collateral agent will hold these senior notes in an account separate from the collateral account in which the securities pledged to secure the holders’ obligations under the purchase contracts will be held. Holders of senior notes electing to have their senior notes remarketed will also have the right to withdraw that election on or prior to the fourth business day immediately preceding the first day of the remarketing period.

       On the business day immediately preceding the first day of the remarketing period, the collateral agent, at the written direction of the remarketing agent, will deliver these separate senior notes to the remarketing agent for remarketing. The remarketing agent will use reasonable best efforts to remarket the separately held senior notes included in the remarketing on the remarketing date at a price per senior note equal to 100.25% of the remarketing value. After deducting as a remarketing fee an amount not exceeding 25 basis points (0.25%) of the total proceeds from such remarketing, the remarketing agent will remit to the collateral agent the remaining portion of the proceeds for payment to such participating holders.

       If, as described above, the remarketing agent cannot remarket the senior notes during a remarketing period, the remarketing agent will promptly return the senior notes to the custodial agent to release to the holders following the conclusion of that period.

  Early Settlement

       At any time not later than 10:00 a.m., New York City time, on the thirteenth business day prior to February 15, 2009, a holder of units may settle the related purchase contracts by delivering to the purchase contract agent immediately available funds in an amount equal to $25 multiplied by the number of purchase contracts being settled; provided that at the time of such early settlement, we have an effective shelf registration statement covering the sale of such ordinary shares, unless we have been advised by counsel that no prospectus is required to be delivered in connection with the sale of such ordinary shares. We may suspend the use of such prospectus up to four times in any 360-day period not to exceed 90 days in any such 360-day period if (i) the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing or as a result of any proposed or pending material business transaction, event or announcement; and (ii) we reasonably determine that the disclosure of such material non-public information could have a material adverse effect on us and our subsidiaries taken as a whole or could impede the consummation of any proposed or pending material business transaction. Holders may settle the related purchase contracts early only in integral multiples of 40.

       No later than the third business day after an early settlement, we will issue and deliver, and the holder will be entitled to receive, 0.3102 ordinary shares for each unit early settled or if we have previously fixed the settlement rate as a result of an accounting event, a number of ordinary shares equal to the fixed settlement rate for each unit early settled, in each case, regardless of the market price of the ordinary shares on the date of early settlement, and in each case subject to adjustment under the circumstances described under “— Anti-dilution Adjustments” below. At that time, the holder’s right to receive contract adjustment payments and any deferred contract adjustment payments will terminate. The holder will also receive ownership interests in the senior notes or treasury securities underlying those units.

  Notice to Settle with Cash

       Unless treasury securities have replaced the ownership interests in the senior notes as a component of normal units as a result of a special event redemption or the purchase contract has been settled early or otherwise terminated, a holder of normal units may settle the related purchase contract with separate cash prior to 5:00 p.m., New York City time, on the thirteenth business day immediately preceding the stock purchase date. A holder of a normal unit wishing to settle the related purchase contract with separate cash must notify the purchase contract agent by presenting and surrendering the normal unit certificate evidencing the normal unit at the offices of the purchase contract agent with the form of “Notice to Settle by Separate Cash” on the reverse side of the certificate completed and executed as indicated on or prior to 5:00 p.m., New York City time, on the thirteenth business day immediately preceding the stock purchase date. If a holder fails to deliver the requisite amount of cash to the collateral agent prior to 5:00 p.m., New York City time, on the thirteenth business day immediately preceding the stock purchase date, such holder will be deemed to have elected to participate in the remarketing and, if the remarketing fails, directed us to retain the related ownership interests in the senior note in full satisfaction of the holder’s obligation to purchase ordinary shares under the related purchase contract.

  Early Settlement upon Cash Merger

       Prior to the stock purchase date, if we are involved in a merger, acquisition or consolidation in which at least 30% of the consideration for our ordinary shares consists of cash or cash equivalents (“cash merger”), then on or after the date of the cash merger each holder of the units will have the right to accelerate and settle the related purchase contract at the settlement rate in effect immediately before the date of consummation of the cash merger. This right is referred to as the “merger early settlement right.” We will provide each of the holders with a notice within five business days of the completion of a cash merger. The notice will specify a date, which shall be not less than 20 or more than 30 calendar days after the date of the notice, on which the merger early settlement will occur and a date by which each holder’s merger early settlement right must be exercised. The notice will set forth, among other things, the applicable settlement rate and the amount of the cash, securities and other consideration receivable by the holder upon settlement. To exercise the merger early settlement right, you must deliver to the purchase contract agent, on or before 5:00 p.m., New York City time, on the day specified in the notice, the certificate evidencing your units, if the units are held in certificated form, and payment of the applicable purchase price in the form of a certified or cashier’s check. If you exercise the merger early settlement right, we will deliver to you on the date specified in the notice as the merger early settlement date the kind and amount of securities, cash or other property that you would have been entitled to receive if the purchase contract had been settled immediately before the cash merger at the settlement rate in effect at such time. You will also receive the senior notes or treasury securities underlying those units. If you do not elect to exercise your merger early settlement right, your units will remain outstanding and continue to be subject to normal settlement on the stock purchase date.

  Anti-dilution Adjustments

       The fixed settlement rate and the number of ordinary shares to be delivered upon an early settlement will be adjusted, without duplication, if the following events occur:

(1)	the payment of a dividend or other distributions to all holders of our ordinary shares payable exclusively in ordinary shares;

(2)	the issuance to all holders of the ordinary shares of rights, options or warrants, entitling them to subscribe for or purchase our ordinary shares at less than the current market price (as defined below); provided that no adjustment will be made if holders of units may participate in the transaction on a basis and with notice that our board of directors determines to be fair and appropriate;

(3)	subdivisions, splits or combinations of our ordinary shares;

(4)	distributions to all holders of ordinary shares of evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution covered by clause (1) or (2) above); provided that no adjustment will be made if all holders of units may participate in the transactions;

(5)	the successful completion of a tender or exchange offer made by XL Capital or one of its subsidiaries for the ordinary shares that involves an aggregate consideration that, when combined with (a) any cash and the fair market value of other consideration payable in respect of any other tender or exchange offer (other than consideration payable in respect of any odd-lot tender offer) by XL Capital or one of its subsidiaries for its ordinary shares concluded within the preceding 12 months and (b) the aggregate amount of any all-cash distributions (other than regular quarterly, semi-annual or annual cash dividends) to all holders of ordinary shares made within the preceding 12 months, exceeds 12.5% of our aggregate market capitalization on the date of expiration of such tender or exchange offer; and

(6)	cash dividends or distributions by us or any of our subsidiaries (other than distributions by our subsidiaries to us); consisting exclusively of cash to all holders of our ordinary shares, excluding any cash dividend on our ordinary shares to the extent that the aggregate cash dividend per ordinary share in any quarter does not exceed $0.38 (the “dividend threshold amount”) (the dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the fixed settlement rates are adjusted, provided that (i) no adjustment will be made pursuant to this clause (6) as a result of the $0.50 per ordinary share cash dividend payable in the fourth quarter of 2005 and (ii) no adjustment will be made to the dividend threshold amount for any adjustment made to the settlement rate pursuant to this clause (6)).

        There shall not be any adjustment to the fixed settlement rate as a result of:

    the issuance of rights;
    the distribution of separate certificates representing rights;
    the exercise of redemption of rights in accordance with any rights agreement; or
    the termination or invalidation of rights.

  in each case, pursuant to our Rights Plan dated as of September 1998 incorporated by reference as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2004 which is incorporated herein by reference or any other rights plan of XL Capital. To the extent that we have a rights plan in effect upon settlement of a purchase contract (including our rights plan dated as of September 1998), you will receive, in addition to the ordinary shares, the rights under the rights plan unless, prior to any settlement of a purchase contract, the rights have separated from the ordinary shares, in which case the settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our ordinary shares as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights.

       Each adjustment to a fixed settlement rate will result in a corresponding adjustment to the number of ordinary shares issuable upon early settlement of a purchase contract. If an adjustment is made to the fixed settlement rates, an adjustment shall be made to the applicable market value on any date of determination solely for the purpose of determining which clause of the definition of settlement rate will apply on the stock purchase date.

        The fixed settlement rates will not be adjusted:

    upon the issuance of any ordinary shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of XL Capital and the investment of additional optional amounts in ordinary shares under any plan;

    upon the issuance of any ordinary shares or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by XL Capital or any of its subsidiaries; or
    upon the issuance of any ordinary shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the units were first issued.

       Except as specifically described above, the settlement rate and the number of shares to be delivered on early settlement will not be subject to adjustment in the case of the issuance of any ordinary shares, or securities convertible into or exchangeable for ordinary shares.

       Solely as used above, the “current market price” per ordinary share on any day means the average of the closing price per ordinary share on each of the five consecutive trading days ending on the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term “ex date,” when used with respect to any issuance or distribution, means the first date on which the ordinary shares trade without the right to receive the issuance or distribution.

       In the case of reclassifications, consolidations, mergers, sales or transfers of assets or other transactions that cause the ordinary shares to be converted into the right to receive other securities, cash or property, each purchase contract then outstanding would, without the consent of the holders of units, become a contract to purchase only the kind and amount of such securities, cash or property instead of ordinary shares. In such event, on the stock purchase date the settlement rate then in effect will be applied to the value on the stock purchase date of the securities, cash or property a holder would have received if it had held the shares covered by the purchase contract when the applicable transaction occurred. Holders have the right to settle their obligations under the purchase contracts early in the event of certain cash mergers as described under “—Early Settlement upon Cash Merger.”

       If at any time we make a distribution of property to our ordinary shareholders that would be taxable to the shareholders as a dividend for U.S. federal income tax purposes (that is, distributions, evidences of indebtedness or assets, but generally not stock dividends or rights to subscribe for capital stock), and, pursuant to the settlement rate adjustment provisions of the purchase contract agreement, the settlement rate is increased, that increase may be deemed to be the receipt of taxable income to holders of units. See “Certain Tax Considerations—Taxation of Shareholders—United States—Purchase Contracts—Adjustment to Settlement Rate.”

       In addition, we may increase the settlement rate if our board of directors deems it advisable to avoid or diminish any income tax to holders of the ordinary shares resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons.

       Adjustments to the fixed settlement rates will be calculated to the nearest 1/10,000th of a share. If an adjustment is not required to be made because it would not increase or decrease a settlement rate by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. However, all such adjustments (even if less than 1%) will apply on the stock purchase date.

       We will be required, as soon as practicable following the occurrence of an event that requires or permits an adjustment in the settlement rate, to provide written notice to the purchase contract agent of the occurrence of that event. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to the settlement rate was determined and setting forth the revised settlement rate.

  Pledged Securities and Pledge Agreement

       The ownership interests in the senior notes or treasury securities underlying the units will be pledged to the collateral agent for our benefit. Under the pledge agreement, the pledged securities will secure the obligations of holders of units to purchase ordinary shares under the related purchase contracts. A holder of a unit cannot separate or separately transfer the purchase contract from the pledged securities underlying the unit. Your rights to the pledged securi-

  ties will be subject to the security interest created by the pledge agreement. You will not be permitted to withdraw the pledged securities related to the units from the pledge arrangement except:

    to substitute specified treasury securities for the related pledged ownership interests in the senior notes or other pledged treasury securities in order to create a stripped unit;
    to substitute ownership interests in the senior notes or specified treasury securities for the related pledged treasury securities upon the recreation of a normal unit;
    upon delivering the requisite amount of cash when electing not to participate in a remarketing; or
    upon the termination or early settlement of the purchase contracts.

        Subject to our security interest and the terms of the purchase contract agreement and the pledge agreement:

    each holder of normal units that include ownership interests in the senior notes will retain ownership of the interests in the senior notes and will be entitled through the purchase contract agent and the collateral agent to all of the rights of a holder of ownership interests in the senior notes, including interest payments, voting, redemption and repayment rights; and
    each holder of units that include treasury securities will retain ownership of the treasury securities.

        We will have no interest in the pledged securities other than our security interest.

  Quarterly Payments on Pledged Securities

       The collateral agent, upon receipt of quarterly payments on the pledged securities underlying the normal units, will distribute those payments to the purchase contract agent, which will, in turn, distribute that amount to persons who were the holders of normal units on the record date for the payment. The record date for any payment will be 15 calendar days before the relevant payment date.

  Termination of Purchase Contracts

       The purchase contracts, our related rights and obligations and those of the holders of the units, including their rights to receive contract adjustment payments or deferred contract adjustment payments and obligations to purchase ordinary shares, will automatically terminate upon the occurrence of particular events of our bankruptcy, insolvency or reorganization.

       Upon such a termination of the purchase contracts, the collateral agent will release the securities held by it to the purchase contract agent for distribution to the holders. If a holder would otherwise have been entitled to receive less than $1,000 principal amount at maturity of any treasury security upon termination of the purchase contract, the purchase contract agent will dispose of the security for cash and pay the cash to the holder. Upon termination, however, the release and distribution may be subject to a delay. If we become the subject of a case under the U.S. federal bankruptcy code, a delay may occur as a result of the imposition of an automatic stay, if applicable, under the bankruptcy code or other stay and continue until the stay has been lifted. No stay will be lifted unless and until such time as the bankruptcy judge agrees to lift it and allows your collateral to be returned to you.

  The Purchase Contract Agreement

       Distributions on the units will be payable, purchase contracts will be settled and transfers of the units will be registrable at the office of the purchase contract agent in the Borough of Manhattan, New York City. In addition, if the units do not remain in book-entry only form, payment of distributions on the units may be made, at our option, by check mailed to the address of the persons shown on the unit register on the record date for such payment.

       If any quarterly payment date or the stock purchase date is not a business day, then any payment or settlement required to be made on that date will be made on the next business day (and so long as the payment is made on the next day that is a business day, without any interest or other payment on account of any such delay), except that, in the case of a quarterly payment date only, if the next business day is in the next calendar year, the payment will be made on the prior business day with the same force and effect as if made on the payment date.

       If your units are held in certificated form and you fail to surrender the certificate evidencing your units to the purchase contract agent on the stock purchase date, the ordinary shares issuable in settlement of the related purchase contracts will be registered in the name of the purchase contract agent. These shares, together with any distributions on them, will be held by the purchase contract agent as agent for your benefit, until the certificate is presented and surrendered or you provide satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

       If your units are held in certificated form and (1) the purchase contracts have terminated prior to the stock purchase date, (2) the related pledged securities have been transferred to the purchase contract agent for distribution to the holders and (3) you fail to surrender the certificate evidencing your units to the purchase contract agent, the pledged securities that would otherwise be delivered to you and any related payments will be held by the purchase contract agent as agent for your benefit, until you present and surrender the certificate or provide the evidence and indemnity described above.

       The purchase contract agent will not be required to invest or to pay interest on any amounts held by it before distribution.

       No service charge will be made for any registration of transfer or exchange of the units, except for any applicable tax or other governmental charge.

  Modification

       The purchase contract agreement and the pledge agreement will contain provisions permitting us and the purchase contract agent, and in the case of the pledge agreement, the collateral agent, to modify the purchase contract agreement or the pledge agreement without the consent of the holders for, among other things, the following purposes:

    to evidence the succession of another person to our obligations;
    to add to the covenants for the benefit of holders or to surrender any of our rights or powers under those agreements so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created under the pledge agreement;
    to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent, custodial agent or securities intermediary; or
    to cure any ambiguity, to correct or supplement any provisions that may be inconsistent, or to make any other provisions with respect to such matters or questions, provided that such action shall not adversely affect the interest of the holders.

       The purchase contract agreement, the pledge agreement and the purchase contracts may be amended or modified with the consent of the holders of a majority of the units at the time outstanding. However, no modification or amendment may, as to any holder of a unit affected thereby, without the consent of such holder:

    change any payment date;
    change the amount or type of pledged securities required to be pledged to secure obligations under the units, impair the right of the holder of any pledged securities to receive distributions on the pledged securities underlying the units or otherwise materially adversely affect the holder’s rights in or to the pledged securities;
    reduce any contract adjustment payment or change the place or currency of payment or increase any amounts payable by the holders in respect of the units or decrease any other amounts receivable by holders in respect of the units;
    impair the right to institute suit for the enforcement of any purchase contract or the right to receive any contractual adjustment payment;

    reduce the number of ordinary shares purchasable under any purchase contract, increase the price to purchase ordinary shares on settlement of any purchase contract, change the stock purchase date or otherwise materially adversely affect the holder’s rights under any purchase contract; or
    reduce the above stated percentage of outstanding purchase contracts the consent of whose holders is required for the modification or amendment of the provisions of the purchase contract agreement, the pledge agreement or the purchase contracts;

  provided that if any amendment or proposal referred to above would adversely affect only the normal units or the stripped units, then only the affected class of holders as of the record date for the holders entitled to vote thereon will be entitled to vote on such amendment or proposal.

  No Consent to Assumption

       Each holder of units, by acceptance of the units, will under the terms of the purchase contract agreement and the units be deemed expressly to have withheld any consent to assumption (i.e., affirmance) of the related purchase contracts by us or our trustee if we become subject to a case under the U.S. bankruptcy code.

  Consolidation, Merger, Sale or Conveyance

       We will agree in the purchase contract agreement that, so long as the units are outstanding, we will not (1) merge with or into or consolidate with any other entity or (2) transfer, lease or convey all or substantially all of our assets to any other person, or buy all or substantially all the assets of another person, unless:

    the successor entity, if not us, is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, the Cayman Islands, Bermuda or any country which is, on the date of this prospectus supplement, a member of the Organization of Economic Cooperation and Development or the European Union and expressly assumes our obligations under the purchase contract agreement, the pledge agreement, the purchase contracts and the remarketing agreement; and
    we are not, or the successor entity is not, immediately after such merger, consolidation, transfer, lease or conveyance, in default in the performance of any of our obligations under the purchase contract agreement, the pledge agreement, the purchase contracts or the remarketing agreement.

  Title

       XL Capital, the purchase contract agent and the collateral agent and any agent of XL Capital, the purchase contract agent and the collateral agent may treat the registered holder of any units as the absolute owner of those units for the purpose of making payment and settling the related purchase contracts and for all other purposes regardless of any notice to the contrary.

  Defaults Under the Purchase Contract Agreement

       Within 30 days after the occurrence of any default by us in certain of our obligations under the purchase contract agreement or under a purchase contract of which a responsible officer of the purchase contract agent (as defined in the purchase contract agreement) has actual knowledge, the purchase contract agent will give notice of such default to the holders of the units unless such default has been cured or waived.

       The purchase contract agent is not required to enforce any of the provisions of the purchase contract agreement against us. Each holder of units shall have the right to institute suit for the enforcement of any payment of contract adjustment payments then due and payable and the right to purchase ordinary shares as provided in such holder’s purchase contract and generally exercise any other rights and remedies provided by law.

  Governing Law

       The purchase contract agreement, the pledge agreement and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

  Book-Entry System

       The Depository Trust Company, which we refer to along with its successors in this capacity as the “depositary,” will act as securities depositary for the units. The units will be issued only as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate number of units, will be issued and will be deposited with the depositary and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

       The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the units so long as the units are represented by global security certificates.

       The depositary has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly or indirectly. The rules applicable to the depositary and its participants are on file with the Securities and Exchange Commission.

       Although the depositary has agreed to the foregoing procedure in order to facilitate transfer of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

       If the depositary notifies us that it is unwilling or unable to continue as a depositary for the global security certificates and no successor depositary has been appointed within 90 days after this notice, or an event of default under the purchase contract agreement or the indenture has occurred and is continuing, certificates for the units will be printed and delivered in exchange for beneficial interests in the global security certificates. Any global senior security that is exchangeable pursuant to the preceding sentence shall be exchangeable for unit certificates registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

       So long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or other nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all units represented by these certificates for all purposes under the units and the purchase contract agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates will not be entitled to have such global security certificates or the units represented by these certificates registered in their names, will not receive or be entitled to receive physical delivery of unit certificates in exchange for beneficial interests in global security certificates and will not be considered to be owners or holders of the global security certificates or any units represented by these certificates for any purpose under the units or the purchase contract agreement.

       All payments on the units represented by the global security certificates and all transfers and deliveries of senior notes, the treasury portfolio, treasury securities and ordinary shares will be made to the depositary or its nominee, as the case may be, as the holder of the securities.

       Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on February 15, 2009 or upon early settlement will be governed by arrangements among the depositary, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we or any of our agents, nor the purchase contract agent or any of its agents, will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests. In addition, we may at any time and in our sole discretion determine not to have any of the units represented by one or more global securities and in such event we will issue individual units in exchange for the global security or securities representing such units.

       The information in this section concerning the depositary and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

  Replacement of Units Certificates

       If physical certificates are issued, we will replace any mutilated certificate at your expense upon surrender of that certificate to the purchase contract agent. We will replace certificates that become destroyed, lost or stolen at your expense upon delivery to us and to the purchase contract agent of satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.

       We, however, are not required to issue any certificates representing units on or after the fifth business day immediately preceding the earlier of the stock purchase date or the date the purchase contracts terminate. In place of the delivery of a replacement certificate following the stock purchase date, the purchase contract agent, upon delivery of the evidence and indemnity described above, will deliver the ordinary shares issuable pursuant to the purchase contracts included in the units evidenced by the certificate, or, if the purchase contracts have terminated prior to the stock purchase date, transfer the pledged senior notes or the pledged securities related to the units evidenced by the certificate.

  Information Concerning the Purchase Contract Agent

       The Bank of New York will initially act as purchase contract agent. The purchase contract agent will act as the agent and attorney-in-fact for the holders of units from time to time. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary authority in connection with a default under the terms of the purchase contract agreement, the pledge agreement, the purchase contract or the pledged securities.

       The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. Resignation or replacement of the purchase contract agent would be effective upon the appointment of a successor.

       The purchase contract agent and its affiliates are among a number of banks with which we and our subsidiaries and affiliates maintain various banking and trust relationships. The Bank of New York also acts as trustee under the indenture and the supplemental indenture under which the senior notes will be issued.

  Information Concerning the Collateral Agent

       The Bank of New York will initially act as collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the units except for the obligations owed by a pledgee of property to the owner thereof under the pledge agreement and applicable law.

       The pledge agreement will contain provisions limiting the liability of the collateral agent. The pledge agreement will contain provisions under which the collateral agent may resign or be replaced. Resignation or replacement of the collateral agent would be effective upon the appointment of a successor.

       The collateral agent and its affiliates are among a number of banks with which we and our subsidiaries and affiliates maintain various banking and trust relationships.

  Miscellaneous

       Should you elect to create stripped units or recreate normal units, you will be responsible for any fees or expenses payable in connection with the substitution of the applicable pledged securities, as well as any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted, and we will not be responsible for any of those fees or expenses.

       All monies paid by us to a paying agent or a trustee for contract adjustment or interest payments related to any unit which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such unit thereafter may look only to us for payment thereof.

  DESCRIPTION OF THE SENIOR NOTES

       We will issue the senior notes under an indenture we have entered into and supplemental indenture we will enter into with The Bank of New York, as trustee. A copy of the indenture is on file with the SEC and may be obtained by accessing the internet address provided or contacting us as described under “Where You Can Find More Information” in the accompanying prospectus. The following description is not complete, and is qualified in all respects by reference to the indenture and the supplemental indenture, the form of which will be filed as an exhibit on Form 8-K. You should read the indenture, the supplemental indenture and the associated documents carefully to fully understand the terms of the senior notes. The senior notes are a series of our senior debt securities described under “Description of XL Capital Debt Securities” in the accompanying prospectus, and this summary supplements the description of our senior debt securities in the accompanying prospectus. In addition, to the extent that the following description is not consistent with that contained in the accompanying prospectus under “Description of XL Capital Debt Securities,” you should rely on this description.

  Maturity and Interest

       The title of the senior notes will be 5.25% Senior Notes due 2011. The supplemental indenture will provide for $745.0 million in aggregate principal amount of senior notes to be issued. The senior notes will be issued at a price of 100% of the principal amount thereof. The senior notes will mature on February 15, 2011. The senior notes will bear interest from the original issuance date or from the most recent interest payment date on which interest has been paid or duly provided for, as the case may be. The senior notes will initially pay interest at the annual rate of 5.25% quarterly in arrears on each February 15, May 15, August 15 and November 15, commencing on February 15, 2006; provided, however, that following the stock purchase date, interest on the senior notes shall be payable semi-annually in arrears on February 15 and August 15 of each year. The relevant record dates will be the 15th calendar day prior to the relevant payment dates. If the senior notes are successfully remarketed, they will pay interest at the reset rate from the settlement date of the successful remarketing until they mature on February 15, 2011. If the remarketing agent cannot establish a reset rate meeting the requirements described under “Description of the Equity Security Units—Remarketing,” the remarketing agent will not reset the interest rate on the senior notes and the interest rate will continue to be the initial annual rate of 5.25% until maturity. The senior notes are not redeemable prior to their stated maturity except as described below and will not have the benefit of a sinking fund.

       The amount of interest payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year consisting of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for periods of less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the senior notes is not a business day, the payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, except that if the business day is in the next succeeding calendar year, then the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the scheduled payment date.

       If a holder has given wire transfer instructions to us at least ten business days prior to the applicable payment date, we will make all payments on such holder’s senior notes by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the senior notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the senior notes currently located at 101 Barclay Street, Floor 8 West, New York, New York 10286 unless we elect to make interest payments by check mailed to the holders at their addresses set forth in the register of holders. Senior notes may be surrendered for registration of transfer or exchange at the office of the Registrar. In addition, all notices or demands to or upon us in respect of the senior notes and the indenture may be served on us at the office of the Registrar.

       There are no provisions in either the indenture or the senior notes that protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

       Our ability to pay interest on the senior notes is dependent on our ability to obtain cash dividends or obtain loans from our subsidiaries. See “Risk Factors—Because we are a holding company and substantially all of our obligations are conducted by our subsidiaries, our obligations under the senior notes and the purchase contracts are effectively subordinated to the obligations of our subsidiaries.”

  Remarketing

        The senior notes will be remarketed as described under “Description of the Equity Security Units—Remarketing.”

  Optional Remarketing

       Under the purchase contract agreement, on or prior to the fourth business day immediately preceding the first day of the remarketing period but no earlier than the sixteenth business day prior to the stock purchase date, holders of senior notes that are not included as part of normal units may elect to have their senior notes included in the remarketing by delivering their senior notes along with a notice of this election to the collateral agent. The collateral agent will hold such senior notes in an account separate from the collateral account in which the securities pledged to secure the holders’ obligations under the purchase contracts will be held. Holders of senior notes that are not included in normal units and that elect to have their notes remarketed will also have the right to withdraw that election on or prior to the fourth business day immediately preceding the first day of the remarketing period. For more information, see “Description of the Equity Security Units—Optional Remarketing.”

  Put Option upon a Failed Remarketing

       If the senior notes have not been successfully remarketed by the stock purchase date, the holders of senior notes that remain outstanding and that are not subject to our security interest will have the right to put their senior notes to us for an amount equal to the principal amount of the senior notes, plus accrued and unpaid interest, on February 15, 2009 in compliance with the notice requirements set forth in the Remarketing Notice and otherwise in accordance with the procedures set forth in the Remarketing Notice.

  Special Event Redemption

       If a special event occurs and is continuing, we may, at our option, redeem the senior notes in whole, but not in part, at any time at the redemption price for each senior note referred to below. Installments of interest on senior notes which are due and payable on or prior to a redemption date will be payable to holders of the senior notes registered as such at the close of business on the relevant record dates. If, following the occurrence of a special event, we exercise our option to redeem the senior notes, the proceeds of the redemption will be payable in cash to the holders of the senior notes. If a special event redemption occurs prior to a successful remarketing of the senior notes, the redemption price for the senior notes forming part of normal units at the time of the special event redemption will be distributed to the collateral agent, who in turn will purchase the applicable treasury portfolio described below on behalf of the holders of normal units and remit the remainder of the redemption price, if any, to the purchase contract agent for payment to the holders. The treasury portfolio will be substituted for the redeemed senior notes and will be pledged to the collateral agent to secure the obligations of the holders of the normal units to purchase ordinary shares under the purchase contracts.

        “Special event” means either a redemption accounting event or a tax event.

       “Redemption accounting event” means the receipt, at any time prior to the earlier of the date of any successful remarketing of the senior notes and the stock purchase date, by the audit committee of our Board of Directors of a written report in accordance with Statement on Auditing Standards No. 97, “Amendment to Statement on Auditing Standards No. 50, Reports on the Application of Accounting Principles,” from our independent auditors, provided at the request of management, to the effect that, as a result of any change in accounting rules or interpretations thereof after the date of this prospectus supplement, we must either (a) account for the purchase contracts as derivatives under FAS No. 133, “Accounting For Derivative Instruments and Hedging Activities” (or any successor accounting standard), or (b) account for the units using the if-converted method under FAS No. 128, “Earnings Per Share” (or any successor accounting standard), and that such accounting treatment will cease to apply upon redemption of the senior notes.

       “Tax event” means if we determine that, as a result of (1) any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of the Cayman Islands, Bermuda or any other jurisdiction in which we generally become subject to taxation; or (2) any change in position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction) (each of the foregoing in clauses (1) and (2), a “Change in Tax Law”), we are, or on the next interest payment date in respect of the senior notes would be, required to pay more than de minimis additional amounts with respect to the senior notes as described under ”—Payment of Additional Amounts,” and such obligation cannot be avoided by taking commercially reasonable measures available to us. The Change in Tax Law must become effective on or after the date of this prospectus supplement. In the case of a successor entity, the Change in Tax Law must become effective after the date that such successor entity first becomes an obligor on the senior notes (unless the Change in Tax Law had already occurred prior to such date, but on or after the date of this prospectus supplement, with respect to the original entity).

       If a special event redemption occurs prior to a successful remarketing of the senior notes, the “treasury portfolio” shall mean a portfolio of zero-coupon U.S. treasury securities consisting of interest or principal strips of U.S. treasury securities that mature on or prior to the stock purchase date in an aggregate amount equal to the aggregate principal amount of the senior notes included in the normal units on the special event redemption date and with respect to each scheduled interest payment date on the senior notes that occurs after the special event redemption date and on or before February 15, 2009, interest or principal strips of U.S. treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the senior notes included in the normal units on that date if the interest rate of the senior notes were not reset, on the applicable remarketing date. These treasury securities are non-callable by us. In such case, the treasury portfolio will be purchased on behalf of the holders of normal units.

       Solely for purposes of determining the treasury portfolio purchase price in the case of a special event redemption date occurring after either a successful remarketing of the senior notes or the stock purchase date, “treasury portfolio” shall mean a portfolio of zero-coupon U.S. treasury securities consisting of principal or interest strips of U.S. treasury securities that mature on or prior to February 15, 2011 in an aggregate amount equal to the aggregate principal amount of the senior notes outstanding on the special event redemption date and with respect to each scheduled interest payment date on the senior notes that occurs after the special event redemption date, interest or principal strips of U.S. treasury securities that mature on or prior to that interest payment date in an aggregate amount equal to the aggregate interest payment that would be due on the aggregate principal amount of the senior notes outstanding on the special event redemption date.

       “Redemption price” means for each senior note, whether or not included in a normal unit, the greater of (a) the principal amount of the senior note and (b) the product of the principal amount of the senior note and a fraction the numerator of which is the treasury portfolio purchase price and the denominator of which is, in the case of a special event redemption occurring prior to a successful remarketing of the senior notes, the aggregate principal amount of senior notes included in normal units, and in the case of a tax event redemption occurring after a successful remarketing of the senior notes or after the stock purchase date, the aggregate principal amount of the senior notes.

       “Treasury portfolio purchase price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the quotation agent on the third business day immediately preceding the special event redemption date for the purchase of the treasury portfolio for settlement on the special event redemption date.

       “Quotation agent” means Goldman, Sachs & Co. or any of its successors or any other primary U.S. government securities dealer in New York City selected by us.

       Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of senior notes to be redeemed at its registered address (which notice will be irrevocable). Unless we default in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the senior notes. In the event any senior notes are called for redemption, neither we nor the trustee will be required to register the transfer of or exchange the senior notes to be redeemed during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing. Notwithstanding the foregoing, in case of a tax event redemption, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which the payor would be obliged to make such payment or withholding if a payment in respect of senior notes by it were then due and (b) unless at the time such notice is given, such obligation to pay such additional amounts remains in effect. Prior to the publication or mailing of any notice of redemption of senior notes pursuant to the foregoing, we will deliver to the paying agent (a) an officers’ certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that any factual conditions precedent to our right so to redeem have been satisfied and (b) a legal opinion of an outside nationally recognized tax counsel to the effect that the circumstances referred to above (including those under the definition of “tax event”) exist.

  No Defeasance

       The defeasance provisions of the indenture described under “Description of XL Capital Debt Securities—Discharge and Defeasance” of the accompanying prospectus shall not apply to the senior notes.

  Limitation on Liens on Capital Stock

       Under the supplemental indenture, XL Capital will covenant that, so long as any senior notes are outstanding, XL Capital will not, nor will XL Capital permit any designated subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any indebtedness evidenced by notes, debentures, bonds or similar instruments, which is secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of XL Capital or any designated subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the senior notes will be secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.

       The term “capital stock” of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

       The term “designated subsidiary” means any present or future consolidated subsidiary of XL Capital that is a regulated insurance company, the assets of which constitute at least 20% of XL Capital’s consolidated assets. As of September 30, 2005, XL Capital’s designated subsidiaries consisted of XL Re Ltd, XL Insurance (Bermuda) Ltd and XL Reinsurance America Inc.

  Additional Events of Default

       The Events of Default described in the accompanying prospectus under “Description of XL Capital Debt Securities—Events of Default and Notice Thereof” will apply to the senior notes; however (1) with respect to the senior notes, the reference to 60 days in clause (1) of that subsection is 30 days; and (2) the following shall constitute additional Events of Default with respect to the senior notes:

    default by us under any instrument or instruments under which there is or may be secured or evidenced any of our indebtedness (other than the senior notes) having an outstanding principal amount of $50,000,000 (or its equivalent in any other currency or currencies) or more, individually or in the aggregate, that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity, unless such declaration has been rescinded within 30 days;
    default by us in the payment when due of the principal or premium, if any, of any bond, debenture, note or other evidence of our indebtedness, in each case for money borrowed, or in the payment of principal or premium, if any, under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any of our indebtedness for money borrowed, which default for payment of principal or premium, if any, is in an aggregate principal amount exceeding $50,000,000 (or its equivalent in any other currency or currencies), if such default shall continue unremedied or unwaived for more than 30 days after the expiration of any grace period or extension of the time for payment applicable thereto;
    default in the payment of the put price described under “—Put Option upon a Failed Remarketing” on any senior notes following the exercise of the put right by any holder of senior notes on the date payment is due; and
    default in the payment of any additional amounts with respect to interest on any senior notes (as described below under “—Payments of Additional Amounts”), when such amounts become due and payable, and continuance of such default for a period of 30 days, and default in the payment of additional amounts payable with respect to any principal of or premium, if any, on any senior notes, when such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise.

  Payment of Additional Amounts

       All amounts payable (whether in respect of principal, interest or otherwise) in respect of the senior notes will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands or Bermuda or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, we will pay, or cause to be paid, such additional amounts as may be necessary in order that the net amounts receivable by a holder after such withholding or deduction shall equal the respective amounts that would have been receivable by such holder had no such withholding or deduction been required (“additional amounts”), except that no such additional amounts shall be payable in relation to any payment in respect of any of the senior notes:

    to, or to a third party on behalf of, a person who would be able to avoid such withholding or deduction by complying with such person’s statutory requirements or by making a declaration of non-residence or similar claim for exemption but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of such senior note by reason of his having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) the Cayman Islands or Bermuda, as the case may be, other than (a) the mere holding of such senior note or (b) the receipt of principal, interest, or other amount in respect of such senior note;
    presented for payment more than 30 days after the Relevant Date, except to the extent that the relevant holder would have been entitled to such additional amounts on presenting the same for payment on or before the expiry of such period of 30 days;
    on account of any inheritance, gift, estate, personal property, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges; or
    on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such senior note.

       The “Relevant Date” means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the senior notes.

       If we become subject generally at any time to any taxing jurisdiction other than or in addition to the Cayman Islands or Bermuda, references in this section to the Cayman Islands shall be read and construed as references to such other jurisdiction(s) and/or to the Cayman Islands.

  Form and Denomination

       We will issue the senior notes that are released from the pledge following substitution or early settlement in the form of a global security registered in the name of Cede & Co., as nominee of DTC. For a discussion of global securities, see “Description of XL Capital Debt Securities—Global Securities; Book-Entry System” in the accompanying prospectus. The senior notes will be issued in denominations of $1,000 and integral multiples thereof.

  Change in Control

       The senior notes will not include the provisions described under the caption “Description of XL Capital Debt Securities—Certain Covenants—Provisions Applicable to Senior Debt Securities Only” in the accompanying prospectus with respect to a change in control.

  ACCOUNTING TREATMENT

  General

       The proceeds from the sale of the units will be allocated between the purchase contracts and the senior notes based on the fair value of each at the date of the offering. We expect the fair value of each purchase contract to be $0.

       We will recognize the present value of the quarterly purchase contract adjustment payments as a liability with an offsetting reduction in shareholders’ equity. The quarterly purchase contract adjustment payments will be allocated between the liability recognized at the date of issuance and interest expense based on a constant rate calculation over the term of the purchase contract.

       The quarterly and, after a successful remarketing, semi-annual interest payments on the senior notes will be recognized as interest expense.

       The purchase contracts are forward transactions in our ordinary shares. Upon settlement of a purchase contract, we will receive $25 on that purchase contract and will issue the requisite number of ordinary shares. The $25 we receive will be credited to shareholders’ equity and allocated between our ordinary shares and additional paid in capital.

       Fees and expenses incurred in connection with this offering will be allocated between the senior notes and the purchase contracts. The amount allocated to the senior notes will be deferred and recognized as interest expense over the term of the senior notes. The amount allocated to the purchase contracts will be charged to shareholders’ equity.

  Earnings per Share

       Before the settlement of the purchase contracts, we will consider the ordinary shares to be issued under the purchase contracts in our calculation of diluted earnings per share using the treasury stock method. Under this method, we will increase the number of ordinary shares used in calculating diluted earnings per share by the excess, if any, of the number of ordinary shares we would be required to issue to settle the purchase contracts over the number of ordinary shares that we could purchase using the proceeds from the settlement of the purchase contracts. We anticipate that there will be no dilution of our earnings per share except during the periods when the average price of our ordinary shares is above $80.60 per share.

  Other Matters

       Both the Financial Accounting Standards Board and its Emerging Issues Task Force continue to study the accounting for financial instruments and derivative instruments, including instruments such as the units. It is possible that our accounting for the purchase contracts and the senior notes could be affected by any new accounting rules that might be issued by these groups or others or in the event of any other change in any law or regulation or any accounting rule, pronouncement or interpretation. See “Description of the Equity Security Units—Fixed Settlement Rate Option Upon Accounting Event” and “Description of the Senior Notes—Special Event Redemption.”

  CERTAIN TAX CONSIDERATIONS

        The following summary of the taxation of XL Capital and its Bermuda insurance subsidiaries (collectively “XL”) and the taxation of shareholders of XL Capital is based upon current law and is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this summary.

       The foregoing discussion (including and subject to the matters and qualifications set forth in such summary) of certain tax considerations (i) under “Taxation of XL Capital and XL—Cayman Islands” and “Taxation of Shareholders—Cayman Islands” is based upon the advice of Cayman Islands legal counsel, (ii) under “Taxation of XL Capital and XL—Bermuda” is based upon the advice of Bermuda legal counsel and (iii) under “Taxation of XL Capital and XL—United States” and “Taxation of Shareholders—United States” is based upon the advice of Cahill Gordon & Reindel LLP, New York, New York (the advice of such firms does not include any factual or accounting matters, determinations or conclusions such as RPII amounts and computations and amounts of components thereof (for example, amounts or computations of income or expense items or reserves entering into RPII computations) or facts relating to XL Capital’s business or activities). The summary is based upon current law and is for general information only.

       The tax treatment of a holder of units, or of a person treated as a holder of units for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of units. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING THE UNITS.

  Taxation of XL Capital and XL

     Cayman Islands

       Under current Cayman Islands law, XL Capital is not obligated to pay any taxes in the Cayman Islands on its income or gains. XL Capital has received an undertaking from the Governor-in-Council of the Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended, that until June 2, 2018, (i) no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to XL Capital and (ii) no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of XL Capital. Under current law no tax will be payable on the transfer or other disposition of the shares of XL Capital. The Cayman Islands currently impose stamp duties on certain categories of documents; however, the current operations of XL Capital do not involve the payment of stamp duties in any material amount. The Cayman Islands currently impose an annual corporate fee upon all exempted companies incorporated in the Cayman Islands.

     Bermuda

       XL has received from the Ministry of Finance in Bermuda exemptions from any Bermuda taxes which might be imposed on profits, income or any capital asset, gain or appreciation, until March 28, 2016. The exemptions are subject to the proviso that they are not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (XL Capital and XL are not so currently designated) and to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 or otherwise payable in relation to the land leased to XL. XL Capital, as a permit company under The Companies Act 1981 of Bermuda, has received similar exemptions which are effective until March 28, 2016. Both XL Capital and XL are required to pay certain annual Bermuda government fees and XL, additionally, is required to pay certain business fees as an insurer under The Insurance Act 1978 of Bermuda. Currently there is no Bermuda withholding tax on dividends paid by XL to XL Capital.

     United States

       XL Capital and XL intend to take the position that they are not engaged in a trade or business within the United States through a permanent establishment in the United States. However, because definitive identification of activities which constitute being engaged in a trade or business in the United States is not provided by the Internal Revenue

  Code (the “Code”) or regulations or court decisions, there can be no assurance that the Internal Revenue Service (“IRS”) will not contend successfully that XL Capital or XL is or will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. income tax, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of a tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation. Under regulations, the foreign corporation would be entitled to deductions and credits only if the return is filed timely under rules set forth therein. Penalties may be assessed for failure to file tax returns. The 30% branch profits tax is imposed on net income after subtracting the regular corporate income taxes and making certain other adjustments.

       Under the income tax treaty between Bermuda and the United States (the “Treaty”), XL is subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business only if that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Treaty have been issued. While there can be no assurances, XL Capital does not believe XL has a permanent establishment in the United States. XL would not be entitled to the benefits of the Treaty if (i) 50% or less of XL’s stock were beneficially owned, directly or indirectly, by Bermuda residents or U.S. citizens or residents, or (ii) XL’s income were used in substantial part to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents. While there can be no assurances, XL Capital believes that XL will be eligible for Treaty benefits after the sale of units offered hereby.

       Foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If XL Capital is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of XL Capital’s investment income to U.S. income tax.

       Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax on certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the United States as enumerated in section 881(a) of the Code (such as dividends and certain interest on investments). Such tax generally is imposed by withholding at a 30% rate. The Treaty does not provide for a reduction in such withholding tax rate.

       The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rates of tax applicable to premiums paid to XL are 4% for casualty insurance premiums and 1% for reinsurance premiums. Although payment of the tax generally is the responsibility of the person that pays the premium to the foreign insurer or reinsurer, in the event that the tax is not paid by the purchaser of the insurance or reinsurance, the foreign insurer or reinsurer generally is liable for the tax. In addition, the IRS has taken the position that when a foreign insurer or reinsurer cedes United States risks to a foreign insurer that is not eligible for the excise tax exemption under an applicable treaty, an additional excise tax may be imposed.

  Taxation of Shareholders

     Cayman Islands

        Payments by XL Capital to holders of units are not subject to Cayman Islands withholding tax.

     United States

       The following is a discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the units, the ownership interests in the senior notes, treasury securities and purchase contracts that are or may be the components of a unit, and the ordinary shares acquired under a purchase contract. Except where otherwise indicated, this discussion only applies to U.S. holders (as defined below) who purchase units in the initial offering and hold the units, the ownership interests in senior notes, treasury securities, purchase contracts and the ordinary shares as capital assets (generally, assets held for investment). This discussion is based upon the Code, Treasury regulations (including proposed Treasury regulations) issued thereunder, IRS rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect.

       This discussion does not address all aspects of U.S. federal income taxation that may be relevant to U.S. holders in light of their particular circumstances, such as U.S. holders who are subject to special tax treatment (for example, (1) financial institutions, regulated investment companies, real estate investment trusts, insurance companies, dealers in securities or currencies, tax-exempt organizations, partnerships or other pass-through entities or traders in securities who elect to mark to market their securities, (2) persons holding units, senior notes or the ordinary shares as part of a straddle, hedge, conversion transaction or other integrated investment, (3) persons whose functional currency is not the U.S. dollar, or (4) persons owning (directly, indirectly or constructively) 10% or more of the total combined voting power or total value of the stock of XL Capital. In addition, this discussion does not address alternative minimum taxes or any state, local or foreign tax laws. We do not address any of the tax consequences to a holder that is a non-U.S. holder (as defined below).

       If a partnership holds the units, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding units, you should consult your tax advisor.

       For purposes of this discussion, “U.S. holder” means a holder who is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a domestic corporation, (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust if a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or the trust has a valid election in effect to be treated as a United States person. A “non-U.S. holder” means a holder that is not a U.S. holder. Prospective investors that are non-U.S. holders are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of an investment in units.

       Risk of Recharacterization

       Other than one published revenue ruling that addresses the treatment of instruments similar to the units, there is no statutory, administrative or judicial authority that directly addresses the treatment of the units or instruments similar to the units for U.S. federal income tax purposes. As a result, no assurance can be given that the IRS or a court will agree with the tax consequences described below. The discussion below assumes that, for U.S. federal income tax purposes, (i) the senior notes and the purchase contracts will be treated as separate securities, (ii) the purchase contracts will be treated as forward contracts to purchase ordinary shares and the contract adjustment payments will be treated as payments to U.S. holders for investing in such contracts and (iii) the senior notes will be treated as indebtedness of XL Capital. Nevertheless, the IRS could assert a different position with respect to one or more of the foregoing points, and were such position to prevail, a U.S. holder could experience tax consequences that are materially different from those described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the units. Prospective investors are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of the purchase, ownership and disposition of units, the ownership interests in senior notes and the ordinary shares acquired under a purchase contract in light of their own particular circumstances, as well as the effect of any state, local or foreign tax laws.

       Units

       Allocation of Purchase Price. A U.S. holder’s acquisition of a normal unit will be treated as the acquisition of a unit consisting of two components, an ownership interest in the senior note and the related purchase contract. The purchase price of each unit will be allocated between the ownership interest in the senior note and the purchase contract constituting the unit, in proportion to their respective fair market values at the time of purchase. Such allocation will establish the U.S. holder’s initial tax basis in the ownership interest in the senior note and the purchase contract. We expect to report the fair market value of each senior note as $1,000 (or $25 for each 2.5% ownership interest in a senior note) and the fair market value of each purchase contract as $0.00. This allocation will be binding on each U.S. holder (but not on the IRS) unless such U.S. holder explicitly discloses a contrary position on a statement attached to the U.S. holder’s timely filed U.S. federal income tax return for the taxable year in which a unit is acquired. Thus, absent such disclosure, a U.S. holder should allocate the purchase price for a unit in accordance with the values reported by us. The remainder of this discussion assumes that this allocation of the purchase price of a unit will be respected for U.S. federal income tax purposes. If these allocations are not respected ultimately, the timing and amount of income, gain or loss reported by the U.S. holders could be impacted.

       Ownership of Senior Notes or Treasury Securities. For U.S. federal income tax purposes, a U.S. holder will be treated as owning the applicable ownership interest in the senior notes or treasury securities constituting a part of the units owned. We (under the terms of the units) and each U.S. holder (by acquiring units) agree to treat the ownership interests in the senior notes or treasury securities constituting a part of the units as owned by such U.S. holder for all tax purposes, and the remainder of this discussion assumes such treatment. The U.S. federal income tax consequences of owning ownership interests in the senior notes or treasury securities are discussed below (see “—Senior Notes,” “Stripped Units” and “—Treasury Securities Purchased on a Special Event Redemption”).

       Sales, Exchanges or Other Taxable Dispositions of Units. If a U.S. holder sells, exchanges or otherwise disposes of units in a taxable disposition, such U.S. holder will be treated as having sold, exchanged or disposed of each of the purchase contract and the ownership interest in the senior note (or treasury securities) that constitute such unit. The proceeds realized on such disposition will be allocated between the purchase contract and the ownership interest in the senior note (or treasury securities) in proportion to their respective fair market values. As a result, as to each of the purchase contract and the senior note (or treasury securities), a U.S. holder generally will recognize gain or loss equal to the difference between the portion of the proceeds received by such U.S. holder that is allocable to the purchase contract and the ownership interest in the senior note (or treasury securities) (other than amounts attributable to accrued, but unpaid, interest on the senior note (or treasury securities) not previously included in income which shall be treated as ordinary income) and such U.S. holder’s adjusted tax basis in the purchase contract and the ownership interest in the senior note (or treasury securities). To the extent you are treated as recognizing an amount with respect to accrued contract adjustment payments, such amounts may be treated as ordinary income to the extent not previously included in income. Alternatively, contract adjustment payments that you did not previously include in income could either reduce your tax basis in the purchase contract or result in an increase in the amount realized on the disposition of the purchase contract. In addition, amounts representing accrued acquisition discount in a treasury security will be treated as ordinary income to the extent not previously included in income. See “—Purchase Contracts—Contract Adjustment Payments and Deferred Contract Adjustment Payments” below.

       Such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the U.S. holder held the ownership interest in the senior note (or treasury securities) or the purchase contract for more than one year immediately prior to such disposition. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

       If the sale, exchange or other disposition of a unit occurs when the purchase contract has a negative value, a U.S. holder should be considered to have received additional consideration for the ownership interest in the senior note (or treasury securities) in an amount equal to such negative value and to have paid such amount to be released from such U.S. holder’s obligations under the related purchase contract. U.S. holders should consult their tax advisors regarding a disposition of a unit at a time when the purchase contract has a negative value.

       Senior Notes

       Classification of the Senior Notes. We believe that the senior notes will be classified as indebtedness of XL Capital for U.S. federal income tax purposes. We (under the terms of the senior notes) and each U.S. holder (by acquiring an ownership interest in the senior notes) agree, for U.S. federal income tax purposes, to treat the senior notes as indebtedness of XL Capital for all tax purposes. The remainder of this discussion assumes such treatment.

       Accrual of Interest. XL Capital intends to take the position that, except as set forth below, interest on a senior note will constitute “qualified stated interest” and generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

       Because of the manner in which the rate on the senior notes is reset, the senior notes may be deemed to be issued at a discount in an amount equal to the difference between the value at which the senior notes are reset (100.25% of their stated principal amount) and their “issue price” (the stated principal amount of the senior notes). Such discount should be treated as “de minimis” original issue discount (“OID”). Consequently, the senior notes generally should be treated as having zero OID for U.S. federal income tax purposes. You should consult your own tax advisor regarding the existence and accrual of any OID on the senior notes.

       Tax Basis in Senior Notes. A U.S. holder’s tax basis in the ownership interest in the senior notes will equal the portion of the purchase price for the units allocated to the ownership interests in the senior notes as described above (see “—Units—Allocation of Purchase Price”).

       Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes. A U.S. holder will recognize gain or loss on the disposition of ownership interests in the senior notes (including upon a special event redemption or upon the remarketing of the senior notes) in an amount equal to the difference between the amount realized by such U.S. holder on the disposition of the ownership interests in the senior notes and such U.S. holder’s adjusted tax basis in such ownership interests. Selling expenses incurred by such U.S. holder, including the remarketing fee, will reduce the amount of gain or increase the amount of loss recognized by such U.S. holder upon a disposition of the ownership interests in the senior notes. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if a U.S. holder has held its ownership interests in the senior notes for more than a year. Long-term capital gains of individuals are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

       Purchase Contracts

       Acquisition of Our Ordinary Shares Under a Purchase Contract. A U.S. holder generally will not recognize gain or loss on the purchase of our ordinary shares under a purchase contract, except with respect to any cash paid to a U.S. holder in lieu of a fractional share of the ordinary shares, which should be treated as paid in exchange for such fractional share. A U.S. holder’s aggregate initial tax basis in the ordinary shares acquired under a purchase contract should generally equal the purchase price paid for such ordinary shares, plus the properly allocable portion of such U.S. holder’s adjusted tax basis (if any) in the purchase contract (see “—Units—Allocation of Purchase Price”), less the portion of such purchase price and adjusted tax basis allocable to the fractional share. The holding period for the ordinary shares acquired under a purchase contract will commence on the day following the acquisition of such ordinary shares.

       Early Settlement of Purchase Contract. The purchase of our ordinary shares upon early settlement of a purchase contract will be treated as described above (see “—Purchase Contracts—Acquisition of Our Ordinary Shares Under a Purchase Contract”). A U.S. holder of units will not recognize gain or loss on the return of such U.S. holder’s proportionate share of ownership interests in the senior notes or treasury securities upon early settlement of a purchase contract and will have the same adjusted tax basis and holding period in such senior notes or treasury securities as before such early settlement.

       Termination of Purchase Contract. If a purchase contract terminates, a U.S. holder of units generally will recognize capital gain or loss equal to the difference between the amount realized, if any, upon such termination and such U.S. holder’s adjusted tax basis (if any) in the purchase contract at the time of such termination. Such loss generally will be long-term capital loss if the U.S. holder held the purchase contract for more than one year prior to such termination. The deductibility of capital losses is subject to limitations. Contract adjustment payments received by you, but not includible in income, should either reduce your basis in the purchase contract or result in an increase the amount realized on the termination of the purchase contract. A U.S. holder will not recognize gain or loss on the return of such U.S. holder’s proportionate share of ownership interests in the senior notes (or treasury securities) upon termination of the purchase contract and such U.S. holder will have the same adjusted tax basis and holding period in such ownership interests in the senior notes (or treasury securities) as before such termination.

       Adjustment to Settlement Rate. A U.S. holder of units might be treated as receiving a constructive dividend distribution from us if (1) the settlement rate is adjusted and as a result of such adjustment such U.S. holder’s proportionate interest in our assets or earnings and profits is increased and (2) the adjustment is not made pursuant to a bona fide, reasonable anti-dilution formula. An adjustment in the settlement rate would not be considered made pursuant to such a formula if the adjustment were made to compensate a U.S. holder for certain taxable distributions with respect to our ordinary shares (including, without limitation, adjustments in respect of taxable dividends to holders of our ordinary shares). Thus, under certain circumstances, an increase in the settlement rate might give rise to a taxable dividend to a U.S. holder of units even though such U.S. holder would not receive any cash related thereto. In addition, in certain situations, you might be treated as receiving a constructive distribution if we fail to adjust the settlement rate.

       Contract Adjustment Payments and Deferred Contract Adjustment Payments. There is no direct authority addressing the treatment of the contract adjustment payments or deferred contract adjustment payments, and their treatment is unclear. Contract adjustment payments and deferred contract adjustment payments may constitute taxable ordinary income to a U.S. holder when received or accrued, in accordance with such U.S. holder’s regular method of tax accounting. To the extent we are required to file information returns with respect to the contract adjustment payments or deferred contract adjustment payments, we intend to report such payments as taxable ordinary income to U.S. holders. U.S. holders should consult their tax advisors concerning the treatment of contract adjustment payments and deferred contract adjustment payments, including the possibility that any contract adjustment payment or deferred contract adjustment payment may be treated as a loan, purchase price adjustment, rebate or payment analogous to an option premium rather than being includable in income on a current basis.

       The treatment of contract adjustment payments and deferred contract adjustment payments could affect a U.S. holder’s adjusted tax basis in a purchase contract or our ordinary shares received under a purchase contract or the amount realized by a U.S. holder upon the sale or disposition of a unit or the termination of a purchase contract. See “—Units—Sales, Exchanges or Other Taxable Dispositions of Units” and “—Termination of Purchase Contract.”

       Taxation of U.S. Holders of Ordinary Shares

       Dividends. Subject to the discussions below relating to the potential application of the controlled foreign corporation, related person insurance income and passive foreign investment company rules, distributions made with respect to the ordinary shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of XL Capital’s current or accumulated earnings and profits (as computed using U.S. federal income tax principles). Dividends paid by XL Capital to U.S. corporate shareholders will not be eligible for the dividends received deduction provided by section 243 of the Code. Unless we are a passive foreign investment company, if you are an individual or other noncorporate shareholder, dividends, if any, paid to you in taxable years beginning before January 1, 2009, that constitute qualified dividend income generally will be taxable at a maximum rate of 15%, provided you meet certain holding period requirements. Dividends paid, if any, with respect to the ordinary shares generally will be qualified dividend income, provided the ordinary shares are readily tradable on an established securities market in the United States in the year in which you receive the dividend and certain other conditions are satisfied. United States Treasury Department guidance indicates that our ordinary shares, which are listed on the New York Stock Exchange, are readily tradable on an established securities market in the United States. There can be no assurance that our ordinary shares will be considered readily tradable on an established securities market in any future year. Individuals that do not meet a minimum holding period requirement during which they are not protected from the risk of loss or that elect to treat the dividend income as “investment income” pursuant to section 163(d)(4) of the Code will not be eligible for the reduced rates of taxation regardless of our status as a qualified foreign corporation. In addition, the rate reduction will not apply to dividends if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. Dividends paid, if any, in taxable years beginning on or after January 1, 2009, will be taxed at then applicable ordinary income rates. The amount of any distribution in excess of our current and accumulated earnings and profits will first be applied to reduce your tax basis in the ordinary shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of your ordinary shares.

       Ownership and Dispositions of Ordinary Shares

       General. Subject to the discussions below relating to the potential application of the controlled foreign corporation, related person insurance income and passive foreign investment company rules, U.S. holders of ordinary shares generally will recognize U.S. source capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other dispositions of ordinary shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets.

       Classification as a Controlled Foreign Corporation. Under section 951(a) of the Code, each “United States shareholder” of a foreign corporation that is a “controlled foreign corporation” (“CFC”) for an uninterrupted period of 30 days or more during the tax year who owns shares in the CFC, directly or indirectly through foreign entities, on the last day of the CFC’s taxable year, must include in its gross income for United States federal income tax purposes its pro rata share of the CFC’s “subpart F income” (which includes foreign insurance income and certain types of passive income), even if the subpart F income is not distributed. A foreign corporation’s status as a CFC has no adverse U.S. federal income tax consequences for a U.S. holder that is not a “United States Shareholder.” Under Code section 951(b), any U.S. corporation, citizen, resident or other U.S. person who owns, directly or indirectly through foreign entities, or is considered to own (by application of the rules of constructive ownership set forth in Code section 958(b), generally applying to family members, partnerships, estates, trusts or controlled corporations) 10% or more of the total combined voting power of all classes of stock of the foreign corporation will be considered to be a “United States shareholder”. In general, a foreign corporation is treated as a CFC only if such “United States shareholders” collectively own (directly, indirectly or constructively) more than 50% (more than 25% for certain insurance companies) of the total combined voting power or total value of the corporation’s stock for an uninterrupted period of 30 days or more during any tax year. Ownership of the units by a U.S. person may cause such person to be treated for U.S. federal income tax purposes as the owner of our ordinary shares prior to the purchase contract settlement date. The application of the CFC constructive ownership rules are not clear in the context of securities similar to the units. U.S. holders are urged to consult their tax advisors with respect to the application of the CFC constructive ownership rules to the units. In any case, we believe that because of the wide dispersion of our share ownership and the restrictions incorporated in our Articles of Association, we are not a CFC under the foregoing general rules.

       Related Person Insurance Income. Different definitions of “United States shareholder” and “controlled foreign corporation” are applicable in the case of a foreign corporation which earns related person insurance income (“RPII”). RPII is defined as any “insurance income” (as defined in the Code) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured or reinsured is a “United States shareholder” or a “related person” to such a shareholder.

       RPII Exceptions. The special RPII rules do not apply if (A) direct and indirect insureds and persons related to such insureds, whether or not U.S. holders, are treated as owning directly or indirectly less than 20% of the voting power and less than 20% of the value of the stock of a non-U.S. insurance company, (B) the RPII of a non-U.S. insurance company, determined on a gross basis, is less than 20% of such company’s gross insurance income for the taxable year, (C) a non-U.S. insurance company elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a United States trade or business, or (D) the non-U.S. insurance company elects to be treated as a United States corporation. Where none of these exceptions applies, each United States person owning directly or indirectly any of our non-U.S. insurance subsidiaries on the last day of our taxable year will be required to include in its gross income for United States federal income tax purposes its share of the RPII for the entire taxable year, determined as if all such RPII were distributed proportionately only to such United States shareholders at that date, but limited by such subsidiary’s current-year earnings and profits and by the U.S. shareholder’s share, if any, of prior-year deficits in earnings and profits. We believe that currently the direct or indirect insureds (and persons related to such insureds) of our non-U.S. insurance subsidiaries do not, and in the future will not, directly or indirectly own 20% or more of either the voting power or value of our stock or that of any of our non-U.S. insurance subsidiaries and we believe that currently the gross RPII of each of our non-U.S. insurance subsidiaries does not, and in the future will not, equal or exceed 20% of such subsidiary’s gross insurance income in any taxable year for the foreseeable future. Consequently, XL Capital does not expect any U.S. holder owning ordinary shares to be required to include in gross income for U.S. federal income purposes RPII income. However, as discussed below, there is limited guidance regarding the RPII provisions and the related Treasury regulations are in proposed form. Accordingly, there is uncertainty with respect to the meaning and application of the RPII provisions and there is a possibility that future guidance could have retroactive effect.

       General. Gross and net RPII and gross insurance income have been computed by us on an unconsolidated basis, without reference to the income of our investment subsidiaries. We believe, based on the advice of counsel, that the exclusion of the investment subsidiaries’ income is consistent with both existing and proposed Treasury regulations under section 953 of the Code. However, there can be no assurance that the IRS may not, by rule, regulation, interpretation or otherwise, require a portion or all of the income of such subsidiaries to be treated as includable in our insurance income or that a court might not uphold such action by the IRS.

       Generally, the term “related person” for RPII purposes means someone who controls or is controlled by the U.S. shareholder or someone who is controlled by the same person or persons which control the U.S. shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock applying constructive ownership principles similar to the rules of section 958 of the Code. For purposes of inclusion of RPII in the income of United States shareholders, unless an exception applies, the term “United States shareholder” includes all U.S. holders who own directly or indirectly any amount (rather than 10% or more) of our stock or the stock of any of our non-U.S. insurance subsidiaries. Each non-U.S. insurance subsidiary will be treated as a CFC for RPII purposes if such persons are treated as owning (directly, indirectly or constructively) 25% or more of the stock of such non-U.S. insurance subsidiary on any day during a taxable year.

       In determining “United States shareholders,” for purposes of including RPII, stock held indirectly by U.S. holders is treated as held by United States shareholders, but the constructive ownership rules of section 958(b) of the Code do not apply. Accordingly, U.S. holders holding options to subscribe for unissued shares in us are not treated as “United States shareholders.”

       Computation of RPII. In order to determine how much RPII we or any of our non-U.S. insurance subsidiaries has earned in each taxable year, we may obtain and rely upon information from insureds to determine whether any of the insureds or persons related to such insureds own directly or indirectly shares in us and are U.S. holders. For any year in which we believe neither of the exceptions described in (A) or (B) above is met, we may also seek information from our shareholders as to whether beneficial owners of ordinary shares at the end of the year are United States persons so that the RPII may be determined and apportioned among such persons; to the extent we unable to determine whether a beneficial owner of shares is a U.S. holder we may assume that such owner is not a U.S. holder, thereby increasing the per share RPII amount for all U.S. shareholders.

       If, as believed, RPII is less than 20% of our gross insurance income and the gross income of each of our non-U.S. insurance subsidiaries, U.S. shareholders will not be required to include RPII in their taxable income. The amount of RPII includable in the income of a U.S. shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

       Apportionment of RPII to U.S. Shareholders. Every U.S. holder who owns directly or indirectly ordinary shares on the last day of our taxable year in which we or any of our non-U.S. insurance subsidiaries does not meet any of the RPII exception described above should expect that for such year it will be required to include in gross income its share of our or such subsidiary’s RPII for the entire year, whether or not distributed even though such U.S. holder may not have owned the shares for the entire year. A U.S. holder who owns directly or indirectly ordinary shares during such taxable year but not on the last day of the taxable year is not required to include in gross income any part of our or such subsidiary’s RPII.

       Basis Adjustments. A U.S. shareholder’s tax basis in its ordinary shares will be increased by the amount of any RPII that the shareholder includes in income. The shareholder may exclude from income the amount of any distributions by us to the extent of the RPII included in income for the year in which the distribution was paid or for any prior year. The U.S. shareholder’s tax basis in its ordinary shares will be reduced by the amount of such distributions that are excluded from income.

       Dispositions of Ordinary Shares. Code section 1248 provides that if a U.S. holder sells or exchanges shares in a foreign corporation and such person owned (directly, indirectly, or constructively) 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares may be treated as ordinary income to the extent of the CFC’s earnings and profits during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). A 10% U.S. shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. income tax or information return that it would normally file for the taxable year in which the disposition occurs. Code section 953(c)(7) generally provides that section 1248 also will apply to the sale or exchange of shares in a foreign corporation that earns RPII if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder is a 10% shareholder, whether RPII constitutes 20% or more of the corporation’s gross insurance income or whether direct and indirect insureds and the persons related to such insureds are treated as owning directly or indirectly 20% or more of the voting power or value of the corporation’s stock. Existing Treasury Department regulations do not address whether Code section 1248 and the requirement to file Form 5471 would apply when the foreign corporation (such as us) is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation.

       We believe, based on the advice of counsel, that Code section 1248 and the requirement to file Form 5471 will not apply to dispositions of ordinary shares because we do not have any 10% shareholders and we are not directly engaged in the insurance business, and that the proposed regulations issued by the U.S. Treasury Department should be interpreted in this manner. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the Treasury Department will not amend the proposed regulations to provide that Code section 1248 and the requirement to file Form 5471 will apply to dispositions of ordinary shares.

       If the IRS or Treasury Department were to take such action, we intend to notify shareholders that Code section 1248 and the requirement to file Form 5471 will apply to dispositions of ordinary shares. Thereafter, we intend to send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Code section 1248 and the requirement to file Form 5471 apply to dispositions of ordinary shares. We intend to attach to this notice a copy of Form 5471 completed with all company information and instructions for completing the shareholder information.

       Uncertainty as to Application of RPII. The RPII provisions of the Code have never been interpreted by the courts or the U.S. Treasury Department. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. The description of RPII herein is therefore qualified. Accordingly, the meaning of the RPII provisions and the application thereof to us and our subsidiaries is uncertain. These provisions include the grant of authority to the U.S. Treasury Department to prescribe “such regulations as may be necessary to carry out the purposes of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” In addition, there can be no assurance that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each U.S. person who is considering an investment in ordinary shares should consult his tax advisor as to the effects of these uncertainties.

       Passive Foreign Investment Companies. Sections 1291 through 1298 of the Code contain special rules applicable with respect to foreign corporations that are “passive foreign investment companies” (“PFICs”). In general, a foreign corporation will be a PFIC if 75% or more of its income constitutes “passive income” or 50% or more of its assets produce passive income. If we were to be characterized as a PFIC, its United States shareholders would be taxable at ordinary income tax rates and subject to a penalty tax at the time of their sale or other disposition at a gain of (or receipt of an “excess distribution” with respect to) its shares. In general, a shareholder receives an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer held the stock). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the United States shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions throughout the holder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a dividend paid by a PFIC is not eligible for the reduced rate of tax on qualified dividend income.

       The PFIC statutory provisions contain an express exception for income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business. . . . ” This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. We believe, based on the advice of counsel, that we and our wholly-owned direct and indirect subsidiaries, taken as a whole, are predominantly engaged in an insurance business and do not have financial reserves in excess of the reasonable needs of our insurance business. The PFIC statutory provisions (unlike the RPII provisions of the Code) contain a look-through rule that states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received “directly its proportionate share of the income” and as if it “held its proportionate share of the assets” of any other corporation in which it owns at least 25% of the stock. While no explicit guidance is provided by the statutory language, we believe that under the look-through rule we would be deemed to own the assets and to have received the income of our insurance and investment subsidiaries directly for purposes of determining whether we qualify for the aforementioned insurance exception. We believe, based upon the advice of counsel, that our interpretation of the PFIC rules, including the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of PFIC provisions; there can, of course, be no assurance as to what positions the IRS or a court might take in the future. Although each of our investment subsidiaries meets the definition of a PFIC, if we are not a PFIC, the PFIC statutory provisions state that a shareholder of ours will not be treated as a shareholder of such investment subsidiaries for PFIC tax purposes as long as the shareholder does not own 50% or more of the value of our shares.

       However, no regulations interpreting the substantive PFIC provisions have yet been issued. Therefore, substantial uncertainty exists with respect to their application or their possible retroactivity. Each U.S. person who is considering an investment in ordinary shares should consult his tax advisor as to the effects of these rules and as to the availability of any elections that ameliorate the effects of the PFIC provisions.

       Stripped Units

       Substitution of Treasury Securities to Create Stripped Units. A U.S. holder of normal units who delivers treasury securities to the collateral agent in substitution for ownership interests in senior notes or other pledged securities generally will not recognize gain or loss upon the delivery of such treasury securities or the release of the senior notes or other pledged securities to such U.S. holder. We (under the terms of the units) and each U.S. holder (by acquiring units) agree to treat the U.S. holder’s share of the treasury securities constituting a part of its units as owned by the U.S. holder for U.S. federal income tax purposes. Such U.S. holder will continue to take into account items of income or deduction otherwise includable or deductible, respectively, by such U.S. holder with respect to such treasury securities and ownership interests in senior notes or other pledged securities. Such U.S. holder’s tax basis in the ownership interests in the senior notes, the pledged treasury securities and the purchase contract generally will not be affected by such delivery and release. In general, a U.S. holder will be required for U.S. federal income tax purposes to recognize its pro rata share of original issue discount on the treasury securities on a constant yield basis, or acquisition discount (in the case of any treasury security with a maturity of one year or less from the date of its issuance) on the treasury securities when it is paid or accrues generally in accordance with such U.S. holder’s normal method of accounting. U.S. holders should consult their own tax advisors concerning the tax consequences of purchasing, owning and disposing of the treasury securities so delivered to the collateral agent. See “—Treasury Securities Purchased on a Special Event Redemption—Interest Income and Original Issue Discount.”

       Substitution of Senior Notes to Recreate Normal Units. A U.S. holder of stripped units who delivers ownership interests in senior notes to the collateral agent in substitution for pledged treasury securities generally will not recognize gain or loss upon the delivery of such ownership interests in the senior notes or the release of the pledged treasury securities to such U.S. holder. Such U.S. holder will continue to take into account items of income or deduction otherwise includable or deductible, respectively, by such holder with respect to such pledged treasury securities and such senior notes. Such U.S. holder’s tax basis in the ownership interests in the senior notes, the pledged treasury securities and the purchase contract will not be affected by such delivery and release. U.S. holders should consult their own advisors concerning the tax consequences of purchasing, owning and disposing of the treasury securities so released to them.

       Treasury Securities Purchased on a Special Event Redemption

       A remarketing or a special event redemption will be a taxable event for U.S. holders, which will be subject to tax in the manner described above under “—Senior Notes—Sales, Exchanges, Remarketing or Other Taxable Dispositions of Senior Notes.”

       Ownership of Treasury Securities. In the event of a special event redemption prior to the stock purchase date, we (under the terms of the units) and each U.S. holder (by acquiring units) agree to treat the U.S. holder’s share of the treasury securities constituting a part of its units as owned by the U.S. holder for U.S. federal income tax purposes. In such a case, the U.S. holder will be required to include in income any amount earned on its pro rata share of the treasury securities for U.S. federal income tax purposes. The remainder of this discussion assumes that U.S. holders will be treated as the owners of their share of the treasury securities constituting a part of such units for U.S. federal income tax purposes.

       Interest Income and Original Issue Discount. In the event of a special event redemption prior to the stock purchase date, the treasury securities will consist of stripped treasury securities. Following a special event redemption prior to the stock purchase date, U.S. holders will generally be required to treat their pro rata portion of each stripped U.S. treasury security as a bond that was originally issued on the date the collateral agent acquired the relevant treasury securities and that has original issue discount equal to their pro rata portion of the excess of the amounts payable on such treasury securities over the value of the treasury securities at the time the collateral agent acquires them on behalf of U.S. holders. U.S. holders will be required to include such original issue discount (but not acquisition discount on short-term treasury securities as described below) in income for U.S. federal income tax purposes as it accrues on a constant yield to maturity basis, regardless of their regular method of tax accounting. To the extent that a payment from the treasury securities made in respect of a scheduled interest payment on a special event redeemed senior note exceeds the amount of such original issue discount allocable to such treasury securities, such payment will be treated as a return of a U.S. holder’s investment in the treasury securities and will not be considered current income for U.S. federal income tax purposes.

       In the case of any treasury security with a maturity of one year or less from the date of its issue (or from the date the collateral agent acquired the relevant treasury security in the case of any stripped treasury security), U.S. holders will generally be required to include acquisition discount in income as it accrues only if they are accrual basis taxpayers. U.S. holders that are accrual basis taxpayers will generally accrue such acquisition discount on a straight-line basis, unless they make an election to accrue such acquisition discount on a constant yield to maturity basis.

       Tax Basis of U.S. Holders in Their Share of Treasury Securities. The initial tax basis of U.S. holders in their share of treasury securities will equal their pro rata portion of the amount paid by the collateral agent for the treasury securities. A U.S. holder’s adjusted tax basis in its share of the treasury securities will be increased by the amount of original issue discount (or acquisition discount) included in income with respect thereto and decreased by the amount of cash received in respect of its share of the treasury securities.

       Sales, Exchanges or Other Dispositions of a U.S. Holder’s Share of Treasury Securities. U.S. holders that obtain the release of their share of the treasury securities and subsequently dispose of such interest will recognize gain or loss on such disposition in an amount equal to the difference between the amount realized upon such disposition and such U.S. holders’ adjusted tax basis in the treasury securities, except that amounts received with respect to accrued but unpaid interest (or accrued acquisition discount) on treasury securities will not be treated as part of the amount realized, but rather, will be treated as ordinary interest income to the extent not previously taken into income.

  Backup Withholding Tax and Information Reporting

       Unless a U.S. holder is an exempt recipient, such as a corporation, payments on senior notes, purchase contracts, treasury securities or ordinary shares, the proceeds received with respect to a fractional share upon the settlement of a purchase contract, and the proceeds received from the sale of units, ownership interests in senior notes, purchase contracts, treasury securities or ordinary shares, may be subject to information reporting and may also be subject to U.S. federal backup withholding tax if such U.S. holder fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting or certification requirements. Any amounts so withheld generally will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability (and may entitle such holder to a refund), provided that the required information is timely furnished to the IRS.

  CERTAIN ERISA CONSIDERATIONS

       The following is a summary of certain considerations associated with the acquisition, holding and disposition of units (and the securities underlying units) by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, “similar laws”), and entities whose underlying assets are considered to include “plan assets” of such plan, account or arrangements (each, a “plan”).

       This summary is based on the provisions of ERISA and the Code (and the related regulations and administrative and judicial interpretations) as of the date of this prospectus supplement. This summary does not purport to be complete, and future legislation, court decisions, administrative regulations, rulings or administrative pronouncements could significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release.

  General Fiduciary Matters

       ERISA and the Code impose certain duties on persons who are fiduciaries of a plan subject to Title I of ERISA or Section 4975 of the Code and prohibit certain transactions involving the assets of a plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a plan or the management or disposition of the assets of such a plan, or who renders investment advice for a fee or other compensation to such a plan, is generally considered to be a fiduciary of the plan. Plans may purchase units (and the securities underlying units) subject to the investing fiduciary’s determination that the investment satisfies ERISA’s fiduciary standards and other requirements under ERISA, the Code or similar laws applicable to investments by the plan.

       In considering an investment in units using a portion of the assets of any plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA, the Code or any similar law relating to a fiduciary’s duties to the plan including, without limitation, the prudence, diversification, liquidity, exclusive benefit, delegation and prohibited transaction provisions of ERISA, the Code and any other applicable similar laws.

  Prohibited Transaction Issues

       Section 406 of ERISA and Section 4975 of the Code prohibit plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

       If a plan purchases units, the acquisition, holding and disposition of the units and the securities underlying the units may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, if XL Capital or any subsequent seller is a party in interest or disqualified person with respect to the plan, unless an exemption is available. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to these transactions. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. Each of these PTCEs contains conditions and limitations on its application. Fiduciaries of plans that consider purchasing units and the underlying securities in reliance on any of these or any other PTCEs should carefully review the PTCE to assure it is applicable.

       Accordingly, by its purchase of the units and the underlying securities, each holder, and the fiduciary of any plan that is a holder, will be deemed to have represented and warranted on each day from and including the date of its purchase of the units and the underlying securities through and including the date of satisfaction of its obligation under the purchase contract and the disposition of any such unit and any underlying security either (i) that it is not using the assets of any plan to acquire or hold the units or underlying securities or (ii) that the acquisition, holding and the disposition of any unit (and any underlying security) by such holder does not and will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not violate any applicable similar law.

       In addition, each holder using the assets of any plan and the fiduciary of such plan will be deemed to have represented and warranted to XL Capital and the remarketing agent that such participation in the remarketing program will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of applicable similar laws.

       The foregoing discussion is general in nature and is not intended to be all-inclusive. Each plan and other entity whose assets include plan assets subject to ERISA, the Code or similar laws should consult its own advisors and/or counsel regarding the consequences of an investment in the units and the underlying securities.

       The sale of units and the underlying securities shall not be deemed a representation by XL Capital that the investment meets all relevant legal requirements with respect to plans generally or any particular plan or that such an investment is appropriate for plans generally or any particular plan.

  UNDERWRITING

       We and the underwriters named below have entered into an underwriting agreement with respect to the units being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of units set forth in the following table. Goldman Sachs & Co. and Citigroup Global Markets Inc. are the representatives of the underwriters.

Underwriters	Number of Units

Goldman, Sachs & Co	8,940,000
Citigroup Global Markets Inc	5,960,000
J.P. Morgan Securities Inc	2,731,667
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	2,731,667
Wachovia Capital Markets, LLC	2,731,667
ABN AMRO Rothschild LLC	579,444
Banc of America Securities LLC	579,444
Barclays Capital Inc	579,444
Deutsche Bank Securities Inc	579,444
HSBC Securities (USA) Inc	579,444
KeyBanc Capital Markets, a Division of McDonald Investments Inc	579,444
Lazard Capital Markets LLC	579,444
Lehman Brothers Inc	579,444
UBS Securities LLC	579,444
Bear, Stearns & Co. Inc	496,668
BNP Paribas Securities Corp	496,668
PNC Capital Markets LLC	496,667

Total	29,800,000

       The underwriters are committed to take and pay for all of the units being offered, if any are taken.

       Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $0.45 per unit from the initial public offering price. If all the units are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms.

       We, our Chairman of the Board and our Chief Executive Officer have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any ordinary shares, equity-linked securities or units (including the related purchase contracts and senior notes), or any of our securities that are substantially similar to ordinary shares, equity-linked securities or units (including the related purchase contracts and senior notes), or any securities convertible into, exchangeable for or that represent the right to receive ordinary shares, equity-linked securities or units other than, (i) with respect to us, sales of our ordinary shares pursuant to (a) existing employee benefit plans or (b) the dividend reinvestment and stock purchase plan that we expect to establish and (ii) with respect to our Chairman of the Board and Chief Executive Officer, transfers of our ordinary shares (a) pursuant to Rule 10b5-1 programs, if any, for such person existing on the date of this prospectus supplement, (b) at any time after the date on which such person ceases to be a director or officer of ours, or (c) in an amount not greater than 10% of the number of shares owned by such person on the date of this prospectus supplement, in each case, without the prior written consent of Goldman, Sachs & Co. and Citigroup Global Markets Inc., during the period from the date of this prospectus supplement and continuing through the date that is 60 days after the date of this prospectus supplement. The representatives, in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

       The units are a new issue of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for the units.

       We have applied to list the normal units on the New York Stock Exchange. We have no obligation and do not currently intend to apply for any separate listing of either the stripped units or the senior notes on any stock exchange; however, in the event that either of these securities is separately traded to a sufficient extent that applicable exchange listing requirements are met, we will attempt to cause those securities to be listed on the exchange on which the normal units are then listed.

       At our request, the underwriters have reserved up to 80,000 units for sale at the initial price to public to persons who are directors and advisory council members (mostly executive officers) through a directed unit program. The number of units available for sale to the general public will be reduced by the number of directed units purchased by participants in the program. Any directed units not purchased will be offered by the underwriters to the general public on the same basis as all other units offered. We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with the sales of the directed units.

       In connection with the offering, the underwriters may purchase and sell units in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of units than they are required to purchase in the offering. The underwriters must close out any short position by purchasing units in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of units made for the purpose of preventing or retarding a decline in the market price of the units while the offering is in progress.

       The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased units sold by or for the account of such underwriter in stabilizing or short covering transactions.

       Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the units, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the units. As a result, the price of the units may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

       Each of the underwriters has represented and agreed that:

(a)	it has not made or will not make an offer of the units to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (“FSMA”) except to legal entities that are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by XL Capital of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to XL Capital; and

(c)	it has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the units in, from or otherwise involving the United Kingdom.

       In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of units to the public in that Relevant Member State prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the units to the public in that Relevant Member State at any time:

(a)	to legal entities that are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than A43,000,000 and (3) an annual net turnover of more than A50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances that do not require the publication by XL Capital of a prospectus pursuant to Article 3 of the Prospectus Directive.

       For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the units, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

       The units may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the units may be issued, whether in Hong Kong or elsewhere, that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

       This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units may not be circulated or distributed, and the units may not be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

       Where the units are subscribed or purchased under Section 275 by a relevant person that is: (a) a corporation (that is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the units under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

       The units have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and each underwriter has agreed that it will not offer or sell any units, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

       We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $1.5 million.

       We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

       Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment or commercial banking services for us, for which they received or will receive customary fees and expenses.

       Lazard Capital Markets LLC has entered into an agreement with Mitsubishi UFJ Securities (USA), Inc. (“MUS (USA)”) pursuant to which MUS (USA) provides certain advisory and/or other services to Lazard Capital Markets LLC, including in respect of this offering. In return for this provision of such services by MUS (USA) to Lazard Capital Markets LLC, Lazard Capital Markets LLC will pay to MUS (USA) a mutually agreed upon fee.

       Certain of the underwriters and/or their respective affiliates are agents and lenders under our revolving credit facilities and letter of credit facilities.

       Certain of the underwriters of the units are acting as underwriters in connection with the offering of our ordinary shares.

  LEGAL MATTERS

       Certain U.S. legal matters with respect to the units will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Certain matters with respect to the units under the laws of the Cayman Islands will be passed upon for us by Appleby Spurling Hunter, Grand Cayman, Cayman Islands. Certain U.S. legal matters with respect to the units will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Simpson Thacher & Bartlett LLP has in the past performed, and continues to perform, certain legal services for us and our affiliates.

  EXPERTS

       The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement and the accompanying prospectus by reference to the Annual Report on Form 10-K of XL Capital Ltd for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

  INCORPORATION OF DOCUMENTS BY REFERENCE

       The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information that we file after the date of this prospectus supplement with the SEC will automatically be deemed to be incorporated by reference and will update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and under “Incorporation of Certain Information by Reference” in the accompanying prospectus, and any future filings made by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the ordinary shares offering described in this prospectus supplement.
    Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 11, 2005;
    Proxy Statement dated March 24, 2005, filed on March 24, 2005;
    Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on May 6, 2005;
    Quarterly Report on Form 10-Q for the period ended June 30, 2005, filed on August 4, 2005;
    Quarterly Report on Form 10-Q for the period ended September 30, 2005, filed on November 9, 2005; and
    Current Reports on Form 8-K filed on January 21, February 10 (other than Item 2.02 and Exhibit 99.1 thereof), February 23, March 8, April 15, May 2, May 20, June 8, June 16, June 27, July 8, September 13, September 14, October 5, October 26, November 28, December 1 and December 6, 2005.

       Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus supplement. Nothing herein shall be deemed to incorporate information furnished to, but not filed with, the SEC. We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents, and XL Capital Ltd’s constitutional documents. You may request such documents by contacting us at:

Investor Relations XL House One Bermudiana Road Hamilton, Bermuda HM 11 Telephone: (441) 292-8515

  PROSPECTUS

  XL Capital Ltd

  Ordinary Shares
  Preference Ordinary Shares
  Debt Securities
  Ordinary Share Warrants
  Ordinary Share Purchase Contracts
  Ordinary Share Purchase Units
  Subordinated Deferrable Interest Debentures

  XL Capital Finance (Europe) plc

  Senior Debt Securities fully and unconditionally guaranteed by XL Capital Ltd

  XL Capital Trust I
  XL Capital Trust II
  XL Capital Trust III

  Trust Preferred Securities fully and unconditionally guaranteed to the extent provided in this Prospectus by XL Capital Ltd

The following are types of securities that may be offered and sold from time to time under this prospectus:

•	XL Capital Ltd Ordinary Shares	•	XL Capital Finance (Europe) plc Senior Debt Securities
•	XL Capital Ltd Preference Ordinary Shares
•	XL Capital Ltd Debt Securities	•	Trust Preferred Securities
•	XL Capital Ltd Ordinary Share Warrants	•	XL Capital Ltd Subordinated Deferrable Interest Debentures
•	XL Capital Ltd Ordinary Share Purchase Contracts
•	XL Capital Ltd Ordinary Share Purchase Units

  XL Capital Ltd’s Ordinary Shares are traded on the New York Stock Exchange under the symbol “XL”.

  A prospectus supplement, which must accompany this prospectus, will describe the securities XL Capital Ltd, XL Capital Finance (Europe) plc and/or the trusts are offering and selling, as well as the specific terms of the securities. Those terms may include, among others, as applicable:

•	Maturity	•	Redemption terms
•	Interest rate	•	Conversion terms
•	Dividend rate	•	Listing on a securities exchange
•	Sinking fund terms	•	Amount payable at maturity
•	Ranking

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

  The securities may be offered in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents that XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust may elect, or through underwriters and dealers that XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust may select, in each case on a continuous or delayed basis. If XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust use agents, underwriters or dealers to sell the securities, XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust, as applicable, will name them and describe their compensation in a prospectus supplement.

  December 1, 2005

  ABOUT THIS PROSPECTUS

            This prospectus is part of a registration statement that XL Capital Ltd, XL Capital Finance (Europe) plc and the trusts filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process, relating to:

(1)

  XL Capital Ltd’s ordinary shares, preference ordinary shares, debt securities (which may include medium term notes), ordinary share warrants, ordinary share purchase contracts, ordinary share purchase units, subordinated deferrable interest debentures, guarantees of XL Capital Finance (Europe) plc senior debt securities and guarantees of trust preferred securities;

(2)	XL Capital Finance (Europe) plc’s senior debt securities; and

(3)	the trust preferred securities of XL Capital Trust I, XL Capital Trust II and XL Capital Trust III described in this prospectus.

            Under this shelf process, XL Capital Ltd, XL Capital Finance (Europe) plc and the trusts may sell the securities described in this prospectus in one or more offerings in an unlimited dollar amount. This prospectus provides you with a general description of the securities that XL Capital Ltd, XL Capital Finance (Europe) plc and the trusts may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding XL Capital Ltd, XL Capital Finance (Europe) plc or the trusts and the offered securities, please refer to the registration statement. Each time XL Capital Ltd, XL Capital Finance (Europe) plc or a trust sells securities it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also supplement or update information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

            In this prospectus, and in the accompanying prospectus supplement, unless the context requires otherwise, “we,” “us” and “our” refer to XL Capital Ltd and its subsidiaries, “XL Capital” refers to XL Capital Ltd and not any of its subsidiaries, “XL Finance” refers to XL Capital Finance (Europe) plc and “XL Capital trusts” or the “trusts” refer, collectively, to XL Capital Trust I, XL Capital Trust II and XL Capital Trust III.

  WHERE YOU CAN FIND MORE INFORMATION

            XL Capital, the trusts and XL Finance have filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), a combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the “registration statement”) relating to the offered securities.

  XL Capital

            XL Capital is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that XL Capital files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including XL Capital, that file electronically with the SEC. The address of the SEC’s Internet site is www.sec.gov.

  XL Capital Finance (Europe) plc

            XL Capital Finance (Europe) plc is not currently subject to the information reporting requirements of the Exchange Act. XL Capital Finance (Europe) plc is an indirect wholly-owned subsidiary of XL Capital and currently has no operations. XL Capital Finance (Europe) plc has not engaged in any activities other than those incidental to its formation, the issuance of a series of its senior debt securities in January 2002 and the lending or contributing of the proceeds of those senior debt securities to XL Capital and activities incidental to or connected with the foregoing. The outstanding senior debt securities of XL Capital Finance (Europe) plc are, and any future issuances of debt securities of XL Capital Finance (Europe) plc will be, fully and unconditionally guaranteed by XL Capital and by no other subsidiary of XL Capital. See “Description of XL Capital Finance (Europe) plc Senior Debt Securities.”

  The Trusts

            None of the trusts is currently subject to the information reporting requirements of the Exchange Act. No separate financial statements of the trusts have been included herein. We do not believe that such financial statements would be material to holders of the trust preferred securities because:

(1)	all of the voting securities of the trusts will be owned, directly or indirectly, by XL Capital, a reporting company under the Exchange Act;

(2)

  the trusts have no independent operations and each trust exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of such trust and investing the proceeds thereof in subordinated deferrable interest debentures issued by XL Capital; and

(3)	the obligations of each trust under its trust preferred securities are fully and unconditionally guaranteed by XL Capital to the extent that such trust has funds available to meet such obligations.

            See “The Trusts,” “Description of the Trust Preferred Securities,” “Description of the Trust Preferred Securities Guarantees” and “Description of the Subordinated Deferrable Interest Debentures.”

  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

            The SEC allows XL Capital to “incorporate by reference” into this prospectus the information it files with the SEC, which means that it can disclose important information to you by referring to another document filed separately with the SEC. The information that XL Capital files after the date of the initial registration statement and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus. The information that XL Capital files after the date of this prospectus with the SEC will automatically update and supersede this information. XL Capital incorporates by reference into this prospectus the documents listed below, which have been filed by XL Capital with the SEC (SEC file number 1-10804), and any future filings made by XL Capital pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

•	Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 11, 2005;

•	Proxy Statement dated March 24, 2005, filed on March 24, 2005;

•	Quarterly Report on Form 10-Q for the period ended March 31, 2005, filed on May 6, 2005;

•	Quarterly Report on Form 10-Q for the period ended June 30, 2005, filed on August 4, 2005;

•	Quarterly Report on Form 10-Q for the period ended September 30, 2005, filed on November 9, 2005; and

•

  Current Reports on Form 8-K filed on January 21, February 10 (other than Item 2.02 and Exhibit 99.1 thereof), February 23, March 8, April 15, May 2, May 20, June 8, June 16, June 27, July 8, September 13, September 14, October 5, October 26 and November 28, 2005.

            Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

            We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, at no cost upon his or her written or oral request, a copy of any of the documents that are incorporated by reference in this prospectus, other than exhibits to such documents that are not specifically incorporated by reference into such documents, and XL Capital’s, XL Capital Finance (Europe) plc’s and the trusts’ constitutional documents. You may request such documents by contacting us at:

Investor Relations
XL Capital Ltd
XL House
One Bermudiana Road
Hamilton HM 11, Bermuda
Telephone: (441) 292-8515

            None of XL Capital, XL Finance or the trusts have authorized anyone to give any information or to represent anything not contained in this prospectus or in any of the materials that XL Capital, XL Finance or the trusts have incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus.

  XL CAPITAL LTD

            XL Capital, together with its subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

            XL Capital is incorporated in the Cayman Islands. XL Capital’s principal executive offices are located at XL House, One Bermudiana Road, Hamilton HM 11, Bermuda. XL Capital’s telephone number is (441) 292-8515. XL Capital’s website address is www.xlcapital.com. The information contained on XL Capital’s website is not incorporated by reference into this prospectus.

            You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

  XL CAPITAL FINANCE (EUROPE) PLC

            XL Capital Finance (Europe) plc (formerly known as XL Finance (UK) plc) was incorporated as a public limited company under the laws of England and Wales on August 29, 2001 under the number 4278406. XL Capital Finance (Europe) plc’s registered offices are located at XL House, 70 Gracechurch Street, London EC3V 0XL, England. XL Capital Finance (Europe) plc’s telephone number is (44) 20 7933 7000. XL Capital Finance (Europe) plc is a wholly-owned subsidiary of XL Capital.

  THE TRUSTS

            Each of XL Capital Trust I, XL Capital Trust II and XL Capital Trust III is a statutory trust formed under Delaware law pursuant to (i) a separate declaration of trust, executed by XL Capital, as sponsor for such trust (the “sponsor”), and the trustees (as defined herein) as of that date of such trust and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State. The declaration of trust of each trust will be amended and restated in its entirety (as so amended and restated, the “declaration”) substantially in the form incorporated by reference in the registration statement of which this prospectus forms a part.

            Each trust exists for the exclusive purposes of (1) issuing and selling the trust preferred securities representing preferred undivided beneficial interests in the assets of such trust and trust common securities representing common undivided beneficial interests in the assets of such trust (the “trust common securities” and, together with the trust preferred securities, the “trust securities”), (2) investing the gross proceeds of the trust securities in a series of subordinated deferrable interest debentures and (3) engaging in only those other activities necessary or incidental thereto.

            All of the trust common securities will be directly or indirectly owned by XL Capital. The trust common securities will rank equal with, and payments will be made thereon pro rata, with the trust preferred securities except that upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Each trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable declaration.

            Each trust’s business and affairs will be conducted by the trustees (the “trustees”) appointed by XL Capital, as the direct or indirect holder of all the trust common securities. The holder of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of a trust. The duties and obligations of such trustees shall be governed by the declaration of such trust, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the Delaware Statutory Trust Act. A majority of the trustees (the “regular trustees”) of each trust will be persons who are employees or officers of, or affiliated with, XL Capital.

            One trustee of each trust will be a financial institution that will be unaffiliated with XL Capital and that shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pursuant to the terms set forth in a prospectus supplement (the “property trustee”). In addition, unless the property trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, another trustee of each trust will be an entity that resides or has its principal place of business in the State of Delaware (the “Delaware Trustee”). XL Capital will pay all fees, expenses, debts and obligations (other than the trust securities) related to the trusts and the offering of trust securities. The office of the Delaware trustee for each trust in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The principal place of business of each trust shall be c/o XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM 11, Bermuda (telephone number (441) 292-8515).

  USE OF PROCEEDS

            Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes. Each trust will invest all proceeds received from the sale of its trust securities in a particular series of subordinated deferrable interest debentures of XL Capital, which will use such funds for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

  ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

            The precise terms of the transaction, including the amount and type of ownership interests of XL Capital in the trust, and an analysis of the relevant accounting rules and interpretations (including FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”)) will dictate the accounting treatment of the trust preferred securities. Such accounting treatment may involve, among other possibilities, consolidating the trust with XL Capital’s consolidated financial statements or reflecting only the subordinated deferrable interest debentures issued to each trust. The prospectus supplement relating to an offering of trust preferred securities will describe the accounting treatment expected to apply to any such offering.

  RATIO OF EARNINGS TO FIXED CHARGES AND
  RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

            Our ratio of earnings to fixed charges and our ratio of earnings to combined fixed charges and preference dividends for each of the periods indicated is as follows:

	(Unaudited) Nine Months Ended September 30, 2005(2)	Fiscal Year Ended December 31,

		2004(2)	2003(2)	2002(2)	2001(1)(2)	2000(2)

Ratio of Earnings to Fixed Charges	—	4.8x	2.8x	3.0x	—	5.6x
Ratio of Earnings to Combined Fixed Charges and Preference Dividends	—	4.2x	2.4x	2.9x	—	5.6x

(1)

  For the nine months ended September 30, 2005 and the year ended December 31, 2001, earnings were insufficient to cover fixed charges by $520.2 million and $832.2 million, respectively and insufficient to cover combined fixed charges and preference dividends by $550.4 million and $832.4 million, respectively.

(2)

  The ratios for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 reflect the restatement of fixed charges based on the re-presentation of certain line items in the consolidated statements of income of XL Capital. This representation had no impact on net income.

            We have computed the foregoing ratios by dividing (1) income from continuing operations before income taxes, minority interest and income or loss from equity investees plus the sum of fixed charges, amortization of capitalized interest and distributed income of equity investees, less minority interest in pre-tax income of subsidiaries that have not incurred fixed charges, by (2) the sum of fixed charges and, where indicated, preference dividends. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), an estimate of the interest within rental expense and accretion of deposit liability transactions. Because we had no outstanding preference ordinary shares during any of the years ended December 31, 2001 and 2000, the ratio of earnings to fixed charges is identical to the ratio of earnings to combined fixed charges and preference dividends for each of these periods.

            XL Capital Finance (Europe) plc and the trusts had no operations during the periods set forth above.

  GENERAL DESCRIPTION OF THE OFFERED SECURITIES

            XL Capital may offer from time to time under this prospectus, separately or together:

•	ordinary shares;

•	preference ordinary shares;

•	unsecured senior or subordinated debt securities;

•	warrants to purchase ordinary shares of XL Capital;

•	ordinary share purchase contracts; and

•

  ordinary share purchase units, each representing ownership of one or more ordinary share purchase contracts and, as security for the holder’s obligation to purchase ordinary shares under the share purchase contract, any one or more of (1) debt securities of XL Capital (which may be senior or subordinated), (2) senior debt securities of XL Capital Finance (Europe) plc, fully and unconditionally guaranteed by XL Capital, (3) debt obligations of third parties, including U.S. Treasury securities, (4) preference ordinary shares of XL Capital or (5) preferred securities of a trust.

            XL Capital Finance (Europe) plc may offer from time to time under this prospectus unsecured senior debt securities, which will be fully and unconditionally guaranteed by XL Capital.

            Each trust may offer from time to time under this prospectus trust preferred securities representing undivided beneficial interests in its respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by XL Capital.

            References to “XL Capital,” “we,” “our” or “us” in “Description of XL Capital Preference Ordinary Shares,” “Description of XL Capital Ordinary Shares,” “Description of XL Capital Ordinary Share Warrants” and “Description of XL Capital Debt Securities,” refer solely to XL Capital Ltd and not its subsidiaries.

  DESCRIPTION OF XL CAPITAL SHARE CAPITAL

  General

            The Articles of Association and Memorandum of Association of XL Capital provide that its authorized share capital is US$9,999,900 divided into 999,990,000 ordinary shares, par value $0.01 per share. The XL Capital ordinary shares are currently divided into five classes: Class A Ordinary Shares and Class B Ordinary Shares (together, the

  “ordinary shares”) and Series A Preference Ordinary Shares, Series B Preference Ordinary Shares and Series C Preference Ordinary Shares.

            As of November 29, 2005, XL Capital’s issued and outstanding shares were approximately as follows:

Class of Shares*	Shares

Class A Ordinary Shares	140,576,462
Series A Preference Ordinary Shares	9,200,000
Series B Preference Ordinary Shares	11,500,000

  All issued and outstanding shares are fully paid and nonassessable.

*	Class B Ordinary Shares and Series C Preference Ordinary Shares are authorized. No Class B Ordinary Shares are outstanding and no Series C Preference Ordinary Shares have been issued.

  DESCRIPTION OF XL CAPITAL PREFERENCE ORDINARY SHARES

  General

            We are authorized to issue up to 999,990,000 ordinary shares of our company, par value $0.01 per share. Without prejudice to any special rights previously conferred on the holders of existing shares, the board of directors has the power to issue our ordinary shares with such preferred, deferred or other special rights, terms or conditions, or such restrictions, whether in regard to dividends, voting, return of share capital, exchange for other classes of shares, exchangeability for other securities or otherwise as the board of directors may from time to time determine.

            The following is a description of certain general terms and provisions of the preference ordinary shares that, following appropriate resolutions of the board of directors, we may issue with preferred rights (“preference ordinary shares”). The particular terms of any class or series of preference ordinary shares will be described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference ordinary shares; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

            The following summary of terms of our preference ordinary shares is not complete. You should refer to the provisions of our Memorandum of Association, our Articles of Association and the terms of each class or series of the preference ordinary shares which will be filed with the SEC at or prior to the time of issuance of such class or series of the preference ordinary shares and described in the applicable prospectus supplement.

  Terms

            The terms of each series of preference ordinary shares will be described in any prospectus supplement related to such class or series of preference ordinary shares.

            The board of directors in approving the issuance of a class or series of preference ordinary shares shall determine, and the applicable prospectus supplement will set forth with respect to such class or series, the following:

•	whether dividends on that class or series of preference ordinary shares will be cumulative or non-cumulative;

•

  the dividend rate and rights in respect of dividends on the preference ordinary shares of that class or series and whether the dividend rate is subject to reset (up to a specified maximum) under certain circumstances described, if applicable, in such prospectus supplement;

•	the liquidation preference per share of that class or series of preference ordinary shares, if any;

•	the voting powers, if any, of the preference ordinary shares of that class or series;

•	any redemption and sinking fund provisions applicable to that class or series of preference ordinary shares;

•	any conversion provisions applicable to that class or series of preference ordinary shares; and

•	the terms of any other preferences or other rights and limitations, if any, applicable to that class or series of preference ordinary shares.

  Dividends

            Holders of preference ordinary shares will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Except as set forth below, no dividends will be declared or paid on any class or series of preference ordinary shares unless full dividends for all classes or series of preference ordinary shares which have the same rank as, or rank senior to, such class or series of preference ordinary shares (including cumulative dividends still owing, if any) have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro rata so that the amount of dividends declared per share on that class or series of preference ordinary shares and on each other class or series of preference ordinary shares having the same rank as, or ranking senior to, that class or series of preference ordinary shares will in all cases bear to each other the same ratio that accrued dividends per share on that class or series of preference ordinary shares and the other preference ordinary shares bear to each other. In addition, generally, unless all dividends on the preference ordinary shares have been paid, no dividends will be declared or paid on the ordinary shares and generally we may not redeem or purchase any ordinary shares.

  Voting Rights

            The holders of the preference ordinary shares shall not, except as required by law or as set forth in the applicable prospectus supplement, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders. On any matters on which the holders of the preference ordinary shares shall be entitled to vote, they shall be entitled to one vote for each share held.

            Unless otherwise stated in the applicable prospectus supplement, if six or more full quarterly dividends (whether consecutive or not) on any series of preference ordinary shares shall be in arrears, then during such period, which we refer to herein as the “voting period,” the holders of a majority of the outstanding preference ordinary shares of all series so in arrears and having such right represented in person or by proxy at any meeting of our shareholders held for the election of directors during such voting period shall be entitled, as a class, to the exclusion of the holders of all other classes of our shares, to elect two of our directors, each preference ordinary share entitling the holder thereof to one vote.

            Any director who shall have been elected by holders of preference ordinary shares, or by any director so elected as herein contemplated, may be removed at any time during a voting period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding preference ordinary shares of all series given at a special meeting of such shareholders called for the purpose. Any vacancy thereby created may be filled during such voting period by the holders of preference ordinary shares of all series, present in person or represented by proxy at such meeting. Any director elected by holders of preference ordinary shares, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of preference ordinary shares. At the end of the voting period, the holders of preference ordinary shares of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of preference ordinary shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the voting period.

            In addition, unless a particular series of preference ordinary shares has been previously redeemed or called for redemption, certain transactions that would vary the rights of the holders of such series cannot be made without the approval of a special resolution in writing by the holders of 100% of such series or the sanction of a special resolution passed by two-thirds of the votes cast at a separate meeting of the holders of such series, subject to any requirements of Cayman Islands law.

  Ranking

            The preference ordinary shares will rank senior to our ordinary shares with respect to payment of dividends and amounts upon liquidation, dissolution or winding-up of XL Capital. Without the requisite vote of holders of the preference ordinary shares, as described above under “— Voting Rights,” no class or series of capital shares can be created ranking senior to the preference ordinary shares as to dividend rights or liquidation preference.

  Liquidation Rights

            In the event of our liquidation, dissolution or winding-up, the holders of preference ordinary shares of each series are entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of ordinary shares or any other class or series of our capital shares (including any preferred shares) which is junior as to liquidation rights to our preference ordinary shares of such series, liquidating distributions in the amount set forth in the applicable prospectus supplement, plus dividends accrued and accumulated but unpaid to the date of such distribution. If, upon our liquidation, dissolution or winding-up, the amounts payable with respect to our preference ordinary shares of such series and any of our other preference ordinary shares ranking as to any such distribution on a parity with our preference ordinary shares of such series are not paid in full, the holders of our preference ordinary shares of such series and of such of our other preference ordinary shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preference ordinary shares will not be entitled to any further participation in any distribution of assets by us. Neither our consolidation or merger with another corporation nor a sale or transfer of all or part of our assets for cash or securities shall be considered a liquidation, dissolution or winding-up of XL Capital.

  Redemption Provisions

            The preference ordinary shares of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable prospectus supplement.

  Conversion and Exchange Rights

            The preference ordinary shares, if convertible, will only be convertible into our ordinary shares, and will not be convertible into or exchangeable for securities of a third party. The terms and conditions, if any, upon which any series of our preference ordinary shares is convertible into ordinary shares or exchangeable into debt securities will be set forth in the applicable prospectus supplement relating to such series of preference ordinary shares. Such terms will include:

(1)	in the case such series of preference ordinary shares is convertible into ordinary shares:

	(a)	the number of ordinary shares into which preference ordinary shares of such series are convertible;

	(b)	the conversion price (or manner of calculation thereof);

	(c)	the conversion period;

	(d)	provisions as to whether conversion will be at the option of the holders of such series of preference ordinary shares or at our option or automatic;

	(e)	the events requiring an adjustment of the conversion price; and

	(f)	provisions affecting conversion in the event of the redemption of such series of preference ordinary shares; and

(2)	in the case such series of preference ordinary shares is exchangeable into debt securities:

	(a)	the principal amount of debt securities into which preference ordinary shares of such series are exchangeable;

	(b)	the exchange period; and

	(c)	provisions as to whether the exchange will be at the option of the holders of such series of preference ordinary shares or at our option or automatic.

  Miscellaneous

            Our preference ordinary shares will have no preemptive rights. All of our preference ordinary shares, upon payment in full therefor, will be fully paid and nonassessable.

  DESCRIPTION OF XL CAPITAL ORDINARY SHARES

  General

            The following description of our ordinary shares is a summary. This summary is not complete and is subject to the complete text of applicable laws and our Memorandum and Articles of Association.

  Voting

            The holders of our Class A Ordinary Shares are entitled to one vote per share while our Class B Ordinary Shares carry no voting rights. Our Articles of Association restrict the voting power of any shareholder to less than approximately 10% of total voting power.

            Under the Cayman Islands Companies Law (the “Law”) and our Memorandum and Articles of Association, some matters, such as altering the Memorandum or the Articles of Association, changing the name of a company, voluntarily winding-up a company or removing a director, require approval of shareholders by a special resolution. A special resolution is a resolution (1) passed by a majority of not less than two-thirds of such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting or (2) approved in writing by all shareholders entitled to vote at a general meeting of the company.

  Dividend Rights

            Subject to the Law and any rights and restrictions of any other class or series of shares, including our preference ordinary shares, the board of directors may from time to time declare dividends on the shares issued and authorize payment of the dividends out of our profit realized or unrealized or out of monies otherwise available for dividends in accordance with the Law. The board of directors may declare that any dividend be paid wholly or partly by the distribution of our shares and/or specific assets.

            No dividends on the shares issued will be declared by our board of directors, or paid or set apart for payment by us, at any time during which the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, or Cayman Islands law prohibit a declaration, payment or setting apart for payment of a dividend or provide that such a declaration, payment or setting apart for payment would constitute a breach or a default or not be permitted thereunder. No dividends on the shares issued will be declared or paid or set apart for payment if prohibited by law or regulation.

            Our Articles of Association provide that no dividend shall be payable except out of our profits, realized or unrealized, or out of monies otherwise available for dividends in accordance with Cayman Islands law. Under Cayman Islands law, we may not lawfully declare or pay a dividend out of the share premium account if there are reasonable grounds for believing that we are, or would immediately following the payment of the dividend be, unable to pay our debts as they fall due in the ordinary course of business. In addition, our directors are, as a matter of prudence, required to ensure that any dividend declared or paid is not of an amount that reduces our reserves to a level that is not sufficient to meet the reserve requirements of our business.

  Rights upon Liquidation

            Upon our liquidation, after the payments to be made in accordance with the Law and the full amounts that holders of any issued shares ranking senior to the ordinary shares, including our preference ordinary shares, as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of the ordinary shares are entitled to receive, pro rata, any remaining assets available for distribution to the holders of ordinary shares. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with us. The assets received by the holders of ordinary shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

  Stock Plans

            Our incentive stock plan, the “1991 Performance Incentive Program,” provides for grants of non-qualified or incentive stock options, restricted stock awards, restricted stock units, performance shares, performance units and stock appreciation rights (“SARs”). The plan is administered by a Committee designated by the board of directors (the “Committee”). Stock options may be granted with or without SARs. Exercise prices (which cannot be less per share than the fair market value per share on the grant date) are established by the Committee at the date of grant. Options and SARs have a life of not longer than 10 years and vest as set forth by the Committee.

            Restricted stock awards issued under the 1991 Performance Incentive Program vest over such period as the Committee may approve. These shares contain certain restrictions, prior to vesting, relating to, among other things, forfeiture in the event of termination of employment and transferability. Restricted stock issued under the plan totaled 596,411 shares, 496,671 shares and 225,960 shares in 2004, 2003 and 2002, respectively. Vesting for such shares generally occurs over a four year period from the date of issue.

            We also have stock plans in place for our non-employee directors. We maintain the Directors Stock & Option Plan, which provides for annual automatic grants of options to purchase 5,000 ordinary shares to each non-employee director in office immediately following our annual meeting. It also provides for automatic grants of options to purchase 5,000 shares to each non-employee director when he or she is first elected to the Board. The exercise price per share of each of the options is equal to the fair market value per ordinary share on the date of grant, the options vest immediately on the date of grant, and they are exercisable for ten years. Discretionary stock option grants may also be made to non-employee directors under the plan. The Directors Stock & Option Plan also provides for discretionary grants of restricted stock and restricted stock units to non-employee directors. Non-employee directors may also make an irrevocable election preceding the beginning of each calendar year to defer cash compensation that would otherwise be payable as their annual retainer in increments of 10% or receive their annual retainer fee currently in the form of shares instead of cash. Any deferred payments will be credited in the form of shares calculated by dividing 110% of the deferred payment by the market value of our stock on the date the fees would otherwise be payable. The shares are distributed in accordance with the terms of the plan. Shares issued under the plan totaled 3,819, 3,153 and 3,622 in 2004, 2003, and 2002, respectively.

            A second stock plan, the Stock Plan for Non-employee Directors, provides for the crediting of share units, as of the day of each year that annual retainer fees are payable, determined by dividing the annual retainer fee by the fair market value of an ordinary share on the date the units are credited. These units receive dividends in the form of additional units equal to the cash value divided by the market price on the payment date. Benefits under the plan will be distributed in the form of our ordinary shares following termination of the director’s service on the Board. Share units totaling 8,351, 8,598 and 6,659 were issued in 2004, 2003 and 2002, respectively.

            In 1999, we adopted our 1999 Performance Incentive Program under which 1,250,000 options were available and issued to employees who were not directors or executive officers. Our 1999 Performance Incentive Program is substantially similar to our 1991 Performance Incentive Program.

            The Employee Share Purchase Plan (the “ESPP”) was approved by our shareholders on May 10, 2002. The ESPP has two six-month offering periods per year, commencing July 1 and January 1. All employees of XL Capital and its designated participating subsidiaries are eligible to participate in the ESPP, provided they have been employed at least one month prior to the start of the offering period. Employees can invest up to 20% of their total monthly cash compensation towards the purchase of our shares up to a total market value (measured on the first day of the applicable offering period) of U.S.$25,000 in any calendar year. Employees who enroll in the ESPP may purchase our shares at a 15% discount on the lesser of the market price at the beginning or at the end of the six-month offering period. A total of 1,255,000 ordinary shares may be issued under the ESPP. The number of shares issued during the year ended December 31, 2004, 2003 and 2002 was 167,890, 66,848 and 47,399, respectively. We currently anticipate that the ESPP will be terminated effective as of December 31, 2005.

  Share Rights Plan

            Rights to purchase ordinary shares (the “Rights”) were distributed as a dividend at the rate of one Right for each ordinary share held of record as of the close of business on October 31, 1998. Each Right entitles holders of ordinary shares to buy one ordinary share at an exercise price of $350. The Rights would be exercisable, and would detach from the ordinary shares, only if a person or group were to acquire 20% or more of our outstanding ordinary shares, or were to announce a tender or exchange offer that, if consummated, would result in a person or group beneficially owning 20% or more of our outstanding ordinary shares. Upon a person or group without prior approval of the board of directors acquiring 20% or more of our outstanding ordinary shares, each Right would entitle the holder (other than such an acquiring person or group) to purchase ordinary shares (or, in certain circumstances, ordinary shares of the acquiring person) with a value of twice the Rights exercise price upon payment of the Rights exercise price. We will be entitled to redeem the Rights at $0.01 per Right at any time until the close of business on the tenth day after the Rights become exercisable. The Rights will expire at the close of business on September 30, 2008, and do not initially have a fair value. We have initially reserved 119,073,878 authorized ordinary shares for issuance upon exercise of Rights.

  Classified Board

            Our board of directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the shareholders without cause only by special resolution of the total voting power of our issued shares determined in accordance with our Articles of Association.

  DESCRIPTION OF XL CAPITAL ORDINARY SHARE WARRANTS

  General

            XL Capital may issue ordinary share warrants independently or together with any securities offered by any prospectus supplement and such ordinary share warrants may be attached to or separate from such securities. Each series of ordinary share warrants will be issued under a separate warrant agreement to be entered into between XL Capital and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the ordinary share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of ordinary share warrant certificates or beneficial owners of ordinary share warrants.

            The following summaries of certain provisions of the warrant agreement and ordinary share warrant certificate are not complete. You should look at the warrant agreement relating to, and the ordinary share warrant certificate representing, a series of ordinary share warrants.

            The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered. Ordinary share warrants for the purchase of ordinary shares will be offered and exercisable for U.S. dollars only and will be in registered form only.

  Terms

            An applicable prospectus supplement will set forth and describe other specific terms regarding each series of ordinary share warrants offered hereby, including:

(1)	the offering price;

(2)	the number of ordinary shares purchasable upon exercise of each such ordinary share warrant and the price at which such number of ordinary shares may be purchased upon such exercise;

(3)	the date on which the right to exercise such ordinary share warrants shall commence and the date on which such right shall expire; and

(4)	any other terms of such ordinary share warrants.

  Exercise of Ordinary Share Warrants

            Each ordinary share warrant will entitle the holder thereof to purchase such ordinary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered ordinary share warrants. After the close of business on the expiration date of each ordinary share warrant or such later date to which such expiration date may be extended by us, unexercised ordinary share warrants will become void.

            Ordinary share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the ordinary shares purchasable upon such exercise, together with certain information set forth on the reverse side of the ordinary share warrant certificate. Upon receipt of such payment and the ordinary share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the ordinary shares purchasable upon such exercise. If fewer than all of the ordinary share warrants represented by such ordinary share certificate are exercised, a new ordinary share warrant certificate will be issued for the remaining amount of ordinary share warrants.

  Amendments and Supplements to Warrant Agreement

            The warrant agreement for a series of ordinary share warrants may be amended or supplemented without the consent of the holders of the ordinary share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the ordinary share warrants and that do not adversely affect the interests of the holders of the ordinary share warrants.

  Ordinary Share Warrant Adjustments

            Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant are subject to adjustment in certain events, including:

(1)	the issuance of ordinary shares as a dividend or distribution on the ordinary shares;

(2)	certain subdivisions and combinations of the ordinary shares;

(3)

  the issuance to all holders of ordinary shares of certain rights or warrants entitling them to subscribe for or purchase ordinary shares at less than the current market value, as defined in the applicable warrant agreement for such series of ordinary share warrants; and

(4)	the distribution to all holders of ordinary shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

            No adjustment in the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; provided, however, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; provided, further, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will not be adjusted for the issuance of ordinary shares or any securities convertible into or exchangeable for ordinary shares, or securities carrying the right to purchase any of the foregoing.

In the case of:

(1)	a reclassification or change of the ordinary shares;

(2)	certain consolidation or merger events involving us; or

(3)	a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety;

  in each case as a result of which holders of our ordinary shares shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such ordinary shares, the holders of the ordinary share warrants then outstanding will be entitled thereafter to convert such ordinary share warrants into the kind and amount of ordinary shares and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such ordinary share warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

  DESCRIPTION OF XL CAPITAL ORDINARY SHARE PURCHASE
  CONTRACTS AND ORDINARY SHARE PURCHASE UNITS

            XL Capital may issue share purchase contracts, representing contracts obligating holders to purchase from XL Capital, and obligating XL Capital to sell to the holders, or holders to sell to XL Capital and XL Capital to purchase from the holders, a fixed or varying number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such share purchase contract upon the occurrence of certain events. The share purchase contracts may be entered into separately or as a part of share purchase units consisting of one or more share purchase contracts and any one or more of:

(1)	debt securities of XL Capital (which may be senior or subordinated);

(2)	senior debt securities of XL Capital Finance (Europe) plc, fully and unconditionally guaranteed by XL Capital;

(3)	preference ordinary shares of XL Capital;

(4)	trust preferred securities of an XL Capital Trust; or

(5)	debt or equity obligations of third parties, including U.S. Treasury securities.

            The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract. Any one or more of the above securities, ordinary shares or the share purchase contracts or other collateral may be pledged as security for the holders’

  obligations to purchase or sell, as the case may be, the ordinary shares under the share purchase contracts. The share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent, as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of ordinary shares deliverable by such holders under ordinary share purchase contracts requiring the holders to sell ordinary shares to XL Capital.

            The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will be qualified in its entirety by reference to (1) the share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.

  DESCRIPTION OF XL CAPITAL DEBT SECURITIES

  General

            XL Capital may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. Such indentures are subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture is unlimited and each indenture provides that the specific terms of any series of debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

            The statements made below relating to the debt securities and the indentures are summaries of the material provisions thereof and are subject to, and are qualified by reference to, the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

  Terms

            The debt securities will be our unsecured obligations.

            The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

            The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called “Ranking of Debt Securities” below.

            The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)

  the title of such debt securities, whether such debt securities are offered pursuant to a medium term notes program, and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

(2)	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

(3)

  the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or preference ordinary shares or the method by which any such portion shall be determined;

(4)

  if convertible into our ordinary shares or preference ordinary shares or another entity’s common stock or preferred stock, as the case may be, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such ordinary shares or preference ordinary shares for purposes of conversion;

(5)	the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

(6)

  the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of our ordinary shares below certain levels for a minimum period of time);

(7)

  the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)

  the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

(9)

  the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

(10)

  our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund (as defined in the applicable supplemental indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

(11)

  if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)

  whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(13)

  whether the principal of or interest, if any, on the debt securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

(14)	provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

(15)

  any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(16)

  whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

(17)	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

(18)	if exchangeable into another series of debt securities of XL Capital, the terms on which such debt securities are exchangeable; and

(19)	any other terms of the series of debt securities and any additions to the applicable indenture.

            The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

            If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

            Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection from transactions involving us, including a highly leveraged transaction involving us or a change in control. The applicable prospectus supplement will contain information with respect to any additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

  Denomination, Interest, Registration and Transfer

            We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable supplemental indenture or specified in, or pursuant to, an authorizing resolution, if any, relating to such series of debt securities.

            The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

            Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

•

  will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

            No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

  Certain Covenants

            The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

  Provisions Applicable to All Debt Securities

            Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and subordinated debt securities will include the provisions described below.

  Merger, Consolidation or Sale of Assets

            We may not (1) consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to us unless:

•

  in the case of (1) and (2) above, if we are not the surviving person, such surviving person is an entity organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, the Cayman Islands, Bermuda or any country which is, on the date of the applicable prospectus supplement and supplemental indenture, a member of the Organisation for Economic Co-operation and Development or the European Union and the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of our other covenants under the applicable indenture; and

•

  in all cases, immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

  Provisions Applicable to Senior Debt Securities Only

            Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will include the provisions described below.

            A “change in control” will be deemed to have occurred at such time as:

(1)

  any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock that is entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans and other than any transaction contemplated by the second bullet point of clause (2) below; or

(2)

  we merge or consolidate with or into any other person (other than a subsidiary), another person (other than a subsidiary) merges into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person (other than a subsidiary), other than any transaction:

•

  that does not result in a reclassification, conversion, exchange or cancellation of our outstanding ordinary shares (other than the cancellation of any of our outstanding ordinary shares held by the person with whom we merge or consolidate), or

•

  pursuant to which the holders of our ordinary shares immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

•

  which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of our outstanding ordinary shares solely into shares of common stock of the surviving entity.

            However, a change in control will not be deemed to have occurred if either:

            (A) in the case of debt securities that are convertible into ordinary shares of XL Capital, the closing price for our ordinary shares for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital stock, or the period of 10 consecutive trading days ending immediately before the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the average of the closing prices for such convertible debt securities on each of such trading days; or

            (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a change in control under clause (1) and/or clause (2) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation).

  Ranking of Debt Securities

  General

            We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by our subsidiaries, see Note 24 of the Notes to Consolidated Financial Statements of XL Capital included in our Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this Prospectus. In addition, because we are a holding company, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

  Senior debt securities

            The senior debt securities will be our unsecured unsubordinated obligations and will:

•	rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be effectively subordinated to all of our subsidiaries’ indebtedness and all mandatorily redeemable preferred stock of our subsidiaries.

            As of September 30, 2005, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $2.7 billion. All such outstanding indebtedness is unsecured and unsubordinated. As of September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries (other than XL Capital Finance (Europe) plc), which would effectively rank senior to the senior debt issued under the senior debt indenture, was approximately $355.0 million.

            Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in the senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of our subsidiaries.

  Subordinated debt securities

            The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

            As of September 30, 2005, the aggregate amount of our outstanding consolidated indebtedness for money borrowed was approximately $2.7 billion. All such outstanding indebtedness is unsecured and unsubordinated. As of September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries (other than XL Capital Finance (Europe) plc), which would effectively rank senior to the subordinated debt that may be issued under the subordinated debt indenture, was approximately $355.0 million.

            If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

            If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a “default notice”), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the “blockage period”), neither we nor any other person on our behalf shall:

(1)	make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

(2)	acquire any of the subordinated debt securities for cash, property or otherwise.

            Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

            The subordinated indentures do not, and any supplemental subordinated indenture will not, restrict the amount of our or our subsidiaries’ senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

            “senior indebtedness,” unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us,

(1)

  the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

(2)	all of our capital lease obligations;

(3)

  all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4)	all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

(5)	all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

(6)	all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or assets (whether or not such obligation is assumed by us); and

(7)

  any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable supplemental indenture or thereafter incurred;

  except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

            Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

  Discharge and Defeasance

            Under the terms of the indentures, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if:

(1)	we deliver all outstanding debt securities of such series to the trustee for cancellation and pay all sums payable by us under such debt securities and the indenture with respect to such series; or

(2)

  such debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we deposit with the debt securities trustee, in trust:

(a)

  in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such debt securities; and

(b)

  in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which such debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such debt securities.

            In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities (“defeasance”) or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”):

(1)	by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by us under such debt securities and the indenture with respect to such series;

(2)	by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of the debt securities over our other creditors; and

(3)	after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

(a) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

(b)

  in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

  Such a trust may only be established if, among other things:

(1)

  the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

(2)

  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3)

  we have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

            In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

  Modification and Waiver

            We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

(1)	change the stated maturity of the principal of or any premium or any installment of interest with respect to the debt securities;

(2)	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, the debt securities;

(3)	change the currency of payment of principal of or interest on the debt securities;

(4)	change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

(6)	reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

(7)	in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of such subordinated debt securities then outstanding;

(8)

  in the case of any convertible debt securities, adversely affect the right to convert such debt securities into ordinary shares or preference ordinary shares in accordance with the provisions of the applicable indenture;

(9)

  modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities in a manner which adversely affects the holders of such senior debt securities; or

(10)	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

            Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); provided, however, that:

(1)

  without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security or in respect of a covenant or provision of the indenture that expressly states that it cannot be modified or amended without the consent of each holder affected; and

(2)

  only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

            We, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to make any change that does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect;

•	to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•	to provide any security for or guarantees of such debt securities;

•	to add events of default with respect to such debt securities;

•	to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the applicable indenture;

•

  to make any change necessary for the registration of the debt securities under the Securities Act or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act; provided, however, that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•

  to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

  to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

•

  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

  Events of Default and Notice Thereof

            The following events are “events of default” with respect to any series of debt securities issued hereunder:

(1)	failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

(2)

  failure to perform any other agreement contained in the debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

(3)	certain events of bankruptcy, insolvency or reorganization with respect to us.

            Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

            The trustee under such indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee quarterly as to whether any default exists.

            In the case that an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

            In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

            Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

            No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

  Conversion and Exchange Rights

            The terms and conditions, if any, upon which the debt securities of any series will be convertible into our ordinary shares or preference ordinary shares or upon which the senior debt securities of any series will be exchangeable for another series of our debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities. The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

  The Trustee

            Subject to the terms of the applicable indenture, the trustee for each series of debt securities is The Bank of New York. Each indenture contains certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

            The trustee may resign at any time with respect to each series of debt securities by giving written notice thereof to us. The trustee may be removed at any time with respect to each series of debt securities by the holders of a majority in principal amount of the outstanding securities of such series delivered to the trustee and to us. In addition, we may also remove the trustee with or without cause if we so notify the trustee thirty days in advance and if no default occurs or is continuing during the thirty-day period.

            Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

            In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

  Governing Law

            The indentures and the debt securities are governed by the laws of the State of New York.

  Global Securities; Book-Entry System

            We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company (“DTC”), as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

            The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

            Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary (“participants”). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

            We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

            So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to take such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

            Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such debt securities to be redeemed by lot. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

            Neither we nor the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

            If a depositary for any debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities.

            All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

  DESCRIPTION OF XL CAPITAL FINANCE (EUROPE) PLC SENIOR DEBT SECURITIES

  General

            In this section, references to “XL Finance,” “we,” “our” or “us” refer solely to XL Capital Finance (Europe) plc.

            XL Capital Finance (Europe) plc may issue senior debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the senior debt securities to which it relates. Senior debt securities may be issued pursuant to a senior indenture between us and a trustee qualified under the Trust Indenture Act. Such indenture is subject to such amendments or supplements as may be adopted from time to time. The senior indenture, as amended or supplemented from time to time, is sometimes referred to as an “indenture.” The indenture is subject to and governed by the Trust Indenture Act. The aggregate principal amount of senior debt securities which may be issued under the indenture is unlimited and the indenture provides that the specific terms of any series of senior debt securities will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

            The statements made below relating to the senior debt securities and the indenture are summaries of the material provisions thereof and are subject to, and are qualified by reference to, all of the provisions of the indenture and any applicable U.S. federal income tax considerations as well as any applicable supplements to the terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of senior debt securities; provided, that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

  Terms

            The senior debt securities will be the direct, unsecured and unsubordinated obligations of XL Capital Finance (Europe) plc and will be fully and unconditionally guaranteed by XL Capital, the guarantor. The senior debt securities will rank equal in right of payment with all of XL Finance’s other unsecured and unsubordinated indebtedness.

            The specific terms of each series of senior debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)	the title of such senior debt securities;

(2)	the aggregate principal amount of such senior debt securities and any limit on such aggregate principal amount;

(3)

  the price (expressed as a percentage of the principal amount thereof) at which such senior debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

(4)

  the date(s), or the method for determining such date or dates, on which the principal of such senior debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

(5)

  the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such senior debt securities will bear interest, if any, including if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of XL Capital’s ordinary shares below certain levels for a minimum period of time);

(6)

  the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(7)

  the place(s) where the principal of and interest, if any, on such senior debt securities will be payable, where such senior debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon XL Finance in respect of such senior debt securities and the indenture may be served;

(8)

  the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at XL Finance’s option;

(9)

  XL Finance’s obligation, if any, to redeem, repay or purchase such senior debt securities pursuant to any sinking fund (as defined in the indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such senior debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

(10)

  if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such senior debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11)

  whether the amount of payments of principal of or interest, if any, on such senior debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

(12)

  whether the principal of or interest, if any, on the senior debt securities of the series is to be payable, at our election or the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such senior debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

(13)	provisions, if any, granting special rights to the holders of senior debt securities of the series upon the occurrence of such events as may be specified;

(14)

  any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

(15)

  whether senior debt securities of the series are to be issuable initially in temporary global form and whether any senior debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for senior debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if senior debt securities of the series are to be issuable as a global security, the identity of the depositary for such series;

(16)	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the senior debt securities of the series; and

(17)	any other terms of the series of senior debt securities and any additions, deletions or modifications to the indenture.

            If the applicable prospectus supplement provides, the senior debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

            Except as may be set forth in the applicable prospectus supplement, the senior debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of senior debt securities protection against transactions involving us, including a highly leveraged transaction involving us or a change of control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

  Denomination, Interest, Registration and Transfer

            XL Finance will issue the senior debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as set forth in the indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of senior debt securities.

            The principal of and interest, if any, on any series of senior debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such senior debt securities.

            Subject to certain limitations imposed upon senior debt securities issued in book-entry form, the senior debt securities of any series:

•

  will be exchangeable for any authorized denomination of other senior debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such senior debt securities at the trustee’s corporate trust office or at the office of any registrar designated by us for such purpose; and

•	may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

            No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

  Certain Covenants

            The applicable prospectus supplement will describe any material covenants in respect of a series of senior debt securities that are not described in this prospectus.

            Unless otherwise indicated in a prospectus supplement, senior debt securities will include the provisions described below.

  Guarantee

            Payment of principal, premium, if any, and interest on the senior debt securities will be fully and unconditionally guaranteed on an unsecured and unsubordinated basis by XL Capital. The guarantee will be a direct obligation of XL Capital, ranking equally and ratably in right of payment with all other existing and future unsecured and unsubordinated obligations of XL Capital, other than obligations preferred by law.

            As of September 30, 2005, the aggregate amount of XL Capital’s outstanding indebtedness for money borrowed that would rank equal in right of payment to XL Capital’s guarantee of the XL Capital Finance (Europe) plc senior debt securities was approximately $1.8 billion. As of such date, no indebtedness of XL Capital for money borrowed would rank senior in right of payment to XL Capital’s guarantee of the XL Capital Finance (Europe) plc senior debt securities. As of September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of XL Capital’s subsidiaries (other than XL Capital Finance (Europe) plc) that would effectively rank senior to XL Capital’s guarantee of the XL Capital Finance (Europe) plc senior debt securities was approximately $355.0 million.

  Merger, Consolidation, Amalgamation or Sale of Assets

            XL Capital may not, and will not permit us to, (1) consolidate or amalgamate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate or amalgamate with or merge into us or XL Capital, as the case may be, or (3) permit any person to convey, transfer, sell or lease that person’s properties and assets substantially as an entirety to us or XL Capital, unless:

•

  in the case of (1) and (2) above, if we or XL Capital, as the case may be, are not the surviving person, such surviving person is a corporation organized and existing under the laws of the United States of America (including any State thereof or the District of Columbia), the United Kingdom, the Cayman Islands, Bermuda or any country which is, on the date of the applicable prospectus supplement and supplemental indenture, a member of the Organisation for Economic Co-operation and Development and the surviving person assumes the due and punctual payment pursuant to the senior debt securities, the indenture and the guarantee of the principal of, premium, if any, and interest on the senior debt securities and the performance of our other covenants and obligations under the applicable indenture, the guarantee and the senior debt securities; and

•

  in all cases, immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of XL Finance, XL Capital or a designated subsidiary (as defined in the applicable prospectus supplement and supplemental indenture) as a result of such transaction as having been incurred by us, XL Capital or such designated subsidiary at the time of such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

  Ranking of Debt Securities

  General

            The senior debt securities will be the direct, unsecured and unsubordinated obligations of XL Capital Finance (Europe) plc and will be fully and unconditionally guaranteed by XL Capital, the guarantor. The senior debt securities will rank equal in right of payment with all of XL Finance’s other unsecured and unsubordinated indebtedness.

            XL Capital currently conducts substantially all of its operations through its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow. As a result, distributions and advances from its subsidiaries are the principal source of funds necessary to meet its debt service obligations (including the guarantees of the senior debt securities). Contractual provisions or laws, as well as its subsidiaries’ financial condition and operating and regulatory requirements, may limit its ability to obtain cash from its subsidiaries that it requires to pay its debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by its subsidiaries, see Note 24 of the Notes to Consolidated Financial Statements of XL Capital included in its Form 10-K for the year ended December 31, 2004, which is incorporated by reference in this Prospectus. In addition, because XL Capital is a holding company, holders of the senior debt securities will have a junior position to the claims of creditors of XL Capital’s subsidiaries on their assets and earnings.

            Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there are no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of XL Finance’s subsidiaries.

  Discharge and Defeasance

            Under the terms of the applicable senior indenture, XL Finance will be discharged from any and all obligations in respect of the senior debt securities of any series and XL Capital will be discharged from any and all obligations in respect of the guarantees of the senior debt securities (except in each case for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust) if:

(1)

  XL Finance delivers all outstanding debt securities of such series to the trustee for cancellation and pays all sums payable by it under such senior debt securities and the indenture with respect to such series; or

(2)

  such senior debt securities either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and XL Finance or XL Capital deposits with the senior debt securities trustee, in trust

(a)

  in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such senior debt securities; and

(b)

  in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such senior debt securities.

  In addition, unless the prospectus supplement and supplemental indenture provide otherwise, we and XL Capital may elect either (1) to defease and be discharged from any and all obligations with respect to such senior debt securities and the guarantee by XL Capital (“defeasance”) or (2) to be released from our and its obligations with respect to such senior debt securities under certain covenants, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such senior debt securities (“covenant defeasance”):

(1)

  by delivering all outstanding senior debt securities of such series to the trustee for cancellation and paying all sums payable by us under such senior debt securities and the indenture with respect to such series;

(2)	by delivering to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders of such senior debt securities over our other creditors; and

(3)	after giving notice to the trustee of our intention to defease all of the senior debt securities of such series, by irrevocably depositing with the trustee or a paying agent

(a)

  in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such senior debt securities; and

(b)

  in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest on such senior debt securities.

Such a trust may only be established if, among other things:

(1)

  the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we or XL Capital, as the case may be, is a party or by which we or XL Capital is bound;

(2)

  no event of default or event which with notice or lapse of time or both would become an event of default with respect to the senior debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us or XL Capital will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

(3)

  we and XL Capital have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us and XL Capital, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

            In the event we or XL Capital effect covenant defeasance with respect to any senior debt securities and such senior debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such senior debt securities at the time of the acceleration resulting from such event of default.

  Modification and Waiver

            XL Finance and XL Capital, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the terms of the applicable series of senior debt securities and the related guarantees by XL Capital with the consent of the holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class); provided, however, that such modification, amendment or supplement may not, without the consent of each holder of the senior debt securities affected thereby:

(1)	change the stated maturity of the principal of or any premium or any installment of interest with respect to the senior debt securities;

(2)

  reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any senior debt securities;

(3)	change the currency of payment of principal of or interest on the senior debt securities;

(4)	change the redemption provisions, if any, of any senior debt securities in any manner adverse to the holders of such series of senior debt securities;

(5)	impair the right to institute suit for the enforcement of any payment on or with respect to the senior debt securities;

(6)	reduce the above-stated percentage of holders of the senior debt securities of any series necessary to modify or amend the indenture relating to such series;

(7)

  waive certain covenants of the senior debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of any senior debt securities affected thereby;

(8)	release XL Capital from any of its obligations under the applicable indenture or the related guarantees otherwise than in accordance with the terms of the applicable indenture;

(9)

  modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities or the related guarantees in a manner which adversely affects the holders of such senior debt securities; or

(10)	modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any covenant or past default.

            Holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us and XL Capital with any provision of the indenture relating to such senior debt securities (subject to the immediately preceding sentence); provided, however, that without the consent of each holder of senior debt securities affected thereby, no waiver may be made of a default:

(1)	in the payment of the principal of or interest on any senior debt security; and

(2)	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the senior debt securities affected.

            We, XL Capital and the trustee may amend or supplement the indentures or waive any provision of such indentures and the senior debt securities without the consent of any holders of senior debt securities in some circumstance, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

  to make any change that does not, in the good faith opinion of our or XL Capital’s board of directors and the trustee, adversely affect the interests of holders of such senior debt securities in any material respect;

•

  to provide for the assumption of our or XL Capital’s obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

•	to provide any security for or additional guarantees of such senior debt securities;

•	to add events of default with respect to such senior debt securities;

•	to add covenants of ours or XL Capital that would benefit the holders of such senior debt securities or to surrender any rights or powers we or XL Capital have under the applicable indenture;

•

  to make any change necessary for the registration of the senior debt securities and the guarantee under the Securities Act or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act; provided, however, that such modification or amendment does not, in the good faith opinion of our or XL Capital’s board of directors and the trustee, adversely affect the interests of the holders of such senior debt securities in any material respect;

•

  to provide for uncertificated senior debt securities and guarantees in addition to or in place of certificated senior debt securities and guarantees or to provide for bearer senior debt securities and guarantees;

•

  to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the senior debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

  to change or eliminate any of the provisions of the applicable indenture, provided, however, that any such change or elimination shall become effective only when there is no senior debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of senior debt securities of any series or the related guarantees as permitted by the applicable indenture; or

•

  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

  Events of Default and Notice Thereof

            The following events are “events of default” with respect to any series of senior debt securities issued hereunder:

(1)

  failure to pay interest on any senior debt securities of such series within 60 days of when due or principal of any senior debt securities of such series when due (including any sinking fund installment);

(2)

  failure by us or XL Capital to perform any other covenant or agreement contained in the senior debt securities of such series or the indenture or guarantees relating to such series (other than an agreement relating solely to another series of senior debt securities) for 60 days after notice;

(3)	certain events of bankruptcy, insolvency or reorganization with respect to us or XL Capital; and

(4)

  the guarantees related to such series of senior debt securities cease to be in full force and effect or are declared to be null and void and unenforceable or are found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or XL Capital denies its liability under such guarantees (other than by reason of release of XL Capital in accordance with the terms of the applicable indenture).

            Additional or different events of default, if any, applicable to the series of senior debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

            The trustee under such indenture shall, within 90 days after the occurrence of any default (the term “default” to include the events specified above without grace or notice) with respect to any series of senior debt securities actually known to it, give to the holders of such senior debt securities notice of such default; provided, however, that, except in the case of a default in the payment of principal of or interest on any of the senior debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such senior debt securities; and provided, further, that in the case of any default of the character specified in clause (2) above with respect to senior debt securities of such series, no such notice to holders of such senior debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee within 120 days after the end of each fiscal year as to whether any default exists.

            In the case that an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of senior debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the senior debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such senior debt securities then outstanding to be due and payable immediately.

            In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all senior debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any senior debt securities of such series.

            Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the senior debt securities of such series) may be waived by the holders of a majority in principal amount of the senior debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

            No holder of the senior debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the senior debt securities of such series in respect of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; provided, however, that such provision does not affect the right to sue for enforcement of any overdue payment on such senior debt securities.

  The Trustee

            The trustee for each series of senior debt securities is The Bank of New York. The indenture contains certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

            The trustee may resign at any time with respect to each series of senior debt securities by giving written notice thereof to us. The trustee may be removed at any time with respect to each series of senior debt securities by the holders of a majority in principal amount of the outstanding securities of such series delivered to the trustee and to us. In addition, we may also remove the trustee with or without cause if we so notify the trustee thirty days in advance and if no default occurs or is continuing during the thirty-day period.

            Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding senior debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

            In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of senior debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of senior debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

  Governing Law

            The indentures and the debt securities are governed by the laws of the State of New York.

  Global Securities; Book-Entry System

            We may issue the senior debt securities of any series and the related guarantees in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, the depositary identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total principal or face amount of the securities and once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC, as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual senior debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

            The specific terms of the depositary arrangement with respect to any series of senior debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

            Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual senior debt securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such senior debt securities or by us if such senior debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

            We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of us, XL Capital or the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the senior debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

            So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual senior debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such senior debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to take such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

            Payments of principal of, and any interest on, individual senior debt securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name senior debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments.Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of senior debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any senior debt securities represented by a global security will be sent to the depositary or its nominee. If less than all of the senior debt securities of any series are to be redeemed, we expect the depositary to determine the amount of the interest of each participant in such senior debt securities to be redeemed by lot. None of us, XL Capital, the trustee, any paying agent or the registrar for such senior debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such senior debt securities or for maintaining any records with respect thereto.

            None of us, XL Capital or the trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of senior debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

            If a depositary for any senior debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual senior debt securities in exchange for the global security representing such senior debt securities.

            All moneys paid by us or XL Capital to a paying agent or a trustee for the payment of the principal of or interest on any senior debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us or XL Capital, as the case may be, and the holder of such senior debt security thereafter may look only to us for payment thereof.

  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

            Each trust may issue only one series of trust preferred securities, the terms of which will be described in the prospectus supplement relating thereto. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of trust preferred securities. Each declaration will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in each declaration or made part of each declaration by the Trust Indenture Act and the Delaware Statutory Trust Act. The following summary of the material terms and provisions of the trust preferred securities is subject to, and qualified by reference to, the applicable prospectus supplement, the applicable declaration (the forms of which are filed as exhibits to the registration statement), the Delaware Statutory Trust Act and the Trust Indenture Act. The prospectus supplement may not contain information that constitutes material changes to the information herein and that alters the nature of the offering or the securities offered.

  General

            The declaration of each trust will authorize the regular trustees, on behalf of such trust, to issue the trust preferred securities, which will represent preferred undivided beneficial interests in the assets of such trust, and the trust common securities, which will represent common undivided beneficial interests in the assets of the trust. All of the trust common securities will be owned directly or indirectly by XL Capital.

            The trust common securities will rank equally, and payments will be made thereon on a pro rata basis, with the trust preferred securities, except that upon the occurrence and during the continuation of a declaration event of default, the rights of the holders of the trust common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights to payment of the holders of the trust preferred securities.

            The declaration of each trust will not permit the issuance by such trust of any securities other than the trust securities or the incurrence of any indebtedness by such trust.

            Pursuant to the declaration of such trust, the property trustee will own and hold the subordinated deferrable interest debentures for the benefit of such trust and the holders of the trust securities. The payment of distributions out of money held by each trust, and payments upon redemption of the trust preferred securities or liquidation of such trust, will be guaranteed by XL Capital as described under “Description of the Trust Preferred Securities Guarantees.”

            The trust preferred guarantee trustee will hold the trust preferred securities guarantees for the benefit of the holders of such trust preferred securities. Each trust preferred securities guarantee will not cover payment of distributions on such trust preferred securities when the applicable trust does not have sufficient available funds in the property account to make such distributions.

  Terms

            The specific terms of the trust preferred securities of each trust will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

(1)	the distinctive designation of such trust preferred securities;

(2)	the number of trust preferred securities issued by such trust;

(3)

  the annual distribution rate (or method of determining such rate) for trust preferred securities issued by such trust and the date or dates upon which such distributions will be payable on a quarterly basis to holders of outstanding trust preferred securities;

(4)

  whether distributions on trust preferred securities issued by such trust shall be cumulative and, in the case of trust preferred securities having cumulative distribution rights, the date(s) or method of determining the date(s) from which distributions on trust preferred securities issued by such trust will be cumulative;

(5)

  the amount(s) which will be paid out of the assets of such trust to purchase or redeem trust preferred securities issued by such trust and the price(s) at which, the period(s) within which, and the terms and conditions upon which trust preferred securities issued by such trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

(6)

  the voting rights, if any, of trust preferred securities issued by such trust in addition to those required by law, including any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more trusts, or of both, as a condition to specified action or amendments to the declaration of such trust; and

(7)

  any other relevant rights, preferences, privileges, limitations or restriction of trust preferred securities issued by such trust not inconsistent with the declaration of such trust or with applicable law.

            All trust preferred securities offered hereby will be guaranteed by XL Capital to the extent described under “Description of the Trust Preferred Securities Guarantees” below.

            Any applicable United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the prospectus supplement relating thereto.

            In connection with the issuance of trust preferred securities, each trust will issue one series of trust common securities. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of trust common securities having terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the trust common securities issued by a trust will be substantially identical to the terms of the trust preferred securities issued by such trust and the trust common securities will rank equal, and payments will be made thereon pro rata, with the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. All of the trust common securities of a trust will be directly or indirectly owned by XL Capital.

  Distributions

            Unless the applicable prospectus supplement and applicable supplemental indenture provide otherwise, XL Capital will have the right under the indenture to defer payments of interest on the subordinated deferrable interest debentures by extending the interest payment period from time to time on the subordinated deferrable interest debentures, which, if exercised, would defer quarterly distributions on the trust preferred securities (though such distributions would continue to accrue interest since interest would continue to accrue on the subordinated deferrable interest debentures) during any such extended interest payment period.

            In the event that XL Capital exercises this right, then during the term of such deferral XL Capital shall not:

(1)	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock;

(2)

  make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to the subordinated deferrable interest debentures; and

(3)	make any guarantee payments (other than pursuant to the trust preferred securities guarantees) with respect to the foregoing.

            Notwithstanding the foregoing restrictions, XL Capital will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by XL Capital ranking equal with or junior to subordinated deferrable interest debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

            Prior to the termination of any such extension period, XL Capital may further extend the interest payment period; provided, however, that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the subordinated deferrable interest debentures.

            Upon the termination of any extension period and the payment of all amounts then due, XL Capital may select a new extension period as if no extension period had previously been declared, subject to the above requirements. See “—Voting Rights” below and “Description of the Subordinated Deferrable Interest Debentures.”

            If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the trust preferred securities, if funds are available therefor, as they appear on the books and records of such trust on the record date immediately following the termination of such extension period.

            Distributions on the trust preferred securities of each trust must be paid on the dates payable to the extent that such trust has funds available for the payment of such distributions in the property account. Each trust’s funds available for distribution to the holders of the trust preferred securities will be limited to payments received under the subordinated deferrable interest debentures. See “Description of the Subordinated Deferrable Interest Debentures.” The payment of distributions out of moneys held by each trust will be guaranteed by XL Capital as described under “Description of the Trust Preferred Securities Guarantees.”

            Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the books and records of the applicable trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day (as defined herein) prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the subordinated deferrable interest debentures. Such distributions will be paid through the property trustee, who will hold amounts received in respect of the subordinated deferrable interest debentures in the property account for the benefit of such trust and the holders of trust securities.

            Subject to any applicable laws and regulations and the provisions of the applicable declaration, each such payment will be made as described under “— Global Securities; Book-Entry System” below.

            In the event the trust preferred securities do not remain in book-entry only form, the regular trustees will have the right to select relevant record dates which shall be at least one business day, but less than 60 business days, prior to the relevant payment dates.

            In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay) except that if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. A “business day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

  Mandatory and Optional Redemption

            Unless provided otherwise in the applicable prospectus supplement, upon the repayment of the subordinated deferrable interest debentures, whether at maturity or upon acceleration, redemption or otherwise, the proceeds from such repayment will simultaneously be applied to redeem trust securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated deferrable interest debentures so repaid or redeemed at the redemption price; provided, however, that except in the case of payments upon maturity, holders of trust securities shall be given not less than 30 nor more than 60 days’ notice of such redemption. See “— Redemption Procedures” and “Description of the Subordinated Deferrable Interest Debentures.” In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed as described under “— Global Securities; Book-Entry System” below.

  Special Event Redemption or Distribution

            Distribution Upon the Occurrence of a Special Event. If, at any time, a Tax Event or an Investment Company Event (each, as defined below, a “Special Event”) shall occur and be continuing, the applicable trust shall, except in the circumstances described below under “— Special Event Redemption or Distribution — Redemption Upon the Occurrence of a Tax Event,” be dissolved with the result that, after satisfaction of liabilities to creditors, subordinated deferrable interest debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the trust securities would be distributed to the holders of the trust securities, in liquidation of such holders’ interests in such trust on a pro rata basis, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such termination, dissolution and distribution, the regular trustees shall have received an opinion from a nationally recognized independent tax counsel experienced in such matters (a “No Recognition Opinion”), which opinion may rely on published Revenue Rulings of the Internal Revenue Service, to the effect that neither such trust nor the holders of the trust securities will recognize any gain or loss for United States federal income tax purposes as a result of such termination and dissolution of such trust and the distribution of the subordinated deferrable interest debentures; and provided, further, that, if there is available to such trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the trust, XL Capital or the holders of the trust securities, the trust will pursue such measure in lieu of dissolution.

            If subordinated deferrable interest debentures are distributed to the holders of the trust preferred securities, then XL Capital will use its best efforts to have the subordinated deferrable interest debentures listed on such securities exchange as the trust preferred securities are then listed, if any.

            After the date for any distribution of subordinated deferrable interest debentures upon termination of a trust, (1) the trust preferred securities and trust preferred securities guarantees will no longer be deemed to be outstanding, (2) the depositary or its nominee, as the record holder of such trust preferred securities, will receive a registered global certificate or certificates representing subordinated deferrable interest debentures to be delivered upon such distribution and (3) any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent subordinated deferrable interest debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such trust preferred securities, until such certificates are presented to XL Capital or its agent for transfer or reissuance.

            There can be no assurance as to the market prices for the relevant trust preferred securities or the subordinated deferrable interest debentures that may be distributed in exchange for the trust preferred securities if a termination and liquidation of a particular trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, whether pursuant to the offer hereby or in the secondary market, or the subordinated deferrable interest debentures that the investor may receive on termination and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

            Redemption Upon the Occurrence of a Tax Event. If, in the case of the occurrence and continuation of a Tax Event, the applicable regular trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered, then XL Capital shall have the right, upon not less than 30 nor more than 60 days’ notice, to redeem the subordinated deferrable interest debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event at a price equal to the sum of:

(x)	100% of the principal amount of the subordinated deferrable interest debentures to be redeemed; and

(y)	accrued and unpaid interest thereon to the date fixed for redemption; and

  following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the subordinated deferrable interest debentures so redeemed shall be redeemed by the trust at the redemption price on a pro rata basis; provided, however, that, if there is available to XL Capital or the trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the trust, XL Capital or the holders of the trust securities, XL Capital or the trust will pursue such measure in lieu of redemption.

            Definitions. As used herein the following terms have the meanings specified below:

            “Investment Company Event” means that XL Capital has provided the regular trustees with an opinion from a nationally recognized independent counsel experienced in practice under the 1940 Act (as hereinafter defined) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a “Change in 1940 Act Law”), there is more than an insubstantial risk that the trust is or will be considered an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”), which Change in 1940 Act Law becomes effective on or after the date of this prospectus.

            “Tax Event” means that XL Capital has provided the regular trustees with an opinion from a nationally recognized independent tax counsel experienced in such matters (a “Dissolution Tax Opinion”) to the effect that, on or after the date of the applicable prospectus supplement, as a result of (1) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (2) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken on or after the date of the applicable prospectus, there is more than an insubstantial risk that (a) such trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the subordinated deferrable interest debentures, or (b) such trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Redemption Procedures

            A trust may not redeem fewer than all of the outstanding trust preferred securities unless all accrued and unpaid distributions have been paid on all applicable trust securities for all quarterly distribution periods terminating on or prior to the date of redemption.

            If a trust gives a notice of redemption in respect of the trust preferred securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that XL Capital has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the subordinated deferrable interest debentures, such trust will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of trust preferred securities. See “— Global Securities; Book-Entry System.”

            If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of the trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price.

            In the event that any date fixed for redemption of such trust preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

            In the event that payment of the redemption price in respect of the trust preferred securities is improperly withheld or refused and not paid either by a trust or by XL Capital pursuant to the related trust preferred securities guarantees, distributions on the trust preferred securities will continue to accrue, from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

            In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed as described under “— Global Securities; Book-Entry System” below.

            Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), XL Capital or its affiliates may, at any time and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

  Liquidation Distribution Upon Termination

            In the event of any voluntary or involuntary termination, dissolution or winding-up of a trust, the holders of the trust preferred securities at that time will be entitled to receive out of the assets of such trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment (the “liquidation distribution”), unless, in connection with such termination, dissolution or winding-up, subordinated deferrable interest debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities have been distributed on a pro rata basis to the holders of trust preferred securities in exchange for such trust preferred securities.

            If, upon any such termination, dissolution or winding-up, the liquidation distribution can be paid only in part because such trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such trust on the trust preferred securities shall be paid on a pro rata basis. The holders of the trust common securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the trust preferred securities, except that if a declaration event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities with regard to such distributions.

            Pursuant to the applicable declaration, a trust shall terminate:

(1)	on the expiration of the term of such trust;

(2)	upon the bankruptcy of XL Capital or the holder of the applicable trust common securities;

(3)

  upon the filing of a certificate of dissolution or its equivalent with respect to XL Capital or the holder of the trust common securities or the revocation of the charter of XL Capital or the holder of such trust common securities and the expiration of 90 days after the date of revocation without a reinstatement thereof;

(4)	upon the distribution of the subordinated deferrable interest debentures following the occurrence of a Special Event;

(5)	upon the entry of a decree of a judicial dissolution of XL Capital or the holder of the trust common securities or such trust; or

(6)	upon the redemption of all of the trust securities.

  Declaration Events of Default

            An event of default under an applicable indenture (an “indenture event of default”) (see “Description of the Subordinated Deferrable Interest Debentures — Events of Default”) constitutes an event of default under the applicable declaration with respect to the trust securities (a “declaration events of default”); provided, however, that pursuant to such declaration, the holder of the trust common securities will be deemed to have waived any declaration event of default with respect to such trust common securities or its consequences until all declaration events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated.

            Until such declaration events of default with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the applicable property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of such trust preferred securities will have the right to direct the property trustee with respect to certain matters under such declaration, and therefore the indenture.

            If a declaration event of default with respect to the trust preferred securities is waived by holders of trust preferred securities, such waiver will also constitute the waiver of such declaration event of default with respect to the trust common securities for all purposes under the declaration, without any further act, vote or consent of the holders of the trust common securities.

            During the existence of a declaration event of default, the applicable property trustee, as the sole holder of the subordinated deferrable interest debentures, will have the right under the indenture to declare the principal of, and interest on, the subordinated deferrable interest debentures to be immediately due and payable.

            If a declaration event of default occurs that results from the failure of XL Capital to pay principal of or interest on the subordinated deferrable interest debentures when due, during the continuance of such an event of default a holder of trust preferred securities may institute a legal proceeding directly against XL Capital to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder. The holders of trust preferred securities will not be able to exercise directly against XL Capital any other remedy available to the property trustee unless the property trustee first fails to do so.

  Voting Rights

            Except as provided below and except as provided under the Delaware Statutory Trust Act, the Trust Indenture Act and under “Description of the Trust Preferred Securities Guarantees — Amendments and Assignment” below, and except as otherwise required by law and the declaration, and the applicable prospectus supplement, the holders of the trust preferred securities will have no voting rights. In the event that XL Capital elects to defer payments of interest on the subordinated deferrable interest debentures as described above under “— Distributions,” the holders of the trust preferred securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

            Subject to the requirement of the property trustee obtaining a tax opinion as set forth below, the holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the applicable declaration, including the right to direct such property trustee, as the holder of the subordinated deferrable interest debentures, to:

(1)

  direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee (as hereinafter defined) under the indenture with respect to the subordinated deferrable interest debentures;

(2)	waive any past indenture event of default which is waivable under the indenture;

(3)	exercise any right to rescind or annul a declaration that the principal of all the subordinated deferrable interest debentures shall be due and payable; or

(4)

  consent to any amendment, modification or termination of the indenture or the subordinated deferrable interest debentures, where such consent shall be required; provided, however, that where a consent under the indenture would require the consent of the holders of greater than a majority in principal amount of subordinated deferrable interest debentures affected thereby (a “supermajority”), only the holders of at least the proportion in liquidation amount of the trust preferred securities which the relevant supermajority represents of the aggregate principal amount of the subordinated deferrable interest debentures may direct such property trustee to give such consent.

            If the property trustee fails to enforce its rights under the applicable declaration (including, without limitation, its rights, powers and privileges as the holder of the subordinated deferrable interest debentures under the indenture), a holder of trust preferred securities may to the extent permitted by applicable law institute a legal proceeding directly against any person to enforce the property trustee’s rights under such declaration without first instituting any legal proceeding against the property trustee or any other person or entity.

            Following and during the continuance of a declaration event of default that results from the failure of XL Capital to pay principal of or interest on the subordinated deferrable interest debentures when due, a holder of trust preferred securities may also proceed directly against XL Capital, without first waiting to determine if the property trustee has enforced its rights under the declaration, to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder.

            The property trustee shall notify all holders of the trust preferred securities of any notice of default received from the subordinated debt trustee with respect to the subordinated deferrable interest debentures. Such notice shall state that such indenture event of default also constitutes a declaration event of default.

            The property trustee shall not take any action described in clause (1), (2), (3) or (4) above unless the property trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the trust will not be classified as other than a grantor trust for United States federal income tax purposes and each holder of trust securities will be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures.

            In the event the consent of the property trustee, as the holder of the subordinated deferrable interest debentures, is required under the indenture with respect to any amendment, modification or termination of the indenture, the property trustee shall request the direction of the holders of the trust securities with respect to such amendment, modification or termination.

            The property trustee shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the trust preferred securities and, if no declaration event of default has occurred and is continuing, a majority in liquidation amount of the trust common securities, voting together as a single class, provided that where a consent under the indenture would require the consent of a supermajority, such property trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the trust preferred securities and trust common securities, respectively, which the relevant supermajority represents of the aggregate principal amount of the subordinated deferrable interest debentures outstanding.

            A waiver of an indenture event of default will constitute a waiver of the corresponding declaration event of default.

            Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or pursuant to written consent. The applicable regular trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of trust preferred securities. Each such notice will include a statement setting forth:

(1)	the date of such meeting or the date by which such action is to be taken;

(2)	a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and

(3)	instructions for the delivery of proxies or consents.

            No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute subordinated deferrable interest debentures in accordance with the declaration.

            Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned at such time by XL Capital or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, XL Capital, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

            Holders of the trust preferred securities will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by XL Capital, as the direct or indirect holder of all the trust common securities.

  Modification of the Declaration

            Each declaration may be amended or modified if approved and executed by a majority of the regular trustees (or if there are two or fewer such regular trustees, by all of the regular trustees); provided, however, that if any proposed amendment provides for:

(1)	any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to such declaration or otherwise; or

(2)	the dissolution, winding-up or termination of the applicable trust other than pursuant to the terms of such declaration;

  then the holders of the trust securities as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such trust securities affected thereby; provided, however, that a reduction of the principal amount or the distribution rate, or a change in the payment dates or maturity of the trust preferred securities, shall not be permitted without the consent of each holder of trust preferred securities.

            In the event any amendment or proposal referred to in clause (1) above would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of trust securities. In addition, if any such proposed amendment or modification affects the rights, powers, duties, obligations or immunities of the applicable property trustee or the applicable Delaware Trustee, such amendment or modification shall also require the written approval of the applicable property trustee or the applicable Delaware Trustee, as the case may be.

            Notwithstanding the foregoing, no amendment or modification may be made to any declaration if such amendment or modification would (1) cause the applicable trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (2) reduce or otherwise adversely affect the powers of the applicable property trustee in contravention of the Trust Indenture Act or (3) cause such trust to be deemed to be an “investment company” which is required to be registered under the 1940 Act.

  Expenses and Taxes

            In each declaration, XL Capital has agreed to pay all debts and other obligations (other than with respect to the trust securities) and all costs and expenses of the applicable trust (including costs and expenses relating to the organization of such trust, the fees and expenses of the trustees and the costs and expenses relating to the operation of such trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which such trust might become subject.

            The foregoing obligations of each trust under the applicable declaration are for the benefit of, and shall be enforceable by, the property trustee and any person to whom any such debts, obligations, costs, expenses and taxes are owed (a “Creditor”) whether or not such Creditor has received notice thereof.

            Such property trustee and any such Creditor may enforce such obligations of such trust directly against XL Capital, and XL Capital has irrevocably waived any right or remedy to require that the property trustee or any such Creditor take any action against such trust or any other person before proceeding against XL Capital. XL Capital has also agreed in such declaration to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing agreement of XL Capital.

  Mergers, Consolidations or Amalgamations

            A trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, unless, with the consent of a majority of the regular trustees and without the consent of the holders of the trust securities, the Delaware Trustee or the property trustee:

(1)	such successor entity either:

(a) expressly assumes all of the obligations of the trust with respect to the trust securities; or

(b)

  substitutes for the trust securities other securities having substantially the same terms as the trust securities (the “successor securities”) so long as the successor securities rank the same as the trust securities in priority with respect to distributions and payments upon termination, liquidation, redemption, maturity and otherwise;

(2)

  XL Capital expressly acknowledges a trustee of such successor entity which possesses the same powers and duties as the property trustee as the holder of the subordinated deferrable interest debentures;

(3)

  if the trust preferred securities are at such time listed on any national securities exchange or with another organization, the successor securities will be listed, upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed;

(4)

  such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

(5)

  such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of the holders’ interest in the successor entity);

(6)	such successor entity has a purpose identical to that of the trust;

(7)	prior to such merger, consolidation, amalgamation or replacement, XL Capital has received an opinion from independent counsel to the trust experienced in such matters to the effect that:

(a)

  such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of the holders’ interest in the successor entity); and

	(b)	following such merger, consolidation, amalgamation or replacement, neither the trust nor such successor entity will be required to register as an investment company under the 1940 Act; and

(8)	XL Capital guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the trust preferred securities guarantees.

  Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by, any other entity or permit any other entity to consolidate, amalgamate, merge with or into or replace it if such consolidation, amalgamation, merger or replacement would cause the trust or the successor entity to be classified for United States federal income tax purposes as other than a grantor trust for United States federal income tax purposes and any holder of trust securities not to be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures.

  Global Securities; Book-Entry System

            A trust may issue the trust preferred securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, the depositary identified in the prospectus supplement relating to such series. “Global securities” represent in the aggregate the total number of the securities and once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below). Global securities, if any, issued in the United States are expected to be deposited with DTC, as depositary. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual trust preferred securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

            The specific terms of the depositary arrangement with respect to any series of trust preferred securities will be described in the prospectus supplement relating to such series. Each trust expects that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depositary arrangements.

            Upon the issuance of a global security, the depositary for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual trust preferred securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such trust preferred securities or by the applicable trust if such trust preferred securities are offered directly by such trust. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

            Each trust expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depositary will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither a trust, XL Capital nor any trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the trust preferred securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interests in a global security.

            So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the trust preferred securities represented by such global security for all purposes under the applicable declaration. Except as described below or in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual trust preferred securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such trust preferred securities in definitive form and will not be considered the owners or holders thereof under the applicable declaration for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depositary must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable declaration. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to take any action which a holder is entitled to take under the applicable declaration, DTC would authorize the participants holding the relevant beneficial interest to give such action, and such participants would authorize beneficial owners through such participants to take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

            Distribution payments on individual trust preferred securities represented by a global security registered in the name of a depositary or its nominee will be made to or at the direction of the depositary or its nominee, as the case may be, as the registered owner of the global security under the applicable declaration. Under the terms of the applicable declaration, a trust, XL Capital or any relevant trustee may treat the persons in whose name trust preferred securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither a trust, XL Capital nor any trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of trust preferred securities. Each trust believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Each trust also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any trust preferred securities represented by a global security will be sent to the depositary or its nominee. If less than all of the trust preferred securities of any series are to be redeemed, each trust expects the depositary to determine the amount of the interest of each participant in such trust preferred securities to be redeemed by lot. Neither a trust, XL Capital, any trustee, any paying agent nor the registrar for such trust preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such trust preferred securities or for maintaining any records with respect thereto.

            Neither a trust, XL Capital nor any trustee will be liable for any delay by the holders of a global security or the depositary in identifying the beneficial owners of trust preferred securities and such trust, XL Capital and any relevant trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depositary for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

            If a depositary for any trust preferred securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the applicable trust within 90 days, such trust will issue individual trust preferred securities in exchange for the global security representing such trust preferred securities.

            All moneys paid by a trust to a paying agent or a trustee for the payment of distributions on any trust preferred security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to such trust, and the holder of such trust preferred security thereafter may look only to such trust for payment thereof.

  Information Concerning the Property Trustee

            The property trustee, prior to the occurrence of a default with respect to the trust securities and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the relevant declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the property trustee is under no obligation to exercise any of the powers vested in it by such declaration at the request of any holder of the trust preferred securities, unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities which might be incurred by it thereby; but the foregoing shall not relieve the property trustee, upon the occurrence of a declaration event of default, from exercising the rights and powers vested in it by the such declaration. The property trustee also serves as the subordinated deferrable interest debentures trustee under the indenture and as the trust preferred guarantee trustee under the trust preferred securities guarantees.

  Registrar and Transfer Agent

            In the event that the trust preferred securities do not remain in book-entry only form, the property trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the relevant trust, but upon payment (with the giving of such indemnity as the regular trustees may require) in respect of any tax or other government charges which may be imposed in relation to it. The trust will not be required to register or cause to be registered the transfer of trust preferred securities after such trust preferred securities have been called for redemption.

  Governing Law

            Each declaration and trust preferred security is governed by, and construed in accordance with, the internal laws of the State of Delaware.

  Miscellaneous

            The regular trustees are authorized and directed to operate the trusts in such a way so that the trusts will not be deemed to be an “investment company” required to be registered under the 1940 Act or characterized for United States federal income tax purposes as other than a grantor trust. XL Capital is authorized and directed to conduct its affairs so that the subordinated deferrable interest debentures will be treated as indebtedness of XL Capital for United States federal income tax purposes. In this connection, the regular trustees and XL Capital are authorized to take any action, not inconsistent with applicable law, the declarations or the Memorandum of Association and Articles of Association of XL Capital, that each of the regular trustees and XL Capital determines in its discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the trust preferred securities. Holders of the trust preferred securities will have no preemptive rights.

  DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

            Set forth below is a summary of information concerning the trust preferred securities guarantees executed and delivered by XL Capital for the benefit of the holders from time to time of the trust preferred securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York is the trust preferred guarantee trustee. The terms of each trust preferred securities guarantee will be those set forth therein and those made part thereof by the Trust Indenture Act. The following summary of the material provisions of the trust preferred securities guarantees is subject in all respects to the provisions of, and is qualified by reference to, the trust preferred securities guarantees and the Trust Indenture Act. Each trust preferred securities guarantee will be held by the trust preferred guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

  General

            Pursuant to each trust preferred securities guarantee, XL Capital will irrevocably and unconditionally agree to pay in full to the holders of the trust preferred securities issued by a trust the guarantee payments (as defined herein) (without duplication of amounts theretofore paid by such trust), to the extent not paid by such trust, regardless of any defense, right of set-off or counterclaim that such trust may have or assert.

            The following payments or distributions with respect to the trust preferred securities issued by a trust to the extent not paid or made by such trust (the “guarantee payments”) will be subject to the trust preferred securities guarantee thereon (without duplication):

(1)	any accrued and unpaid distributions that are required to be paid on such trust preferred securities, to the extent such trust has funds available therefor;

(2)

  the redemption price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent such trust has funds available therefor, with respect to any trust preferred securities called for redemption by such trust; and

(3)

  upon a voluntary or involuntary termination, dissolution or winding-up of such trust (other than in connection with the distribution of subordinated deferrable interest debentures to the holders of trust preferred securities in exchange for trust preferred securities); the lesser of:

	(a)	the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, to the extent such trust has funds available therefor; and

	(b)	the amount of assets of such trust remaining available for distribution to holders of trust preferred securities in liquidation of such trust.

            XL Capital’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by XL Capital to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

            Each trust preferred securities guarantee will be a full and unconditional guarantee of the guarantee payments with respect to the trust preferred securities issued by the applicable trust from the time of issuance of the trust preferred securities, but will not apply to the payment of distributions and other payments on such trust preferred securities when the property trustee does not have sufficient funds in such property account to make such distributions or other payments. If XL Capital does not make interest payments on the subordinated deferrable interest debentures held by the property trustee, such trust will not make distributions on the trust preferred securities issued by such trust and will not have funds available therefor.

            XL Capital has also agreed separately to guarantee the obligations of each trust with respect to the trust common securities (the “trust common securities guarantees”) to the same extent as the trust preferred securities guarantees, except that upon the occurrence and during the continuation of an indenture event of default, holders of trust preferred securities shall have priority over holders of trust common securities with respect to distributions and payments on liquidation, redemption or otherwise.

  Certain Covenants of XL Capital

            In each trust preferred securities guarantee, XL Capital will covenant that, so long as the trust preferred securities issued by the relevant trust remain outstanding, if there shall have occurred and is continuing any event that constitutes an event of default under such trust preferred securities guarantee or the declaration of such trust, then XL Capital shall not:

(1)	declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock;

(2)

  make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to the subordinated deferrable interest debentures; and

(3)

  make any guarantee payments (other than pursuant to the trust preferred securities guarantees) with respect to the foregoing. However, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by XL Capital where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made.

  Amendments and Assignment

            Except with respect to any changes which do not materially adversely affect the rights of holders of trust preferred securities (in which case no consent will be required), each trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the relevant trust. The manner of obtaining any such approval of holders of such trust preferred securities will be set forth in the applicable prospectus supplement. All guarantees and agreements contained in a trust preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of XL Capital and shall inure to the benefit of the trust preferred guarantee trustee and the holders of the trust preferred securities then outstanding of the relevant trust.

  Termination of the Trust Preferred Securities Guarantees

            Each trust preferred securities guarantee will terminate and be of no further force and effect as to the trust preferred securities issued by the applicable trust upon full payment of the redemption price of all trust preferred securities of such trust, or upon distribution of the subordinated deferrable interest debentures by such trust to the holders of the trust preferred securities of such trust, and will terminate completely upon full payment of the amounts payable upon liquidation of such trust. Each trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must repay to such trust or XL Capital, or their successors, any sums paid to them under such trust preferred securities or the trust preferred securities guarantee.

  Events of Default

            An event of default under a trust preferred securities guarantee will occur upon the failure of XL Capital to perform any of its payment or other obligations thereunder.

            The holders of a majority in liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust preferred guarantee trustee in respect of such trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the trust preferred guarantee trustee under such trust preferred securities guarantee. If the trust preferred guarantee trustee fails to enforce such trust preferred securities guarantee, any holder of trust preferred securities may institute a legal proceeding directly against XL Capital to enforce the trust preferred guarantee trustee’s rights under such trust preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the trust preferred guarantee trustee or any other person or entity. In addition, any record holder of trust preferred securities relating to such trust shall have the right, which is absolute and unconditional, to proceed directly against XL Capital to obtain guarantee payments, without first waiting to determine if the trust preferred guarantee trustee has enforced such trust preferred security guarantee or instituting a legal proceeding against the trust which issued such trust preferred securities, the trust preferred guarantee trustee or any other person or entity.

  Status and Ranking of the Trust Preferred Securities Guarantees

            XL Capital’s obligations under the trust preferred securities guarantees to make the guarantee payments will constitute an unsecured obligation of XL Capital and will rank:

(1)

  subordinate and junior in right of payment to all other liabilities of XL Capital, including the subordinated deferrable interest debentures, except for those liabilities of XL Capital expressly made equal with or subordinate to the guarantee payments by their terms;

(2)

  equal with the most senior preferred stock issued from time to time by XL Capital and with any guarantee now or hereafter entered into by XL Capital in respect of any preferred stock of any subsidiary or affiliate of XL Capital; and

(3)	senior to XL Capital’s ordinary shares.

  The terms of the trust preferred securities provide that each holder of trust preferred securities issued by such trust by acceptance thereof agrees to the subordination provisions and other terms of the trust preferred securities guarantee relating thereto.

            At September 30, 2005, the aggregate amount of XL Capital’s outstanding consolidated indebtedness for money borrowed that would rank senior in right of payment to the trust preferred securities guarantees was approximately $2.7 billion. At September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of our subsidiaries (other than XL Capital Finance (Europe) plc) that would effectively rank senior to the trust preferred securities guarantees was approximately $355.0 million.

            Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). Each trust preferred securities guarantee will be deposited with the trust preferred guarantee trustee to be held for the benefit of the holders of the trust preferred securities of the relevant trust. Except as otherwise noted herein, such trust preferred guarantee trustee has the right to enforce the trust preferred securities guarantee on behalf of the holders of such trust preferred securities. Each trust preferred securities guarantee will not be discharged except by payment of the guarantee payments in full (without duplication of amounts theretofore paid by the such trust).

            XL Capital’s obligations under the trust preferred securities guarantee with respect to the trust preferred securities issued by each trust, taken together with its obligations under the declaration for each trust, the subordinated deferrable interest debentures purchased by such trust and the indenture, in the aggregate will provide a full and unconditional guarantee by XL Capital of payments due on the trust preferred securities issued by each trust.

  Information Concerning the Trust Preferred Guarantee Trustee

            The trust preferred guarantee trustee, prior to the occurrence of a default with respect to a trust preferred securities guarantee and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in such trust preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the trust preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the trust preferred guarantee trustee, upon the occurrence of an event of default under the trust preferred securities guarantee, from exercising the rights and powers vested in it by the trust preferred securities guarantee. The trust preferred guarantee trustee also serves as property trustee under the declaration for each trust and as trustee of the indenture relating to the subordinated deferrable interest debentures.

  Governing Law

            Each trust preferred securities guarantee is governed by, and construed in accordance with, the laws of the State of New York.

  DESCRIPTION OF THE SUBORDINATED DEFERRABLE INTEREST DEBENTURES

            Subordinated deferrable interest debentures may be issued from time to time in one or more series under an indenture (the “indenture”) among XL Capital and The Bank of New York, as trustee (the “subordinated debt trustee”). The terms of the subordinated deferrable interest debentures will include those stated in the indenture and in any supplemental indenture thereto (as defined below) and those made part of the indenture by reference to the Trust Indenture Act. The following summary of the material provisions of the subordinated deferrable interest debentures indenture is subject in all respects to the provisions of, and is qualified by reference to, the indenture and the Trust Indenture Act. The prospectus supplement may not contain information that constitutes material changes to the information herein and that alters the nature of the offering or the securities offered. Whenever particular provisions or defined terms in the indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

  General

            The subordinated deferrable interest debentures will be unsecured, subordinated obligations of XL Capital. The indenture does not limit the aggregate principal amount of subordinated deferrable interest debentures which may be issued thereunder and provides that the subordinated deferrable interest debentures may be issued from time to time in one or more series. The subordinated deferrable interest debentures are issuable pursuant to an indenture supplemental to the indenture or a resolution of XL Capital’s board of directors or a special committee thereof (each, a “supplemental indenture”).

            In the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, such subordinated deferrable interest debentures subsequently may be distributed pro rata to the holders of the trust securities in connection with the termination of such trust upon the occurrence of certain events described in the prospectus supplement relating to the trust securities. Only one series of subordinated deferrable interest debentures will be issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust.

            Reference is made to the indenture, any supplemental indenture and any prospectus supplement for the following terms of the series of subordinated deferrable interest debentures being offered thereby:

(1)	the specific title of such subordinated deferrable interest debentures;

(2)	any limit on the aggregate principal amount of such subordinated deferrable interest debentures;

(3)	the date or dates on which the principal of such subordinated deferrable interest debentures is payable and the right, if any, to extend such date or dates;

(4)

  the rate or rates at which such subordinated deferrable interest debentures will bear interest or the method of determination of such rate or rates, including, if applicable, that such subordinated deferrable interest debentures will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default;

(5)

  the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates;

(6)

  the right, if any, to defer payments of interest on the subordinated deferrable interest debentures by extending the interest payment period from time to time and the duration of such extension period up to a maximum of 20 consecutive quarters, at the end of which XL Capital shall be obligated to pay all interest then accrued and unpaid, together with interest thereon, at the rate specified for the series of subordinated deferrable interest debentures to the extent permitted by applicable law;

(7)

  the period or periods within which, the price or prices at which, and the terms and conditions upon which, such subordinated deferrable interest debentures may be redeemed, in whole or in part, at the option of XL Capital;

(8)

  the right and/or obligation, if any, of XL Capital to redeem or purchase such subordinated deferrable interest debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period(s) during which, the price(s) at which, and the terms and conditions upon which, such subordinated deferrable interest debentures shall be redeemed or purchased, in whole or in part, pursuant to such right and/or obligation;

(9)	the terms of subordination;

(10)	if other than denominations of $25 or any integral multiple thereof, the denominations in which such subordinated deferrable interest debentures shall be issuable;

(11)	any and all other terms with respect to such series; and

(12)	whether such subordinated deferrable interest debentures are issuable as a global security, and in such case, the identity of the depositary.

            The subordinated deferrable interest debentures will not be convertible into or exchangeable for any other securities.

            The indenture does not contain any provisions that afford holders of subordinated deferrable interest debentures protection in the event of a highly leveraged transaction involving, or a change in control of, XL Capital.

            As of September 30, 2005, the aggregate amount of XL Capital’s outstanding consolidated indebtedness for money borrowed was approximately $2.7 billion, of which none was secured and all would rank senior in right of payment to the subordinated deferrable interest debentures. As of September 30, 2005, the aggregate amount of outstanding indebtedness for money borrowed of XL Capital’s subsidiaries (other than XL Capital Finance (Europe) plc) that would effectively rank senior to the subordinated deferrable interest debentures was approximately $355.0 million.

  Subordination

            The subordinated deferrable interest debentures will be subordinated and junior in right of payment to certain other indebtedness of XL Capital to the extent set forth in the indenture, any supplemental indenture and any prospectus supplement.

  Certain Covenants

            If subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and:

(1)	there shall have occurred and be continuing any event that would constitute an event of default under the indenture; or

(2)

  XL Capital shall be in default with respect to its payment of any obligations under the related trust preferred securities guarantee or trust common securities guarantee, and such default shall be continuing;

then XL Capital shall not:

(a)	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock;

(b)

  make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to such subordinated deferrable interest debentures; and

(c)	make any guarantee payments (other than pursuant to the trust preferred security guarantees) with respect to the foregoing.

            If subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and XL Capital shall have given notice of its election to defer payments of interest on such subordinated deferrable interest debentures by extending the interest payment period as provided in the indenture or any supplemental indenture and such period, or any extension thereof, shall be continuing, then XL Capital shall not:

(a)	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock;

(b)

  make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to such subordinated deferrable interest debentures; and

(c)	make any guarantee payments (other than pursuant to the trust preferred security guarantees) with respect to the foregoing.

            Notwithstanding the foregoing restrictions, XL Capital will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by XL Capital ranking equal with or junior to subordinated deferrable interest debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

            In the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities of such trust, for so long as such trust securities remain outstanding, XL Capital will covenant:

(1)

  to directly or indirectly maintain 100% ownership of the trust common securities of such trust; provided, however, that any permitted successor of XL Capital under the indenture may succeed to XL Capital’s ownership of such trust common securities;

(2)

  not to cause, as sponsor of such trust, or to permit, as holder of the trust common securities of such trust, the termination, dissolution or winding-up of such trust, except in connection with a distribution of the subordinated deferrable interest debentures as provided in the declaration of such trust and in connection with certain mergers, consolidations or amalgamations as permitted by the declaration of such trust;

(3)	to use its reasonable efforts to cause such trust

(a)

  to remain a statutory trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust, and

	(b)	to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes; and

(4)

  to use reasonable efforts to cause each holder of trust securities of such trust to be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures issued to such trust.

  Form, Exchange, Registration and Transfer

            Subordinated deferrable interest debentures of each series will be issued in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, subordinated deferrable interest debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange at the office of the debt registrar or at the office of any transfer agent designated by XL Capital for such purpose with respect to any series of subordinated deferrable interest debentures and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture or any supplemental indenture.

            Such transfer or exchange will be effected upon the debt registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. XL Capital has appointed the subordinated debt trustee as debt registrar with respect to each series of subordinated deferrable interest debentures.

            If a prospectus supplement or supplemental indenture refers to any transfer agents (in addition to the debt registrar) initially designated by XL Capital with respect to any series of subordinated deferrable interest debentures, XL Capital may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that XL Capital will be required to maintain a transfer agent in each place of payment for such series. XL Capital may at any time designate additional transfer agents with respect to any series of subordinated deferrable interest debentures.

In the event of any redemption in part, XL Capital shall be required to:

(1)

  issue, register the transfer of or exchange any subordinated deferrable interest debentures during a period beginning at the opening of business 15 days before any selection for redemption of subordinated deferrable interest debentures of like tenor and of the series of which such subordinated deferrable interest debentures are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of subordinated deferrable interest debentures of like tenor and of such series to be redeemed; and

(2)

  register the transfer of or exchange any subordinated deferrable interest debentures so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated deferrable interest debentures being redeemed in part.

  Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement:

(1)

  payment of principal of and premium, if any, on any subordinated deferrable interest debentures will be made only against surrender to the paying agent of such subordinated deferrable interest debentures;

(2)

  principal of, any premium, if any, and interest, if any, on subordinated deferrable interest debentures will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as XL Capital may designate from time to time, except that, at the option of XL Capital, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the debt register with respect to such subordinated deferrable interest debentures; and

(3)

  payment of interest on a subordinated deferrable interest debenture on any interest payment date will be made to the person in whose name such subordinated deferrable interest debenture (or predecessor security) is registered at the close of business on the regular record date for such interest payment.

            The subordinated debt trustee will act as paying agent with respect to each series of subordinated deferrable interest debentures. XL Capital may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that XL Capital will be required to maintain a paying agent in each place of payment for each series of subordinated deferrable interest debentures.

            All moneys paid by XL Capital to a paying agent for the payment of the principal of or premium or interest, if any, on any subordinated deferrable interest debentures of any series which remain unclaimed at the end of two years after such principal or premium or interest, if any, shall have become due and payable will be repaid to XL Capital and the holder of such subordinated deferrable interest debentures will thereafter look only to XL Capital for payment thereof.

  Global Securities

            If any subordinated deferrable interest debentures of a series are represented by one or more global securities (each, a “global security”), the applicable prospectus supplement and supplemental indenture will describe the circumstances, if any, under which beneficial owners of interests in any such global security may exchange such interests for subordinated deferrable interest debentures of such series and of like tenor and principal amount in any authorized form and denomination. If issued, global securities will represent in the aggregate the total principal or face amount of the securities. Principal of and any premium, if any, and interest on a global security will be payable in the manner described in the applicable prospectus supplement.

            The specific terms of the depositary arrangement with respect to any portion of a series of subordinated deferrable interest debentures to be represented by a global security will be described in the applicable prospectus supplement and supplemental indenture.

  Modification of the Indenture

            The indenture contains provisions permitting XL Capital and the subordinated debt trustee, with the consent of the holders of not less than a majority in principal amount of the subordinated deferrable interest debentures of each series which are affected by the modification, to modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of subordinated deferrable interest debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding subordinated deferrable interest debenture affected thereby:

(1)

  extend the fixed maturity of any subordinated deferrable interest debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof;

(2)	reduce the percentage of subordinated deferrable interest debentures the holders of which are required to consent to any such supplemental indenture;

(3)	change the amount or time of any payment required by any sinking fund provisions of any subordinated deferrable interest debentures;

(4)

  make any change that materially adversely affects the rights of a holder of subordinated deferrable interest debentures to require XL Capital to purchase a subordinated deferrable interest debenture in accordance with the terms thereof and the applicable indenture;

(5)	waive a default in the payment of the principal of or interest, if any, on any subordinated deferrable interest debenture; or

(6)	make any subordinated deferrable interest debenture payable in money or securities other than as stated in such subordinated deferrable interest debenture.

            In addition, XL Capital and the subordinated debt trustee may execute, without the consent of any holder of subordinated deferrable interest debentures, any supplemental indenture for certain other usual purposes including:

•	to cure any ambiguity, omission, defect or inconsistency;

•

  to make any change that does not, in the good faith opinion of XL Capital’s board of directors and the subordinated debt trustee, adversely affect the interests of holders of such subordinated deferrable interest debentures in any material respect;

•	to provide for the assumption of XL Capital’s obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

•	to establish the form or terms of any series of subordinated deferrable interest debentures as permitted by the indenture;

•	to add events of default with respect to such subordinated deferrable interest debentures;

•	to add covenants that would benefit the holders of the subordinated deferrable interest debentures or to surrender any rights or powers XL Capital has under the indenture;

•

  to make any change necessary for the registration of the subordinated deferrable interest debentures under the Securities Act or to comply with the Trust Indenture Act, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; provided, however, that such modification or amendment does not, in the good faith opinion of XL Capital’s board of directors and the subordinated debt trustee, adversely affect the interests of the holders of the subordinated deferrable interest debentures in any material respect;

•

  to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of the subordinated deferrable interest debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•

  to change or eliminate any of the provisions of the indenture, provided, however, that any such change or elimination shall become effective only when there are no subordinated deferrable interest debentures outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of subordinated deferrable interest debentures of any series as permitted by the indenture; or

•

  to evidence and provide for the acceptance of appointment by a successor trustee with respect to the subordinated deferrable interest debentures of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one subordinated debt trustee, pursuant to the requirements of the indenture.

  Events of Default

            With respect to a particular series of subordinated deferrable interest debentures, the indenture provides (or the supplemental indenture for such series will provide) that any one or more of the following described events which has occurred and is continuing constitutes an “event of default” with respect to such series of subordinated deferrable interest debentures:

(1)

  failure to pay interest on the subordinated deferrable interest debentures of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund payment); or

(2)

  failure to perform any other agreement contained in the subordinated deferrable interest debentures of such series or the indenture relating to such series (other than an agreement relating solely to another series of subordinated deferrable interest debentures) for 90 days after notice has been given to XL Capital; or

(3)	certain events of bankruptcy, insolvency or reorganization of XL Capital; or

(4)

  in the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, the voluntary or involuntary dissolution, winding-up or termination of such trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust.

            The holders of a majority in aggregate outstanding amount of any series of subordinated deferrable interest debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee for the series. The subordinated debt trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the subordinated deferrable interest debentures may declare the principal and interest, if any, accrued to the date of acceleration immediately due and payable upon an event of default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the event of default has been cured, the rescission would not conflict with any judgment or decree and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee. If an event of default results from the failure of XL Capital to pay when due principal of or interest on the subordinated deferrable interest debentures issued to a trust, during the continuance of such an event of default, a holder of trust preferred securities issued by such trust may immediately institute a legal proceeding directly against XL Capital to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder.

            The holders of a majority in aggregate outstanding principal amount of any series of subordinated deferrable interest debentures affected thereby may, on behalf of the holders of all the subordinated deferrable interest debentures of such series, waive any past default, except:

(1)

  a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee); or

(2)	a default in the covenants described in the first or second paragraph under “— Certain Covenants” above.

  Consolidation, Merger and Sale

            The indenture contains a covenant which restricts the ability of XL Capital to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions unless (1) either XL Capital is the successor or, if XL Capital is not the surviving person, the surviving person assumes by supplemental indenture all of the obligations of XL Capital under the subordinated deferrable interest debentures and the indenture; and (2) immediately after giving effect to such transaction, no event of default shall have occurred and be continuing.

  Defeasance and Discharge

            Under the terms of the indenture, XL Capital will be discharged from any and all obligations in respect of the subordinate deferrable interest debentures of any series (except in each case for certain obligations to register the transfer or exchange of subordinated deferrable interest debentures, replace stolen, lost or mutilated subordinated deferrable interest debentures, maintain paying agencies and hold moneys for payment in trust) if either (1) all subordinated deferrable interest debentures of such series previously authenticated and delivered have been delivered to the trustee for cancellation (subject to certain provisions of the indenture), or (2) XL Capital deposits with the subordinated debt trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the subordinated deferrable interest debentures of such series on the dates such payments are due in accordance with the terms of such subordinated deferrable interest debentures.

  Governing Law

            The indenture and the subordinated deferrable interest debentures are governed by, and construed in accordance with, the laws of the State of New York.

  Information Concerning the Subordinated Debt Trustee

            The subordinated debt trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the indenture or any supplemental indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the subordinated debt trustee is under no obligation to exercise any of the powers vested in it by the indenture or any supplemental indenture at the request of any holder of subordinated deferrable interest debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might by incurred thereby. The subordinated debt trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the subordinated debt trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

            XL Capital and certain of its affiliates maintain a deposit account and banking relationship with the subordinated debt trustee. The subordinated debt trustee serves as trustee under other indentures pursuant to which unsecured debt securities of XL Capital are outstanding.

  Miscellaneous

            XL Capital will have the right at all times to assign any of its rights or obligations under the indenture or any supplemental indenture to a direct or indirect wholly-owned subsidiary of XL Capital; provided, however, that in the event of any such assignment, XL Capital will remain liable for all of its obligations thereunder. Subject to the foregoing, the indenture and any supplemental indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

  PLAN OF DISTRIBUTION

            XL Capital, XL Capital Finance (Europe) plc and the trusts may sell the securities in any of three ways: (1) through underwriters or dealers; (2) directly to a limited number of institutional purchasers or to a single purchaser; or (3) through agents. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act.

            To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell our ordinary shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares sold will be sold at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

            Underwriters or agents in any distribution relating to an at-the-market offering of the securities will be named in the relevant prospectus supplement.

            In the event that an underwriter or agent acts as principal, or a broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

            Offers to purchase the securities offered by this prospectus may be solicited, and sales of those securities may be made, directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

            In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

            In addition, we may enter into derivative or other hedging transactions with financial institutions or other third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. These financial institutions or third parties may in turn engage in sales of the securities covered by this prospectus to hedge their position, deliver this prospectus in connection with some or all of those sales and use the securities covered by this prospectus to close out any short position created in connection with those sales. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by or borrowed from us or others to settle such sales or to close out any related open borrowings of securities and may use securities received from us in settlement of those derivatives to close out any related borrowings of shares and to close out any related short positions. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We may also loan, pledge or grant a security interest in some or all of the securities covered by this prospectus and the applicable prospectus supplement to third parties to support a derivative or hedging position or other obligation, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

            We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

            Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals for their own accounts or as agents for us and/or the applicable trust. Any such remarketing firm will be identified and the terms of its agreements, if any, with us and/or the applicable trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed by them.

            The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to XL Capital, XL Finance (Europe) plc and/or the applicable trusts from such sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	the public offering price; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

            If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

            The securities may be sold directly by XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts or through agents designated by XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by XL Capital, XL Capital Finance (Europe) plc or the applicable trusts to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

            If dealers are utilized in the sale of any securities, XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

            Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as XL Capital’s, XL Capital Finance (Europe) plc’s or the applicable trust’s agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with XL Capital, XL Capital Finance (Europe) plc or the applicable trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

            If so indicated in the applicable prospectus supplement, XL Capital, XL Capital Finance (Europe) plc or the applicable trust will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from XL Capital, XL Capital Finance (Europe) plc or the applicable trust at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

            Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

            Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with XL Capital, XL Capital Finance (Europe) plc or the applicable trusts to indemnification by XL Capital, XL Capital Finance (Europe) plc or the applicable trust against certain civil liabilities, including liabilities under the Securities Act or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts in the ordinary course of business.

            Each series of securities will be a new issue and, other than the ordinary shares, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

            Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries (including XL Capital Finance (Europe) plc and the trusts) in the ordinary course of business.

  LEGAL MATTERS

            Certain legal matters with respect to the securities will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to the securities under the laws of the Cayman Islands will be passed upon for us by Appleby Spurling Hunter, Grand Cayman, Cayman Islands. Certain English legal matters will be passed upon for XL Capital Finance (Europe) plc and XL Capital by Slaughter and May, London, England. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon on behalf of the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trusts.

  EXPERTS

            The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of XL Capital Ltd for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

  ENFORCEMENT OF CIVIL LIABILITIES
  UNDER UNITED STATES FEDERAL SECURITIES LAWS

            XL Capital is a Cayman Islands company. XL Capital Finance (Europe) plc is a public limited company under the laws of England and Wales. In addition, some of their respective officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against XL Capital, XL Capital Finance (Europe) plc or them on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. However, investors may serve XL Capital or XL Capital Finance (Europe) plc with process in the United States with respect to actions against it arising out of or in connection with violations of

  United States federal securities laws relating to offers and sales of the securities covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, its United States agent appointed for that purpose.

            XL Capital has been advised by Appleby Spurling Hunter, its Cayman Islands counsel, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the courts of the United States of America (or any political subdivision thereof), a final and conclusive judgment in personam of such courts having competent jurisdiction for a debt or definite sum of money would be recognized and enforced by the courts of the Cayman Islands by originating action on such judgment; provided that the debt or sum of money is not a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other similar penalty; provided, further, that the judgment was obtained without fraud or without breaching the principles of natural justice in the Cayman Islands or in contravention of Cayman Islands public policy. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. There is doubt as to the enforceability in the Cayman Islands, in original actions or in actions for enforcement of judgments of United States Courts, of liabilities predicated upon United States federal securities laws. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement and there are grounds upon which the Cayman Islands courts may choose not to enforce judgments of United States Courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to public policy of the Cayman Islands.

            XL Capital has been advised by Slaughter and May, its English and Welsh counsel, that any final and conclusive judgment for a definite sum of money (provided that such sum is not in respect of taxes, a fine or other penalty) obtained in the courts of the United States of America (or any political subdivision thereof) in any suit, action or proceeding arising out of or in connection with this offering will be recognized in England; provided that:

(A)	the judgment was not obtained by fraud;

(B)	the enforcement of the judgment would not be contrary to English public policy;

(C)	the judgment is not of a public nature;

(D)	the judgment was not obtained in proceedings which were brought in breach of Section 32 of the Civil Jurisdiction and Judgments Act 1982;

(E)	the judgment was not obtained in proceedings contrary to natural justice;

(F)	the judgment is not inconsistent with an English judgment in respect of the same matter;

(G)	the judgment is not for multiple damages (as defined by the Protection of Trading Interests Act 1980);

(H)	enforcement proceedings are instituted within six years after the date of the judgment; and

(I)	the foreign court had jurisdiction according to the English rules on private international law.

  A foreign judgment may be “final and conclusive” though it is subject to appeal.

            An English court may stay proceedings if concurrent proceedings are being brought elsewhere. There is doubt as to enforceability in England, in original actions or in actions for enforcement of judgments of United States Courts, of liabilities predicated upon United States federal securities laws. There is no treaty in effect between the United States and England providing for such enforcement and there are grounds upon which the English courts may choose not to enforce judgments of United States courts.

  29,800,000 Units

  XL Capital Ltd

  7.00% Equity Security Units

  PROSPECTUS SUPPLEMENT

  December 6, 2005

  Goldman, Sachs & Co.
  Citigroup

       JPMorgan
  Merrill Lynch & Co.
  Wachovia Securities

  ABN AMRO Rothschild LLC
  Banc of America Securities LLC
  Barclays Capital
  Deutsche Bank Securities
  HSBC
  KeyBanc Capital Markets
  Lazard Capital Markets
  Lehman Brothers
  UBS Investment Bank